UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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KFORCE INC.

(Name of Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held June 25, 2010

Dear Shareholder:

On Friday, June 25, 2010, Kforce Inc. will hold its 2010 Annual Meeting of Shareholders at Kforce’s corporate headquarters located at 1001 East Palm Avenue, Tampa, Florida 33605. The Board of Directors cordially invites all shareholders to attend the meeting which will begin at 8:00 a.m., Eastern Time.

We are holding this meeting to:

1.	Elect three Class I directors to hold office for a three-year term expiring in 2013;

2.	Ratify the appointment of Deloitte & Touche LLP as Kforce’s independent registered public accountants for the fiscal year ending December 31, 2010;

3.	Approve an amendment to increase the number of shares authorized to be issued under the Kforce Inc. 2006 Stock Incentive Plan by 2,750,000 shares;

4.	Approve the Kforce Inc. 2009 Employee Stock Purchase Plan; and

5.	Attend to other business properly presented at the meeting.

Kforce’s Board of Directors has selected April 22, 2010 as the record date for determining shareholders entitled to vote at the meeting.

The proxy statement, proxy card and Kforce’s 2009 Annual Report to Shareholders are being mailed on or about April 30, 2010. Whether or not you plan to attend the annual meeting, please submit your proxy in any one of the following ways: (1) using the toll-free telephone number shown on the enclosed proxy card, (2) using the Internet website shown on the enclosed proxy card or (3) completing, signing and dating the enclosed proxy card and returning it promptly in the enclosed postage-paid envelope.

If you need further assistance, please contact Kforce Investor Relations at (813) 552-5000.

BY ORDER OF THE BOARD OF DIRECTORS

Joseph J. Liberatore
Corporate Secretary

Tampa, Florida

April 30, 2010

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on June 25, 2010

This proxy statement and our 2009 Annual Report to Stockholders are available at

http://investor.kforce.com/annuals.cfm.

QUESTIONS AND ANSWERS

Q:	Why did you send me this proxy statement?

A:	We sent you this proxy statement and the enclosed proxy card because Kforce’s Board of Directors (the “Board”) is soliciting your proxy on behalf of Kforce to vote your shares at the 2010 Annual Meeting of Shareholders (the “Annual Meeting”). This proxy statement summarizes information that we are required to provide to you under the rules of the Securities and Exchange Commission (the “SEC”) and which is designed to assist you in voting.

Q:	When is the Annual Meeting and where will it be held?

A:	The Annual Meeting will be held on Friday, June 25, 2010, at 8:00 a.m., Eastern Time, at Kforce’s corporate headquarters located at 1001 East Palm Avenue, Tampa, Florida 33605.

Q:	What may I vote on?

A:	You may vote on the following proposals:

•	The election of three Class I directors to hold office for a three-year term expiring in 2013;

•	The ratification of the appointment of Deloitte & Touche LLP as Kforce’s independent registered public accountants for the fiscal year ending December 31, 2010;

•	The approval of an amendment to increase the number of shares authorized to be issued under the Kforce Inc. 2006 Stock Incentive Plan by 2,750,000 shares; and

•	The approval of Kforce Inc.’s 2009 Employee Stock Purchase Plan.

Q:	How does Kforce’s Board recommend I vote on the proposals?

A:	The Board recommends a vote FOR each of the proposals.

Q:	Who is entitled to vote?

A:	Only those who owned Kforce common stock (the “Common Stock”) at the close of business on April 22, 2010 (the “Record Date”) are entitled to vote at the Annual Meeting.

Q:	How do I vote?

A:	You may vote your shares either in person or by proxy. Whether you plan to attend the meeting and vote in person or not, we urge you to submit your proxy by: (1) using the toll-free telephone number shown on the enclosed proxy card; (2) using the Internet website shown on the enclosed proxy card; or (3) completing the enclosed proxy card and returning it promptly in the enclosed postage-paid envelope. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR each of the proposals.

Shareholders voting via the Internet should understand that there might be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which the shareholder must bear.

Q:	Can I change my vote?

A:	You have the right to change your vote at any time before the meeting by:

(1)	Notifying Kforce’s Corporate Secretary, Joseph J. Liberatore, in writing at the address listed below that you have revoked your proxy;

(2)	Voting in person;

(3)	Returning a later-dated proxy card;

(4)	Voting through the Internet at http://www.investorvote.com at a later date; or

(5)	Voting through the toll-free telephone number by calling 1-800-652-VOTE (8683) at a later date.

Q:	How many shares can vote?

A:	As of the Record Date, 39,560,841 shares of Common Stock were outstanding. Every holder of Common Stock is entitled to one vote for each share held.

Q:	What is a “quorum”?

A:	A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum at a meeting of shareholders. There must be a quorum for the meeting to be held. If you submit a properly executed proxy card, even if you abstain from voting, then you will be considered part of the quorum. Abstentions, however, are not counted in the tally of votes FOR or AGAINST a proposal. If a broker, bank, custodian, nominee or other record holder of Common Stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, the shares held by that record holder (referred to as “broker non-votes”) will also be counted as present and considered part of a quorum but will not be counted in the tally of votes FOR or AGAINST a proposal.

Q:	What is the required vote for the proposals to pass assuming that a quorum is present at the Annual Meeting?

A:	Proposal 1:	In order to pass, this proposal must receive a plurality of the votes cast at a meeting.
	Proposals 2, 3 and 4:	In order to pass, each of these proposals must receive the affirmative vote of a majority of the shares entitled to vote on the matter. An abstention is considered as present and entitled to vote. Because each of Proposals 2, 3 and 4 requires the affirmative vote of a majority of the shares entitled to vote on the Proposal, an abstention will have the effect of a vote against each of Proposals 2, 3 and 4. A broker non-vote, on the other hand, is not considered “entitled to vote.” Therefore, broker non-votes will not have an effect on Proposals 2, 3 and 4.

Q:	How will voting on any other business be conducted?

A:	Although we do not know of any business to be considered at the Annual Meeting other than the proposals described in this proxy statement, if any other business is properly presented at the Annual Meeting, your signed proxy card gives authority to Joseph J. Liberatore, Kforce’s Executive Vice President, Chief Financial Officer and Corporate Secretary and Michael Blackman, Kforce’s Chief Corporate Development Officer, or either of them, to vote on such matters at their discretion.

Q:	How are my shares voted if I submit a proxy but do not specify how I want to vote?

A:	If you submit a properly executed proxy card or complete the telephone or Internet voting procedures but do not specify how you want to vote, your shares will be voted FOR the election of each of the nominees for director, FOR the ratification of the appointment of Deloitte & Touche LLP as Kforce’s independent registered accountants for the fiscal year ending December 31, 2010, FOR the approval of an amendment to increase the number of shares authorized to be issued under the Kforce Inc. 2006 Stock Incentive Plan by 2,750,000 shares, FOR the approval of Kforce Inc.’s 2009 Employee Stock Purchase Plan and in the discretion of the persons named as proxies on all other matters that may be brought before the meeting.

Q:	How do I vote using the telephone or the Internet?

A:	For Shares Directly Registered in the Name of the Shareholder. Shareholders with shares registered directly with Computershare Trust Company, N.A. (“Computershare”), Kforce’s transfer agent, may vote on the Internet at http://www.investorvote.com. The voter will be required to provide the Control Number contained on the voter’s proxy card. After providing the correct Control Number, the voter will be asked to complete an electronic proxy card. The votes will be generated on the computer screen and the voter will be prompted to submit or revise them as desired. Votes submitted via the Internet by a registered shareholder must be received by 11:59 p.m. (Eastern Time) on June 24, 2010.

For Shares Registered in the Name of a Bank or Brokerage. A number of brokerage firms and banks are participating in a program for shares held in “street name” that offers Internet voting options. This program is different from the program provided by Computershare for shares registered in the name of the shareholder. If your shares are held in an account at a brokerage firm or bank participating in the street name program, you may have already been offered the opportunity to elect to vote using the Internet. Votes submitted via the Internet through the street name program must be received by 11:59 p.m. (Eastern Time) on June 24, 2010.

Shareholders voting via the Internet should understand that there might be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which the shareholder must bear.

Shareholders eligible to vote at the Annual Meeting, using a touch-tone telephone, may also vote by calling (toll free) 1-800- 652-VOTE (8683) and following the recorded instructions.

Please note that the method of voting used will not affect your right to vote in person should you decide to attend the Annual Meeting. Also, please be aware that Kforce is not involved in the operation of either of these Internet voting procedures and cannot take responsibility for any access or Internet service interruptions that may occur or any inaccuracies, or erroneous or incomplete information that may appear.

Q:	Who will count the vote?

A:	A representative of Computershare, an independent tabulator, will count the vote and act as the inspector of election.

Q:	When are the shareholder proposals for the next Annual Meeting of Shareholders due?

A:	All shareholder proposals to be considered for inclusion in next year’s proxy statement must be submitted in writing to Joseph J. Liberatore, Corporate Secretary, Kforce Inc., 1001 East Palm Avenue, Tampa, Florida 33605, by December 30, 2010. In addition, the proxy solicited by the Board for the 2011 Annual Meeting of Shareholders will confer discretionary authority to vote on any shareholder proposal presented at that meeting, unless we are provided with written notice of such proposal by March 15, 2011.

Q:	Who will pay for this proxy solicitation?

A:	We will pay all the costs of soliciting these proxies, except for costs associated with individual shareholder use of the Internet and telephone. In addition to mailing proxy solicitation material, our directors and employees may solicit proxies in person, by telephone or by other electronic means of communication. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our shareholders.

Q:	What is the complete mailing address, including ZIP Code, of Kforce’s principal executive office?

A:	Kforce’s principal executive office is located at 1001 East Palm Avenue, Tampa, Florida 33605.

PROPOSAL 1. ELECTION OF DIRECTORS

The Board has ten directors who are divided into three classes serving staggered three-year terms. The classes relate to the director’s term of office. At each annual meeting of shareholders, the successors to the directors whose terms expire at that meeting are elected for terms expiring at the third annual meeting after their election by the shareholders. At the Annual Meeting, you and the other shareholders will vote for the election of three individuals, which are identified below, to serve as Class I directors for a three-year term expiring at the 2013 Annual Meeting of Shareholders. All of the nominees are currently directors of Kforce, elected by the shareholders. Pursuant to the marketplace rules of The NASDAQ Stock Market (the “NASDAQ Rules”) and the laws and regulations of the SEC (the “SEC Rules”), the Board determined that Ms. Rosen and Mr. Struzziero are independent while Mr. Sutter is not independent.

The individuals named as proxies will vote the enclosed proxy for the election of the individuals nominated by the Board unless you direct them to withhold your votes. If any nominee becomes unable or unwilling to stand for election, the Board may reduce its size or designate a substitute. If a substitute is designated, proxies voting for the original nominee will be cast for the substituted nominee.

The biographies of each of the nominees and continuing directors below contains information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nomination Committee and the Board to determine that the person should serve as a director of Kforce.

Nominees for Election, Class I Directors

Terms Expire in 2010

Elaine D. Rosen, 57, has served as a director of Kforce since June 2003. Ms. Rosen has served as a director of Assurant, Inc., a publicly traded corporation, and a provider of specialized insurance and insurance-related products and services since March 1, 2009. Ms. Rosen has also served as the Chair of the Board of The Kresge Foundation since January 2007. Ms. Rosen serves as trustee or director of several non-profit organizations, is the Chair of the Board of Preble Street, a homeless collaborative in Portland, Maine and is a trustee of the Foundation for Maine’s Community Colleges. She is also a director of Downeast Energy Corp., a privately-held company that provides heating products and building supplies. From 1975 to March 2001, Ms. Rosen held a number of positions with Unum Life Insurance Company of America, including President.

Ms. Rosen has extensive experience as a senior executive in the insurance industry and as a director of companies, as well as substantial experience with charitable organizations, particularly as the Chair of the Board of one of the largest private foundations in the country. Through this background, as well as her experience as Chair of the Compensation Committee, she has considerable expertise in, among other things, executive compensation issues, a subject area that is undergoing dynamic change.

Ralph E. Struzziero, 65, has served as a director of Kforce since October 2000. Since 1995, Mr. Struzziero has operated an independent business consulting practice. In addition, he served as an adjunct professor at the University of Southern Maine from 1997 to 2006. Mr. Struzziero previously served as Chairman (1990-1994) and President (1980-1994) of Romac & Associates, Inc., one of Kforce’s predecessors. Mr. Struzziero is also currently a director of Automobile Club of Southern California, a travel club and property and casualty insurer in California, AAA of Northern New England, a travel club serving Maine, New Hampshire and Vermont, and Downeast Energy Corp, a provider of heating products and building supplies.

Mr. Struzziero has extensive experience in the staffing industry generally and, in particular, with predecessors to Kforce. The Board believes this gives Mr. Struzziero, in his capacity as lead independent director, a unique insight among the non-employee directors relating to Kforce’s business and operations.

Howard W. Sutter, 61, has served as a director of Kforce since its formation in 1994. Mr. Sutter has served as a Vice Chairman since 2005, and oversees mergers and acquisitions. Prior to August 1994, Mr. Sutter served as Vice President of Romac-FMA (1984-1994), and Division President of Romac-FMA’s South Florida location (1982-1994).

Mr. Sutter has led Kforce’s mergers and acquisitions efforts for the past 16 years and, over this time, has led the effort on a significant number of acquisitions, including those of two public companies. The Board believes that Mr. Sutter’s knowledge of the staffing industry and more specifically the mergers and acquisition market brings an important expertise to the Board. Mr. Sutter also has extensive experience in staffing operations.

Continuing Directors, Class II Directors

Terms Expire in 2011

John N. Allred, 63, has served as a director of Kforce since April 1998. Mr. Allred has served as President of A.R.G., Inc., a provider of temporary and permanent physicians located in the Kansas City area since January 1994. Mr. Allred was a director at Source Services Corporation (“Source”) prior to its merger with Kforce in 1998 and served in various capacities with Source from 1976 to 1993 including Vice President (1987-1993), Regional Vice President (1983-1987) and Kansas City Branch Manager (1976-1983).

Mr. Allred has extensive experience in the staffing industry. He is particularly knowledgeable in the area of healthcare, which is an important part of Kforce’s business. His staffing industry experience (other than his directorship in Kforce) is with companies other than Kforce, which allows him to address operational issues with a different perspective.

Richard M. Cocchiaro, 55, has served as a director of Kforce since its formation in August 1994. He has served as a Vice Chairman since 2004. Previously, Mr. Cocchiaro served as Vice President of Strategic Accounts for Kforce (2000–2004), Vice President of Strategic Alliances for Kforce.com Interactive (1999) and National Director of Strategic Solutions within Kforce’s emerging technologies group (1994-1999).

Mr. Cocchiaro has extensive experience in Kforce’s field operations in the Southeast, Midwest and Northeast, bringing an important perspective to the Board. He has served in numerous leadership roles within Kforce including, among others, the financial services group, the emerging technologies group, strategic alliances, national accounts and most recently leading the customer first loyalty program.

A. Gordon Tunstall, 65, has served as a director of Kforce since October 1995. He is the founder, and for more than 25 years has served as President, of Tunstall Consulting, Inc., a provider of strategic consulting and financial planning services. Mr. Tunstall previously served as a director for JLM Industries, Inc., Orthodontics Center of America, Inc., Discount Auto Parts, Inc., Advanced Lighting Technologies Inc., Horizon Medical Products Inc. and L.A.T. Sportswear.

Mr. Tunstall provides the Board a unique point of view regarding strategy, given his background as a successful strategic consultant for over 25 years advising a large number of companies in a variety of industries. He also qualifies as an Audit Committee financial expert and stands willing to assume this role if for any reason the current Audit Committee financial expert ceases to serve on the Board.

Continuing Directors, Class III Directors

Terms Expire in 2012

W. R. Carey, Jr., 62, has served as a director of Kforce since October 1995. He is currently the Chairman and Chief Executive Officer of Corporate Resource Development, Inc., an Atlanta, Georgia based sales and marketing consulting and training firm which began in 1981 and assists some of America’s largest firms in design, development, and implementation of strategic and tactical product marketing. Mr. Carey is the National Chairman of the Council of Growing Companies and has served on the Board of Directors of Lime Energy Corp. since March 2006. Mr. Carey previously served on the Board of Directors of Outback Steakhouse, Inc. from 1992 to June 2007.

Mr. Carey has had valuable experience on several significant boards and is a noted author and speaker. He also has a nationally recognized expertise in sustainability, a subject of significant importance to Kforce, its clients and to the market generally.

David L. Dunkel, 56, has served as Kforce’s Chairman, Chief Executive Officer and a director since its formation in 1994. Prior to August 1994, he served as President and Chief Executive Officer of Romac-FMA, one of Kforce’s predecessors, for 14 years. In addition to the significant value that Mr. Dunkel brings to Kforce, we believe it is customary for the Chief Executive Officer to be a member of the Board of Directors.

Mark F. Furlong, 53, has served as a director of Kforce since July 2001. He currently serves as the CEO of Marshall & Ilsley Corporation (since April 2007) and has served as President of Marshall & Ilsley Corporation since July 2004. He also served as Chief Financial Officer of Marshall & Ilsley Corporation from April 2001 to October 2004. Mr. Furlong’s prior experience also includes service as an audit partner with Deloitte & Touche LLP.

Mr. Furlong is the president and Chief Executive Officer of a major financial institution, a former audit partner with a major accounting firm and the Audit Committee financial expert. Kforce believes his considerable expertise brings unique insight to the Board concerning banking issues, in addition to his overall management and financial expertise.

Patrick D. Moneymaker, 63, has served as a director of Kforce since July 2008. Since July 2008, he has served as President and CEO of Proxy Aviation Systems. He served as the CEO of Kforce Government Holdings, Inc. (“KGH”), a wholly-owned subsidiary of Kforce Inc., from September 2006 to July 2008, and also served as a director of Kforce from June 2005 to September 2006. Prior to his role as CEO of KGH, Mr. Moneymaker served as the CEO, Operating Officer and President of Ocean Systems Engineering Corporation (“OSEC”), a privately held company based in Carlsbad, California from October 1998 until OSEC’s sale in May 2006. From 1968-1998, Mr. Moneymaker was an officer in the United States Navy, ultimately achieving the rank of Rear Admiral. Prior to rising to the rank of Rear Admiral, he served as Navy Director of Space and Information Warfare and served at U.S. Strategic Command and as commander at the Naval Space Command.

Mr. Moneymaker brings extensive governmental expertise to the Board, an area that Kforce has targeted as a significant growth area and is the current Chief Executive Officer of a federal government contractor. Kforce believes that his experience in the United States Navy is important in understanding the military culture, given that many of its executives at all levels are former military officers and that Kforce actively recruits military officers for its operations.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES FOR ELECTION AS DIRECTOR.

CORPORATE GOVERNANCE

The Board of Directors

The Board’s primary functions are to:

•	Oversee management performance on behalf of our shareholders;

•	Advocate on behalf of the long-term interests of our shareholders;

•	Monitor adherence to Kforce’s established procedures, standards and policies;

•	Be actively involved in the oversight of risk that could affect Kforce;

•	Promote the exercise of sound corporate governance; and

•	Carry out other duties and responsibilities as may be required by state and federal laws.

Board Meetings

During 2009, the Board held four meetings and Committees of the Board held a total of 18 meetings. All directors attended at least 95% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all Committees of the Board on which each such director served.

Board Leadership Structure

The Board of Directors believes that Mr. Dunkel’s service as both Chairman of the Board and CEO is in the best interest of Kforce and its shareholders. Given Mr. Dunkel’s experience and understanding of the professional staffing industry and the issues, opportunities and challenges facing Kforce and its businesses, the Board believes Mr. Dunkel is best positioned to develop agendas that ensure that the Board’s time and attention are focused on the most critical matters. The Board believes that Mr. Dunkel is a strong and effective leader and that Kforce has been well served by the combination of the two roles since its initial public offering in 1994. The Board believes the grant of this dual role signals its confidence in the leadership abilities of Mr. Dunkel, reduces information costs, ensures clear accountability and promotes efficient decision making. The Board also believes that any negative aspects of Mr. Dunkel’s dual role are mitigated by the role of Mr. Struzziero as Chair of the Corporate Governance Committee and lead independent director. Mr. Struzziero serves as a key additional communication point for the independent directors with Mr. Dunkel relating to any concerns raised in the meetings of the independent directors (which occur no less frequently than once a calendar quarter). He also addresses agenda items with Mr. Dunkel. The Board considers Mr. Struzziero to be very effective in this role.

Board’s Role in Risk Management

The Board takes an active role with respect to risk management activities of Kforce and believes that it is effective in its role. This oversight is conducted primarily through committees of the Board, as disclosed in the descriptions of each of the committees below and in the charters of each of the committees, but the full Board has retained responsibility for general oversight of risks. The Board accumulates and assesses information regarding risk management on a regular basis.

The Board carries out this responsibility through committee reports as well as through regular reports directly from officers of Kforce that are responsible for oversight of the various risks within Kforce. A few examples of the regular reports are: (i) an executive summary that includes, among other items, a risk factors section; (ii) Kforce’s financial and operational status; (iii) management’s thoughts on the current state of the capital markets and macro-economic environment; (iv) management’s thoughts on the current state of the staffing industry; (v) corporate development activities; (vi) litigation; and (vii) other activities that may arise from time to time, which require reporting to the Board.

Also at each regularly-scheduled quarterly meeting of the Board, updates are provided by each of the Audit Committee, Compensation Committee, Nomination Committee and Corporate Governance Committee. The committee reports are meant to summarize committee activities and bring any necessary items to the attention of the full Board. In addition, Kforce’s Internal Assurance Services (IAS) team sets forth a comprehensive internal audit plan, which is approved on an annual basis by the Audit Committee. This plan is formulated based on IAS’s assessment of risk within Kforce, which is partly based on discussions with Kforce’s officers, directors and other key personnel as well as the results of their previous operational and financial audits.

In addition, on a monthly basis, the Board receives a financial update from management along with a description of certain significant events and risk factors that have occurred in each period as well as any other necessary items requiring the attention of the full Board.

Board Diversity

Kforce believes the backgrounds and experiences of its directors are diverse and enable it to achieve a healthy mix of different perspectives on the Board. Although Kforce has not adopted any formal diversity policy, it believes its Nomination Committee has been successful in crafting a desirable mix of skill sets and backgrounds on the Board. Various Board members have significant expertise in fields such as banking, healthcare, government contracting, investment banking/strategic advisory, insurance, executive compensation, and sustainability, as well as staffing. Kforce has two individuals who qualify as audit committee financial experts, as well as two individuals with extensive military experience, bringing important points of view and skills to the Board. The Nomination Committee periodically reviews the composition of the Board and examines its functionality, in order to ensure the Board has a well functioning mix of diverse backgrounds and expertise.

Committees of the Board

The Board considers all major decisions. The Board, however, has established the following five standing committees so that certain important areas can be addressed in more depth than may be possible in a full Board meeting: an Audit Committee, a Compensation Committee, a Corporate Governance Committee, a Nomination Committee and an Executive Committee. The written charters of the Audit Committee, Compensation Committee and Nomination Committee adopted by the Board are available on the Investor Relations section of our website at http://www.kforce.com.

The following table describes the current members of each of the Committees and the number of meetings held during 2009.

	AUDIT	COMPENSATION	CORPORATE GOVERNANCE	NOMINATION	EXECUTIVE
John N. Allred *	X		X	X
W.R. Carey, Jr. *	X	X	X	Chair
Richard M. Cocchiaro **					X
David L. Dunkel **					Chair
Mark F. Furlong *	Chair	X	X
Patrick D. Moneymaker **					X
Elaine D. Rosen *		Chair	X	X
Ralph E. Struzziero *		X	Chair
Howard W. Sutter **					X
A. Gordon Tunstall *			X		X
Number of Meetings	5	4	4	5	0

*	The Board has determined that these members are independent pursuant to NASDAQ and SEC Rules.
**	The Board has determined that these members are not independent pursuant to NASDAQ and SEC Rules.

Audit Committee

The Audit Committee is a separately designated standing committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of our accounting and reporting practices and such other duties as directed by the Board. In discharging this oversight role, the Audit Committee is empowered to investigate any matter brought to its attention, with full access to all books, records, facilities and personnel of Kforce, and the power to retain outside counsel or other experts for this purpose. The Audit Committee has the sole responsibility for the selection, compensation, oversight and termination of the independent auditors who audit our financial statements. In carrying out its responsibilities, the Audit Committee selects, provides for the compensation of, and oversees the work of the independent auditors; pre-approves the fees, terms, and services under all audit and non-audit engagements; reviews the performance of the independent auditors; and monitors and periodically reviews the independence of the independent auditors by obtaining and reviewing a report from the independent auditors at least annually regarding all relationships between the independent auditors and Kforce.

Other responsibilities of the Audit Committee include: reviewing with the internal auditors and the independent auditors their respective annual audit plans, staffing, reports, and the results of their audits; reviewing with management and the independent auditors Kforce’s annual and quarterly financial results, financial statements and results of the independent auditors’ reviews of such financial information; reviewing with the independent auditors any matters of significant disagreement between management and the independent auditors and any other problems or difficulties encountered during the course of the audit and management’s response to such disagreements, problems, or difficulties; conferring with the independent auditors with regard to the adequacy of internal accounting controls; and reviewing with the independent auditors (a) all critical accounting policies and practices, (b) all alternative treatments of financial accounting and disclosures within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors, and (c) other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences as well as meeting with the independent auditors in executive session to discuss any other matters that the independent auditors believe should be discussed privately.

The Audit Committee also oversees Kforce’s internal audit function and compliance with procedures for the receipt, retention and treatment of complaints received by Kforce regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission of concerns regarding accounting or auditing matters.

Each member of the Audit Committee is independent within the meaning of NASDAQ Rules and SEC Rules. The Board has determined that Mr. Furlong is an “audit committee financial expert,” as defined by SEC Rules. The Audit Committee’s responsibilities are more fully set forth in its written charter.

Compensation Committee

The Compensation Committee reviews overall compensation and employee benefit policies and practices; reviews and recommends to the Board the adoption of, or amendments to, stock option, stock-based incentive, or stock purchase plans; approves any grants or awards under any long-term incentive program; and prepares an annual report on our executive compensation policies and practices as required by SEC rules. The Compensation Committee may meet in executive sessions (excluding the Chief Executive Officer) from time to time. With regard to issues within its authority, the Compensation Committee has the sole authority to select, retain and terminate legal counsel, accountants, consultants, financial experts and advisors, including, without limitation, a compensation consultant to assist in the evaluation of director and executive officer compensation, and has the sole authority to approve the consultant’s fees and other retention terms. In 2009, the Compensation Committee retained Pearl Meyer & Partners (“PM&P”), an independent executive compensation consultant; to review the Compensation Discussion & Analysis (“CD&A”) contained in the 2009 Proxy Statement and provide input for an amendment to the Kforce Inc. 2006 Stock Incentive Plan.

Each member of the Compensation Committee is independent within the meaning of NASDAQ Rules and SEC Rules. The Compensation Committee’s responsibilities are more fully set forth in its written charter.

Corporate Governance Committee

The purpose of the Corporate Governance Committee is to encourage and enhance communication among independent directors. Each member of the Corporate Governance Committee is independent within the meaning of NASDAQ Rules and SEC Rules, and each member of the Board who is independent within the meaning of these rules serves on the Corporate Governance Committee. This Committee is designed to fulfill the requirements of NASDAQ Rule 5605(b)(2). The Chair of the Corporate Governance Committee serves as the lead independent director.

Nomination Committee

The Nomination Committee makes recommendations to the Board regarding the size and composition of the Board. The Nomination Committee establishes procedures for the nomination process, recommends candidates for election to our Board and nominates officers for election by the Board.

As set forth in the general guidelines established pursuant to its charter, the Nomination Committee strives for directors who will: (a) bring to the Board a variety of experience and backgrounds; (b) bring substantial senior management experience, financial expertise and such other skills that would enhance the Board’s effectiveness; and (c) represent the balanced, best interests of our shareholders as a whole and the interests of our stakeholders, as appropriate, rather than special interest groups or constituencies. In selecting nominees, the Nomination Committee assesses independence, character and integrity, potential conflicts of interest, experience, and the willingness to devote sufficient time to carrying out the responsibilities of a director. The Nomination Committee has the authority to retain a search firm to be used to identify director candidates and to approve the search firm’s fees and other retention terms. The Nomination Committee has not established “minimum qualifications” for director nominees because it is the view of the Nomination Committee that the establishment of rigid “minimum qualifications” might preclude the consideration of otherwise desirable candidates for election to the Board.

The Nomination Committee will consider nominees for the Board that are proposed by our shareholders. The same identifying and evaluating procedures apply to all candidates for director nomination, including candidates submitted by shareholders. Any shareholder who wishes to recommend a prospective nominee for the Board, for the Nomination Committee’s consideration, may do so by giving the candidate’s name and qualifications in writing to Joseph J. Liberatore, Corporate Secretary, Kforce Inc., 1001 East Palm Avenue, Tampa, Florida 33605. Each member of the Nomination Committee is independent within the meaning of the NASDAQ Rules and SEC Rules. The Nomination Committee’s responsibilities are more fully set forth in its written charter.

Executive Committee

The Executive Committee has the authority to act in place of the Board on all matters which would otherwise come before the Board, except for such matters which are required by law or by our Articles of Incorporation or Bylaws to be acted upon exclusively by the Board.

Code of Ethics and Business Conduct

The Board has adopted a Code of Ethics and Business Conduct that is applicable to all employees of Kforce, including the chief executive officer, chief financial officer and chief accounting officer. The Code of Ethics and Business Conduct is available on the Investor Relations section of our website at http://www.kforce.com.

Communications with the Board

Shareholders may communicate with the full Board or individual directors by submitting such communications in writing to Joseph J. Liberatore, Corporate Secretary, Kforce Inc., 1001 East Palm Avenue, Tampa, Florida 33605. Such communications will be delivered directly to Kforce’s Board.

Director Attendance at Annual Meetings

Kforce has no formal policy on director attendance at the Annual Meeting of Shareholders. Mr. Dunkel, Chairman, attended Kforce’s 2009 Annual Meeting of Shareholders.

Directors’ Compensation

The following table shows the annual compensation of our directors, except Mr. Dunkel, for the fiscal year ended December 31, 2009, which consisted of the following components:

Name (a)	Year (b)	Fees Earned or Paid In Cash (1) (c)	Stock Awards (2) (d)	All Other Compensation (e)		Total (f)
John N. Allred	2009	$58,000	$48,700	$0		$106,700
W.R. Carey, Jr.	2009	$71,000	$48,700	$0		$119,700
Richard M. Cocchiaro	2009	—	—	$203,811	(3)	$203,811
Mark F. Furlong	2009	$68,000	$48,700	$0		$116,700
Patrick D. Moneymaker	2009	$36,600	$48,700	$0		$85,300
Elaine D. Rosen	2009	$65,500	$48,700	$0		$114,200
Ralph E. Struzziero	2009	$53,000	$48,700	$0		$101,700
Howard W. Sutter	2009	—	—	$434,219	(4)	$434,219
A. Gordon Tunstall	2009	$38,000	$48,700	$0		$86,700

(1)	Fees earned or paid in cash consist of an annual retainer for each board member of $20,000 and meeting fees for each board or committee meeting attended of $2,000. Fees earned or paid in cash also include annual retainers for each committee chairperson, as follows: $10,000 paid to Mark F. Furlong for his service as Audit Committee Chair, $7,500 paid to Elaine D. Rosen for her service as Compensation Committee Chair, $5,000 paid to W.R. Carey, Jr. for his service as Nominating Committee Chair and $5,000 paid to Ralph E. Struzziero for his service as Governance Committee Chair. Messrs. Cocchiaro and Sutter are not compensated for their service on the Executive Committee of the Board, which did not meet during 2009.
(2)	During the year ended December 31, 2009, Kforce granted 5,000 restricted stock awards as a long-term incentive to each member of the Board except for Messrs. Cocchiaro and Sutter. The closing stock price on the date of grant was $9.74. The amounts in this column represent the aggregate grant date fair value of the awards.
(3)	Mr. Cocchiaro is employed by us and his compensation in 2009 consisted of the following items: $155,000 in base salary, $40,000 in bonus and $8,811 in matching contributions made by Kforce in 2009 attributable to defined contribution plans. Mr. Cocchiaro is not compensated for his service on the Board.
(4)	Mr. Sutter is employed by us and his compensation in 2009 consisted of the following items: $200,000 in base salary, $222,500 in bonus and $11,719 in matching contributions made by Kforce in 2009 attributable to defined contribution plans. Mr. Sutter is not compensated for his service on the Board.

The following table shows the aggregate number of stock awards and options to purchase Kforce stock held by our non-employee directors at December 31, 2009:

Name	Aggregate Number of Stock Awards Held	Aggregate Number of Unexercised Options Held
John N. Allred	5,000	32,623
W.R. Carey, Jr.	5,000	42,093
Mark F. Furlong	5,000	20,000
Patrick D. Moneymaker	5,000	10,000
Elaine D. Rosen	5,000	25,000
Ralph E. Struzziero	5,000	29,464
A. Gordon Tunstall	5,000	27,768

*	The beneficial ownership of common shares as of the record date for each of our directors is presented below under the heading of “Beneficial Ownership of Common Stock.”

TRANSACTIONS WITH RELATED PERSONS

During 2009, Kforce made payments to a third party, ExecuJet, related to the leasing of aircraft for business-related travel services for certain of our executives in the amount of $319,031. These payments covered customary charges such as flight and fuel charges, and landing fees. An aircraft leased from ExecuJet is partially owned by an entity under the control of our Chairman and Chief Executive Officer, David Dunkel. When the aircraft is not being used by Kforce for business travel or Mr. Dunkel for personal use, ExecuJet has the ability to utilize the aircraft in its chartering operations. Kforce did not pay for Mr. Dunkel’s, or any of its other officers’ or directors’, personal use of the aircraft. The original term of the agreement between ExecuJet and Kforce was for a period of 12 months from its effective date of September 25, 2007 and was renewed for additional 12-month periods. Pursuant to the agreement with ExecuJet, Kforce receives the maximum discount allowable under applicable Federal Aviation Administration regulations for each hour of flight time, which Kforce believes is at below-market rates for the charter of similar aircraft.

Review, Approval or Ratification of Transactions with Related Persons

The Board recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest and may create the appearance that decisions are based on considerations other than the best interests of Kforce and its shareholders. As a result, the Board prefers to avoid related party transactions. However, the Board also recognizes that there are situations where related party transactions may be in, or may not be inconsistent with, the best interests of Kforce and its shareholders. As a result, the Board has placed responsibility to review related party transactions with the Audit Committee, as indicated in the Audit Committee’s charter. The Audit Committee has the authority to approve all related party transactions that Kforce would be required to disclose in accordance with Item 404 of Regulation S-K. This review and approval takes into account whether the transaction is on terms that are consistent with the best interests of Kforce and its shareholders. While the Board does not currently have a written policy in which the Board evidences its policies and procedures regarding the review, approval or ratification of transactions with related persons, it is confident that the Audit Committee adequately reviews and approves, ratifies or denies all related party transactions, and all potential related party transactions, that could possibly be required to be disclosed in accordance with Item 404 of Regulation S-K.

PROPOSAL 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Our consolidated financial statements for the year ended December 31, 2009, have been audited by Deloitte & Touche LLP, independent auditors. The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP, subject to ratification by shareholders, to audit our consolidated financial statements for the fiscal year ending December 31, 2010, to provide review services for each of the quarters in the year then ended, and to perform other appropriate services.

Deloitte & Touche LLP has audited Kforce’s financial statements since the fiscal year ended December 31, 2000. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting in order to respond to appropriate questions and to make any other statement deemed appropriate.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF DELOITTE & TOUCHE LLP TO SERVE AS KFORCE’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010.

Independent Registered Public Accountants—Fee Information

Audit Fees

Fees for audit services totaled $852,707 in 2009 and $1,005,200 in 2008, including fees associated with the annual audit and the review of our financial statements included in our Quarterly Reports on Form 10-Q.

Audit-Related Fees

Fees for audit-related services totaled $65,000 in 2009 and $99,400 in 2008. Audit-related services principally include assurance and related services by the independent auditors that are reasonably related to the performance of the audit or review of our financial statements, or other filings that are not captured under “Audit Fees” above. These services included financial statement audits of our employee benefit plans; consultations as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB, and other regulatory or standard-setting bodies; internal control reviews, including consultation, under Section 404 of the Sarbanes-Oxley Act of 2002; due diligence services and audits and accounting consultations related to acquisitions.

Tax Fees

Fees for tax services, including tax compliance, tax advice and tax planning, to Deloitte & Touche LLP totaled $41,520 in 2009 and $15,700 in 2008.

All Other Fees

No fees for all other services not described were incurred during 2009 or 2008.

The Audit Committee considered whether Deloitte & Touche LLP’s provision of the above non-audit services is compatible with maintaining such firm’s independence and satisfied itself as to Deloitte  & Touche LLP’s independence.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors in order to ensure that the provision of such services does not impair the auditor’s independence. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific limit above which separate pre-approval is required. Management is required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date.

During the fiscal year ended December 31, 2009, 100% of audit-related services were pre-approved by the Audit Committee in accordance with this policy.

AUDIT COMMITTEE REPORT

Kforce Inc.’s Audit Committee is composed of three directors, all of whom the Board has determined to be independent within the meaning of the NASDAQ Rules and SEC Rules. The Audit Committee assists the Board in general oversight of Kforce Inc.’s financial accounting and reporting process, system of internal control and audit process.

Kforce Inc.’s management has primary responsibility for Kforce Inc.’s consolidated financial statements and for maintaining effective internal control over financial reporting. Kforce Inc.’s independent auditors, Deloitte & Touche LLP, are responsible for expressing an opinion on Kforce Inc.’s consolidated financial statements as to whether they present fairly, in all material respects, Kforce Inc.’s financial position, results of operations and cash flows, in conformity with accounting principles generally accepted in the United States of America and an opinion on the effectiveness of Kforce’s internal control over financial reporting based on the criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. This opinion is based on their audits.

In this context, the Audit Committee reports as follows:

1. The Audit Committee has reviewed and discussed the audited consolidated financial statements with Kforce Inc.’s management;

2. The Audit Committee has discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61 (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

3. The Audit Committee has received the written disclosures and the letter from the independent auditors required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the audit committee concerning independence, and has discussed with the independent auditors the independent auditors’ independence; and

4. Based on the review and discussion referred to in the above paragraphs, the Audit Committee recommended to the Board that the audited financial statements be included in Kforce Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, for filing with the SEC. The Audit Committee has also selected Deloitte & Touche LLP, subject to ratification by shareholders, to audit our consolidated financial statements for the year ending December 31, 2010, and to provide review services for each of the quarters in the year ending December 31, 2010.

Submitted by the Audit Committee

Mark F. Furlong (Chairman)

John N. Allred

W.R. Carey, Jr.

The information contained in the above Audit Committee Report shall not be deemed “soliciting material” or “filed” with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into such filings.

BENEFICIAL OWNERSHIP OF COMMON SHARES

Directors and Named Executive Officers

The following table shows the amount of Kforce common shares beneficially owned as of the Record Date by: (a) our NEOs, (b) our directors and (c) all of our directors and executive officers as a group.

	Shares of Kforce Common Shares Beneficially Owned
Name of Individual or Identity of Group	Number (1)(2)(3)(4)	Percent of Class
John N. Allred	40,002	*
W.R. Carey, Jr.	39,464	*
Richard M. Cocchiaro	1,770,305	4.47%
David L. Dunkel	3,352,301	8.35%
Michael L. Ettore	191,376	*
Mark F. Furlong	42,100	*
Joseph J. Liberatore	642,670	1.61%
Randal Marmon	168,027	*
Patrick D. Moneymaker	15,000	*
Elaine D. Rosen	31,000	*
William L. Sanders (5)	1,341,726	3.34%
Ralph E. Struzziero	93,066	*
Howard W. Sutter	1,716,419	4.33%
A. Gordon Tunstall	12,768	*
All directors and executive officers as a group (17 persons)	9,595,805	24.06%

*	Less than 1% of the outstanding common shares
(1)	Includes the number of shares subject to purchase pursuant to currently exercisable options, as follows: Mr. Allred, 20,000; Mr. Carey, 24,464; Mr. Cocchiaro, 10,100; Mr. Dunkel, 340,500; Mr. Furlong, 20,000; Mr. Liberatore, 99,997; Mr. Marmon, 40,000; Mr. Moneymaker, 10,000; Ms. Rosen, 25,000; Mr. Sanders, 182,685; Mr. Struzziero, 24,464; Mr. Sutter, 105,000; and Mr. Tunstall, 7,768.
(2)	Includes 19,000 shares as to which beneficial ownership is disclaimed by Mr. Cocchiaro (shares held by spouse). Also includes 1,643,186 shares as to which voting and/or investment power is shared or controlled by another person and as to which beneficial ownership is not disclaimed, as follows: Mr. Cocchiaro, 34,845 (shares held by mother), 4,575 (shares held by sons), and 55,463 (shares held by Cocchiaro Family Foundation); Mr. Struzziero, 1,987 (shares held by spouse); and Mr. Sutter, 5,000 (shares held by spouse) and 1,541,316 (shares held by Sutter Investments Ltd. of which H.S. Investments, Inc. is the sole general partner).
(3)	Includes the number of shares of restricted stock that are beneficially owned as follows: Mr. Allred, 5,000; Mr. Carey, 5,000; Mr. Dunkel, 572,789; Mr. Ettore, 162,033; Mr. Furlong, 5,000; Mr. Liberatore, 254,902; Mr. Marmon, 123,603; Mr. Moneymaker, 5,000; Ms. Rosen, 5,000; Mr. Sanders, 320,839; Mr. Struzziero, 5,000; Mr. Sutter, 42,113 and Mr. Tunstall, 5,000.
(4)	As of the Record Date, Kforce’s executive officers held a total of 802,289 stock appreciation rights (“SARs”) that are currently vested and exercisable. Upon exercise of a SAR, the holder will receive the number of shares of Kforce’s Common Stock that has a total value which is equivalent to the difference between the exercise price of the SAR and the fair market value of Kforce’s Common Stock on the date of exercise. As of the Record Date, the fair market value of Kforce’s Common Stock (based on its closing sales price on the NASDAQ) was $15.35 per share, which is higher than the exercise price of the vested SARs held by Kforce’s executive officers on the Record Date. As such, this table includes the number of shares subject to vested SARs held by Kforce’s executive officers as follows: Mr. Dunkel, 255,723; Mr. Ettore, 27,504; Mr. Liberatore, 141,378 and Mr. Sanders, 377,684.
(5)	Some of Mr. Sanders’ shares are held in a brokerage account that contains standard margin account language that can be triggered any time if he buys securities on margin. As a result of that arrangement, those shares may be deemed to be pledged.

Owners of More Than 5%

The following table shows the number of common shares held by persons known to Kforce to beneficially own more than 5% of our outstanding shares of Common Stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Lord, Abbett & Company LLC (1) 90 Hudson Street Jersey City, New Jersey 07302	4,345,378	10.98%

T. Rowe Price Associates, Inc. (2) 100 E. Pratt Street Baltimore, Maryland 21202	3,459,056	8.74%

BlackRock, Inc. (3) 40 East 52nd Street New York, New York 10022	2,724,795	6.89%

Fidelity Management and Research Company (4) 82 Devonshire Street Boston, Massachusetts 02109	2,047,700	5.18%

Bank of America Corporation (5) 100 North Tryon Street, Floor 25 Charlotte, North Carolina 28255	2,040,967	5.16%

(1)	Based on Amendment No. 1 to Schedule 13G dated February 12, 2010, in which Lord, Abbett, & Company LLC reported that, as of December 31, 2009, it had sole voting power over 3,895,507 of the shares and sole dispositive power over all 4,345,378 shares.
(2)	Based on Amendment No. 1 to Schedule 13G dated February 12, 2010 in which T. Rowe Price Associates, Inc. reported that, as of December 31, 2009, it had sole voting power over 633,100 of the shares and sole dispositive power over all 3,459,056 shares.
(3)	Based on a Schedule 13G dated January 20, 2010 in which BlackRock, Inc. reported that, as of December 31, 2009, it had sole voting and dispositive power over all 2,724,795 shares.
(4)	Based on a Schedule 13G dated February 12, 2010 in which Fidelity Management and Research Company reported that, as of December 31, 2009, it had sole voting power over none of the shares and sole dispositive power over all 2,047,700 shares.
(5)	Based on Amendment No. 3 to Schedule 13G dated February 2, 2010 in which Bank of America Corporation reported that, as of December 31, 2009, it had shared voting power over 1,435,828 of the shares and shared dispositive power over all 2,040,967 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires Kforce directors, executive officers and persons holding more than 10 percent of our Common Stock to file reports of ownership and changes in ownership of the Common Stock with the SEC. The directors, officers and 10 percent shareholders are required by the SEC regulations to furnish us with copies of all Section 16(a) reports that they file. The SEC has designated specific due dates for these reports and we must identify in this proxy statement those persons who did not file these reports when due.

Based solely on our review of copies of the reports received by us and written representations from certain reporting persons, we believe that all directors, executive officers and persons holding more than 10 percent of our Common Stock were in compliance with their filing requirements during our most recent fiscal year except that Mr. Cocchiaro had two Form 4 filings (related to three transactions) filed late by Kforce, Mr. Sanders had one Form 4 filing (related to two transactions) filed late by Kforce and Mr. Ettore had one Form 4 filing (related to three transactions) filed late by Kforce.

EXECUTIVE OFFICERS

Michael R. Blackman, 55, has served as Kforce’s Chief Corporate Development Officer since December 2009. Prior to his appointment as Chief Corporate Development Officer, Mr. Blackman served as Senior Vice President of Investor Relations from 1999 to 2009 and Director of Selection and Senior Consultant in the healthcare services specialty.

David L. Dunkel, 56, has served as Kforce’s Chairman, Chief Executive Officer and a director since its formation in 1994. Prior to August 1994, he served as President and Chief Executive Officer of Romac-FMA, one of Kforce’s predecessors, for 14 years.

Michael Ettore, 53, has served as Kforce’s Senior Vice President and Chief Services Officer since October 2004. Mr. Ettore joined Kforce in 1999 and has served as the Vice President, Leadership Development and Vice President, Operations. Prior to joining Kforce, Mr. Ettore served in the United States Marine Corps as an Infantry Officer, retiring in 1998, after 24 years of service.

Jeffrey B. Hackman, 31, has served as Kforce’s Chief Accounting Officer and Principal Accounting Officer since February 2009. Prior to his appointment as Chief Accounting Officer, Mr. Hackman served as the SEC Reporting Director from October 2007 to February 2009. Prior to joining Kforce, Mr. Hackman was employed by Grant Thornton LLP as an audit senior manager beginning in September 2002.

David M. Kelly, 44, has served as Kforce’s Senior Vice President, Finance and Accounting since February 2009 and Vice President, Finance since January 2005. Mr. Kelly joined Kforce in 2000 and has served as Chief Accounting Officer from November 2000 to January 2005 and Group Financial Officer from January 2000 to November 2000. Prior to joining Kforce, Mr. Kelly served in various roles that included treasury director, vice president, and controller.

Joseph J. Liberatore, 47, has served as Kforce’s Executive Vice President and Chief Financial Officer since July 2008, Senior Vice President and Chief Financial Officer since October 2004 and Corporate Secretary since February 2007. Prior to his appointment as Chief Financial Officer, Mr. Liberatore had served as Senior Vice President from 2000 to July 2008, Chief Talent Officer from 2000 to 2004 and Chief Sales Officer from September 2000 to August 2001. Mr. Liberatore has served in various roles in Kforce since 1988.

Randal Marmon, 47, has been Chief Customer Development Officer of Kforce since January 2009. Prior to his appointment as Chief Customer Development Officer, Mr. Marmon served as President for the East Region of Kforce from 2004 to 2009. Mr. Marmon has served in various roles at Kforce since he joined Romac International, one of Kforce’s predecessors, in 1992, including as Vice President for Major/National Accounts, Vice President for Strategic Business Relationships, Vice President for Business Development, Market Director and as a staffing consultant.

William L. Sanders, 63, has served as Kforce’s President since October 2004. Mr. Sanders also served as Kforce’s Corporate Secretary from April 1999 to February 2007. Prior to his appointment as President, Mr. Sanders served as Kforce’s Chief Operating Officer from 2002 to 2007 and Senior Vice President from 1999 to 2002. From April 1999 to September 2003, Mr. Sanders also served as Kforce’s Chief Financial Officer. Mr. Sanders’ prior experience also includes serving as a partner with Deloitte & Touche LLP.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction and Background

For purposes of this discussion, Kforce’s named executive officers (“NEOs”) are: David L. Dunkel, William L. Sanders, Joseph J. Liberatore, Michael Ettore and Randal Marmon.

The Compensation Committee (the “Committee”) is responsible for setting Kforce’s compensation principles that serve to guide the design of its executive compensation program. The Committee is also responsible for recommending to the Board the compensation levels of the CEO and for reviewing the compensation levels of certain other senior executives, including the other NEOs, as listed above. In 2009, the Committee utilized an annual assessment performed by management which reviewed and analyzed the executive compensation program for our NEOs. The objective of this assessment was to analyze our executive compensation in relation to the competitive market for similar executive officers using publicly available market data. Specifically, management compared the base salaries as well as the annual and long-term incentive compensation levels for Kforce’s CEO and other NEOs to the competitive market for similar executive talent. Additionally, this assessment analyzed the ongoing competitiveness and effectiveness of Kforce’s executive compensation program in achieving the desired goals and objectives summarized in this CD&A. Also, management retained PM&P in 2009 to review the 2009 proxy statement prior to it being filed with the SEC.

The Committee makes every effort to maintain its independence and objectivity. The Committee may meet in executive session from time to time for discussions or decisions regarding executive compensation. While the Committee receives input from the CEO, President and Chief Financial Officer and discusses compensation with them, the ultimate decision regarding compensation with regard to the CEO is solely at the Committee’s discretion. The CEO is responsible for establishing, and the Committee is responsible for reviewing and approving, the compensation structure for the other NEOs. The Committee is committed to: (i) staying informed of current issues and emerging trends; (ii) ensuring that Kforce’s executive compensation program remains aligned with best practices; and (iii) establishing and maintaining an executive compensation program that is consistent with shareholder interests while providing appropriate incentives to our executives.

Overview

This CD&A provides information regarding the 2009 NEO compensation program and describes the overall objectives of our executive compensation program, each element of our executive compensation program, and the policies underlying our 2009 NEO compensation program, as approved by the Committee. The CD&A contains forward looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion.

Executive Compensation Philosophy and Guiding Principles

Kforce’s executive compensation philosophy is to attract, motivate and retain highly qualified executives who are able to maximize shareholder value. In seeking to carry out this philosophy and employ highly qualified executives, Kforce has embraced certain principles intended to guide compensation design and administrative decisions made by the Board, the Committee and management.

1—Compensation should be directly aligned with performance.

Executive compensation levels should be commensurate with Kforce’s performance and shareholder return. The Committee, however, also recognizes, and considers in determining compensation levels, that disparities may arise between Kforce’s performance and shareholder return at certain times due to, among other factors, market and economic conditions. As a result, Kforce uses different performance measurements in its annual incentive and long-term incentive programs:

•

The annual incentive program uses a combination of earnings per share (“EPS”) and revenue metrics, which may be relative in nature, as performance measurements, in addition to evaluating individual performance and the achievement of individual Management Business Objectives (“MBOs”). The Committee and Kforce management believe these are profitable growth measures that will increase long-term shareholder value. For each measure of the annual incentive program, incentive awards can be at, above or below target levels based on actual–versus–planned results, with no payments made if performance does not meet a minimum threshold level. Each award for the CEO is subject to discretion of the Committee and each award for the other NEOs is subject to similar discretion by the CEO depending upon final results and circumstances.

•	Long-term incentive awards are tied directly to stock price performance.

2—Pay opportunities and program design should be competitive with market practice.

The Committee believes that Kforce’s compensation programs should provide superior cash and equity incentives to attract, motivate and retain executive officers and to adequately compete with public and private companies. The Committee believes Kforce’s compensation program achieves this result. Attracting and retaining key management talent is critical to the success of a staffing firm in which people represent the true “assets” of such a company. Understanding competitive market pay levels is essential to hiring and retaining qualified executives. It also is important to be knowledgeable of best practices and how comparable organizations compensate their executives.

The Committee also takes into account Kforce’s complex operating model that we believe is unique within an industry populated by many single-service private firms owned by entrepreneurial individuals and firms financed by private-equity firms, which represent our most effective competition in many markets. Large financial rewards are frequently generated for owners of these private companies and knowledge gained from Kforce’s past acquisitions has led to a need to take into account such philosophies of superior pay for superior performance in order for our executive compensation program to remain competitive with the programs of these private companies.

The Committee reviews compensation data from several independent sources to determine whether Kforce’s executive compensation program continues to be competitive. Kforce’s competitive market for executive talent is primarily staffing organizations; however, the Committee also reviews pay data for other comparably sized professional service organizations because Kforce generally requires skills from a more varied set of backgrounds. Total pay levels for NEOs are targeted between the 50th percentile (median) and the 75th percentile of the industry average for similar executives when targeted performance goals are achieved, though payouts for superior performance may exceed these levels. The Committee believes that targeting our executive compensation at or above the median is critical to the successful retention of our NEOs and provides a significant incentive to our NEOs to exceed targeted performance. In addition, as further discussed in the paragraph below, the Committee believes our executive compensation program is aligned with our shareholders’ interests by providing a high degree of variability based on measurable performance criteria.

3—Share ownership should be promoted.

The Committee believes that Kforce’s executives should have a personal financial stake directly aligned with the interests of Kforce’s shareholders. As a result, long-term equity incentives, including stock options, SARs, performance accelerated restricted stock (“PARS”) and full-value awards such as restricted stock, are included in Kforce’s executive compensation program. Executives can also increase their equity ownership levels by receiving stock in lieu of cash compensation at the Committee’s discretion. In addition, all employees, including the NEOs, were eligible to purchase stock through the Kforce Inc. 1999 Employee Stock Purchase Plan (“1999 ESPP”). The 1999 ESPP, which contained a 10-year termination provision, expired during 2009 and is expected to be replaced by the 2009 Employee Stock Purchase Plan (the “2009 ESPP”), which was approved by the Board in October 2009 and is subject to shareholder approval of Proposal #4. All employees, including the NEOs, will be eligible to purchase stock through the 2009 ESPP (if our shareholders approve the 2009 ESPP at this Annual Meeting).

During 2006, the Committee adopted formal ownership guidelines, which require each of the NEOs to own the equity equivalent of two times his annual salary. If a cash-based long-term incentive vests prior to the NEO attaining the minimum required share ownership, the settlement of the cash-based long-term incentive will be 50% Kforce shares and 50% cash. As of the Record Date, all of our NEOs were in compliance with this policy. The stock ownership policy is available for review at http://www.kforce.com.

4—Kforce considers the tax deductibility of executive compensation as appropriate.

Kforce considers the possible tax consequences in the design of its executive compensation programs. However, tax consequences, including tax deductibility, are subject to many factors (such as changes in the tax laws and regulations, the interpretations of such laws and regulations, and the nature and timing of various decisions by executives regarding stock options and other rights) beyond Kforce’s control. In addition, Kforce believes it is important to retain maximum flexibility in designing compensation programs to meet its stated objectives. While Kforce considers tax deductibility as one of the factors in designing compensation programs, for all of the above reasons, Kforce does not limit compensation to those levels or types of compensation that will be deductible. Kforce will consider alternative forms of compensation, consistent with its compensation goals that preserve deductibility.

We have structured the 2006 Stock Incentive Plan, and its subsequent amendments, so that gains from the exercise of stock options and SARs will be fully deductible to Kforce for federal income tax purposes under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). In addition, to the extent they are performance-based; certain other forms of compensation may be deductible. Kforce reserves the right to grant compensation that would not ordinarily be deductible, including salary, discretionary incentives, time-based restricted stock and executive perquisites to the extent deemed to be in the shareholders’ interests even if such compensation may result in less than full tax deductibility to Kforce.

Kforce Stock Price Performance Graph and Benchmarking

The following graph is a comparison of the cumulative total returns for Kforce’s Common Stock as compared with the cumulative total return for: (i) the 2009 Industry Peer Group; (ii) the peer group that we used for comparison purposes in last year’s Annual Report to Shareholders (the “2008 Industry Peer Group”); and (iii) the NASDAQ Stock Market Index. Kforce’s cumulative return was computed by dividing the difference between the price of Kforce’s Common Stock at the end of each year and the beginning of the measurement period (December 31, 2004 to December 31, 2009) by the price of Kforce’s Common Stock at the beginning of the measurement period. The cumulative total returns for the NASDAQ, the 2009 Industry Peer Group and the 2008 Industry Peer Group include dividends in the calculation of total return and are based on an assumed $100 investment on December 31, 2004, with all returns weighted based on market capitalization at the end of each discrete measurement period. The comparisons in the graph below are based on historical data and are not intended to forecast the possible future performance of Kforce’s Common Stock. For purposes of the stock price performance graph below, Kforce has been excluded from the 2009 Industry Peer Group and the 2008 Industry Peer Group.

The industry peer group is one of the building blocks of the executive compensation program as it provides the Committee with fact-based data and insight into external compensation practices. The industry peer group provides information about pay levels, pay practices and performance comparisons. The primary criterion for peer group selection includes peer company customers, geographical presence, talent, capital, complexity of operating model and annual revenues.

2009 Industry Peer Group:

CDI Corporation	On Assignment, Inc.
CIBER, Inc.	Robert Half International Inc.
AMN Healthcare Services, Inc.	Resources Connection, Inc.
Kelly Services, Inc.	Volt Information Sciences Inc.
MPS Group, Inc.

The difference between the 2008 Industry Peer Group and the 2009 Industry Peer Group is that AMN Healthcare Services, Inc. and Resources Connection, Inc. replaced COMSYS IT Partners, Inc. (“COMSYS”) and Spherion Corporation (“Spherion”). This decision was primarily driven by the lack of comparability of the market capitalization of COMSYS and Spherion in early 2009, and differences between Spherion’s mix of temporary staffing services and ours.

	2004	2005	2006	2007	2008	2009
Kforce Inc.	100.0	100.5	109.6	87.8	69.2	112.6
2009 Industry Peer Group	100.0	114.2	124.5	88.3	64.5	79.6
2008 Industry Peer Group	100.0	116.4	122.7	91.2	62.5	80.4
NASDAQ Stock Market (Composite)	100.0	101.4	111.0	121.9	72.5	104.3

Compensation Components

Below is a description of Kforce’s targeted overall compensation for its NEOs, as well as a description of how Kforce determines the components that make up total targeted compensation.

Targeted Overall Compensation

Kforce targets overall compensation for its NEOs between the 50th percentile and the 75th percentile of the industry averages for similar executives based on the attainment of targeted goals, though payouts for superior performance may exceed these levels. The information regarding industry averages was derived from management’s 2009 annual assessment, as discussed above, of the competitive market for similar executive officers. If goals are not reached, or if they are exceeded, total compensation is adjusted accordingly. All percentile targets referred to below in the specific Kforce pay programs are based on this combination of data. Our CEO and the Committee believe the performance-based compensation metrics that determine the “at risk” portion of the overall compensation plans are appropriate and aligned with the interests of our shareholders and are an integral part of Kforce’s business strategies.

Base Salaries

NEOs’ salaries are targeted at the market median of competitive practices as compared with similar positions at comparable companies, consistent with Kforce’s compensation strategy, which includes the goal of minimizing fixed costs and maximizing the percentage of “at risk” performance-based pay for senior executives. Salary levels are adjusted from these target levels to reflect past performance, expected future contributions, and the experience level of each executive. Kforce chooses to pay salaries to senior officers to provide a level of assured cash compensation commensurate with their professional status and accomplishments.

The following table provides the salary growth rate for each NEO from 2004 to 2009, except for Messrs. Ettore and Marmon. The salary growth rate for Mr. Ettore is calculated from the point at which he was designated as a NEO, which was 2005. Mr. Marmon has been excluded from the table as he became an NEO in 2009.

Name (a)	Beginning Base Salary (1) (b)	2009 Base Salary (c)	Compounded Growth in Base Salary (d)
David Dunkel, CEO	$625,000	$750,000	3.7%
William Sanders, President	$465,000	$600,000	5.2%
Joseph Liberatore, Chief Financial Officer	$366,667	$450,000	4.2%
Michael Ettore, Chief Services Officer	$300,000	$335,000	2.8%

(1)	The beginning base salary for each NEO except Mr. Ettore is that which was earned in 2004. For Mr. Ettore, the beginning base salary is that which was earned in 2005, which was the first year in which he was an NEO. The base salary in 2004 to 2007 includes an annual perquisite allowance of $50,000 for each NEO, which the NEO could have used in his discretion for reimbursement of healthcare costs, financial planning fees, automobile allowance and any other appropriate perquisite. During 2008, the $50,000 perquisite allowance was eliminated.

Consistent with Kforce’s strategy of performance-based pay and market-based fixed compensation, Kforce has kept 2010 base salaries at 2009 levels except for Mr. Marmon who received a $15,000 increase.

Annual Incentive Compensation

Annual incentive compensation is targeted at the market 67th percentile of competitive practices and would result in total cash compensation at approximately the 60th percentile when challenging performance goals are met. Actual total cash compensation will be at, above, or below targeted levels, based on actual–versus–planned performance results. We believe that targeting annual incentive compensation above the market median promotes retention among the NEOs. Also, because receiving annual incentive compensation at or above target requires the achievement of challenging performance goals, we believe that this form of compensation effectively motivates our NEOs to drive our operational performance without encouraging unreasonable risk. In addition, we believe the annual incentive targets motivate senior executives to meet performance goals approved by the Committee and provide a higher level of total cash compensation to NEOs, while minimizing fixed salary costs.

We award annual incentive compensation to our NEOs in two ways: (i) a bonus based on the 2005 Annual Performance Bonus Plan, which was approved by Kforce shareholders in 2005 and which is primarily based on achieving certain annual performance metrics (the “Incentive Bonus”); and (ii) an objectives-based bonus based on individual accomplishments and business unit performance (the “Individual Bonus”). More specifically, the Incentive Bonus is composed of amounts typically tied to EPS and annual revenues, and the Individual Bonus is composed of amounts tied to individual performance and the achievement of individual MBOs.

During the design of the 2009 Incentive Bonus, the Committee determined that an alternative calculation for the Incentive Bonus should be introduced, which measured Kforce’s 2009 revenue performance against the 2009 Industry Peer Group. The alternative calculation was introduced due to the significant difficulty faced by management to reliably forecast the varying levels of EPS and total revenues for 2009 due to the uncertainty that existed in the macro-economic environment. The Committee also believed that this measure was aligned with Kforce’s strategy in 2009 of holding on to its great people and gaining market share, which is expected to better prepare Kforce for the eventual economic recovery. Under this design of the 2009 Incentive Bonus, the Committee had the discretion to determine in February 2010 whether to calculate the 2009 Incentive Bonus under Alternative #1 or Alternative #2.

The total target 2009 annual incentive awards (including the Incentive Bonus and Individual Bonus) were based on the following:

•	Messrs. Dunkel, Sanders and Liberatore had two alternative measurements:

•	Alternative #1

•	40% was tied to EPS;
•	40% was tied to total annual revenues; and
•	20% was tied to individual performance and the achievement of individual MBOs.

•	Alternative #2

•	80% was tied to relative revenue performance;
•	20% was tied to individual performance and the achievement of individual MBOs.

•	Mr. Ettore had two alternative measurements:

•	Alternative #1

•	30% was tied to EPS;
•	20% was tied to total annual revenues; and
•	50% was tied to individual performance and the achievement of individual MBOs.

•	Alternative #2

•	50% was tied to relative revenue performance;
•	50% was tied to individual performance and the achievement of individual MBOs.

•	Mr. Marmon had two alternative measurements:

•	Alternative #1

•	20% was tied to EPS;
•	30% was tied to total annual revenues; and
•	50% was tied to individual performance and the achievement of individual MBOs.

•	Alternative #2

•	50% was tied to relative revenue performance;
•	50% was tied to individual performance and the achievement of individual MBOs.

The total target 2009 annual incentive awards, which includes the Incentive Bonus and Individual Bonus, for Messrs. Dunkel, Sanders, Liberatore, Ettore and Marmon as a percentage of their respective 2009 base salaries were 100%, 90%, 85%, 75% and 75%, respectively.

Under Alternative #1, the Incentive Bonus provided for potential bonus payouts ranging from 50% to 400% of the total targeted payout, which was scaled for various levels of achievement of both EPS and total revenue. The 2009 scale for EPS ranged from $0.12 to $0.46 and the 2009 scale for total revenue ranged from $894.2 million to $985.6 million.

Under Alternative #2, the Incentive Bonus provided for a potential bonus payout of up to 275% of the total targeted payout of the Incentive Bonus, provided that Kforce’s relative revenue performance ranked in the top half of the 2009 Industry Peer Group. If Kforce’s relative revenue performance ranked in the bottom half of the 2009 Industry Peer Group, no Incentive Bonus would be earned.

Given that our 2009 EPS was $0.33 and our 2009 total annual revenues were $910.1 million, our NEOs would have earned, under Alternative #1, the 2009 Incentive Bonus amounts listed in the table below. Also, given that our 2009 total annual revenues decreased 11.48%, while the average decrease in revenues of all companies in the 2009 Industry Peer Group (excluding Kforce) was 26.60% and the decrease in revenues of the best performing company in the 2009 Industry Peer Group was 9.36%, our NEOs would have earned, under Alternative #2, the 2009 Incentive Bonus amounts listed below.

Name	Alternative #1	Alternative #2
David Dunkel, CEO	$1,359,000	$1,650,000
William Sanders, President	$978,480	$1,188,000
Joseph Liberatore, Chief Financial Officer	$693,090	$841,500
Michael Ettore, Chief Services Officer	$312,053	$345,469
Randal Marmon, Chief Customer Development Officer	$230,175	$309,375

In determining which of the two alternative measurements to use to calculate the 2009 Incentive Bonus, the Committee considered: (a) the significant difficulty faced by management to reliably forecast the varying levels of EPS and total revenues for 2009, which was a result of the uncertainty that existed in the macro-economic environment; (b) the alignment of each alternative measurement with Kforce’s strategy in 2009 of holding on to its great people and gaining market share; and (c) the financial results and shareholder returns in comparison to companies in the staffing industry and its 2009 Industry Peer Group. As a result of these considerations the Committee determined in February 2010 that Alternative #2 should be used in calculating the 2009 Incentive Bonuses for the NEOs, which the Committee believes adheres to Kforce’s compensation philosophy of superior pay for superior performance in one of the most difficult macro-economic environments in the Firm’s history.

The 2009 Individual Bonus was based on each NEO’s attainment of selected business objectives as well as individual performance, which requires Committee discretion and approval. The goal-setting process and payout determination takes into account internal budgets, past performance, market expectations, economic conditions, and competitor performance. The significant factors considered in determining the 2009 Individual Bonuses were:

•

The performance of Kforce’s Common Stock during 2009 ranked first within our 2009 Industry Peer Group in a very difficult macro-economic environment. Kforce’s Common Stock performance during 2009 was 62.8% compared to the return of our 2009 Industry Peer Group of 23.5%, which management believes is superior performance.

•	The successful integration of the acquisition of RDI Systems, Inc., which closed in the fourth quarter of 2008.

•

The establishment and expansion of Kforce’s National Recruiting Center (“NRC”), which is a centralized recruiting organization that identifies and interviews active candidates from nationally contracted job boards as well as other sources. Our management team believes the NRC provides Kforce with a significant competitive advantage by meeting the demands of our Strategic Accounts as well as other demands for high volume staffing. An expanding focus for the NRC is on Consultant Care and Retention, which aims to significantly enhance Kforce’s relationship with the consultant from the beginning of an assignment through its conclusion and ultimately through redeployment. Another expanding focus of the NRC is around high volume activities within the sales process which can be more efficiently executed in a centralized location ultimately freeing up more time for our field-based associates.

•

The achievement of significant growth in our Strategic Accounts, which we believe was a result of an intense focus on cultivating relationships with these large clients, both in terms of annual revenues and geographic dispersion.

•

The successful management of discretionary expenses and overall selling, general and administrative (“SG&A”) expenses as the Firm progressed throughout 2009. SG&A as a percentage of net service revenues for 2009 was 27.6% compared to 28.7% in 2008 (excluding a goodwill and intangible asset impairment charge in 2008 of $129.4 million or 13% as a percentage of revenues), which we believe indicates outstanding expense control during a year of declining revenues.

•

Reduced the outstanding borrowings under our Credit Facility from $38.0 million at the end of 2008 to $3.0 million at the end of 2009, which we believe indicates our management’s conservative maintenance of a strong balance sheet.

As a result, Messrs. Dunkel, Sanders, Liberatore, Ettore and Marmon earned 2009 Individual Bonuses of $150,000, $108,000, $76,500, $125,625 and $112,500, respectively. These were paid in February 2010.

The total 2009 annual incentive awards (including the 2009 Incentive Bonus and 2009 Individual Bonus) as a percentage of target for Messrs. Dunkel, Sanders and Liberatore was 240% and for Messrs. Ettore and Marmon was 188%.

Long-Term Incentives

Kforce grants long-term incentives to its NEOs to help ensure the long-term success of Kforce, and to align executive and shareholder interests. Long-term incentives are targeted at the 60th percentile of competitive practices, which is based on our ongoing understanding of peer company practices. SARs, PARS and restricted stock (“RS”) grants typically represent the primary form of long-term incentives for our NEOs. In order to limit potential shareholder dilution from our equity plans and better manage share reserves, equity grant run rates will vary with Kforce’s performance but will not exceed 4% of common shares outstanding as of a particular year-end.

Long-term incentive awards are tied directly to the performance of Kforce’s Common Stock in relation to our industry peer group, up to a maximum of 4% of our common shares outstanding. During 2009 and 2008, the performance of Kforce’s Common Stock ranked 1st and 2nd within our peer group (which, for purposes of determining the number of 2009 long-term incentive awards, was the 2009 Industry Peer Group), respectively, resulting in suggested equity grant pools of 4.00% and 3.67% of our common shares outstanding, respectively. The actual equity grants generally consist of a combination of SARs, PARS and RS and were allocated to each of the respective NEOs.

January 2009 Grants Based on 2008 Performance

During 2008, the performance of Kforce’s Common Stock ranked 2nd versus our 2008 Industry Peer Group, which resulted in a suggested equity grant pool of 3.67% of our common shares outstanding. Due to limitations in the remaining shares available for issuance under the 2006 Stock Incentive Plan, actual equity awards granted to our NEOs for 2008 were limited to 1.55% of our common shares outstanding.

A key decision made by our Committee was to more effectively use the remaining shares in the 2006 Stock Incentive Plan by granting only full value shares (PARS) to our qualifying executives. The PARS will vest on a time basis over the course of six years, but vesting may be accelerated if the price of Kforce’s Common Stock exceeds the closing stock price at the date of grant by 50%, or $11.43, for a period of 10 trading days, regardless of whether such 10 trading days are consecutive.

The actual equity grants relating to 2008 performance made on January 2, 2009, at a price of $7.62 (which represented the closing price on that date), were as follows:

Name (a)	Type of Award (b)	# of Units (c)
David Dunkel, CEO	PARS	281,515
William Sanders, President	PARS	154,542
Joseph Liberatore, Chief Financial Officer	PARS	99,482
Michael Ettore, Chief Services Officer	PARS	55,801

During the quarter ended September 30, 2009, vesting was accelerated for the PARS granted on January 2, 2009 as Kforce’s stock price exceeded the stock price at the date of grant by 50% for the tenth trading day. The price of Kforce’s common stock on the date the market condition was satisfied was $12.30, which exceeded by 50% the stock price on the date of grant of $7.62.

January 2009 Cash-Based Alternative Long-Term Incentive (“ALTI”) Grants

On January 2, 2009, given the limited number of remaining shares available for issuance under the 2006 Stock Incentive Plan to fulfill the equity grant for the 2008 performance period, the Committee made an ALTI grant to each NEO, with an aggregate initial target total payout for all NEOs of $2,691,270. The initial target total payout for Messrs. Dunkel, Sanders, Liberatore and Ettore was $1,281,213, $703,341, $452,759 and $253,957, respectively. The ALTI will be measured over three discrete annual periods in 2009, 2010 and 2011 with the ultimate annual payout based on the performance of Kforce’s Common Stock each year relative to its peer group. In addition, if Kforce’s stock price exceeded the stock price at the date of grant ($7.62) by 50% for a period of 10 trading days ($11.43), then the ALTI amounts become payable at 150% of target over the course of the three-year performance period. The Committee used the ALTI to align management with shareholders’ interests and provide long-term incentives to the NEOs.

During the quarter ended September 30, 2009, Kforce’s stock price exceeded the stock price at the date of grant by 50% for the tenth trading day. As a result of this condition being met, the ultimate annual payout for each tranche became 150% of the target. The ultimate total payout for Messrs. Dunkel, Sanders, Liberatore and Ettore is $1,921,820, $1,055,012, $679,139 and $380,936, respectively, and are paid upon the vesting of each tranche. The first tranche was paid to each NEO in January 2010. The vesting dates for the second and third tranche are December 29, 2010 and 2011, respectively.

The grant date fair value of the ALTI has been included in the Stock Awards column in the Summary Compensation Table below.

January 2010 Grants Based on 2009 Performance

During 2009, the performance of Kforce’s Common Stock ranked 1st within our 2009 Industry Peer Group, which resulted in a suggested equity grant pool of 4.00% of our common shares outstanding.

A key decision made by our Committee was to grant only PARS to Messrs. Dunkel and Sanders and a combination of PARS and RS to Messrs. Liberatore, Ettore and Marmon. The PARS will vest on a time basis over the course of six years, but vesting may be accelerated if the price of Kforce’s Common Stock exceeds the closing stock price at the date of grant by 50%, or $18.91, for a period of 10 trading days, regardless of whether such 10 trading days are consecutive. The RS granted to Messrs. Liberatore, Ettore and Marmon will vest on a time basis over the course of six years.

The actual equity grants relating to 2009 performance made on January 4, 2010, at a price of $12.61 (which represented the closing price on that date), were as follows:

Name (a)	Type of Award (b)	# of Units (c)
David Dunkel, CEO	PARS	501,111

William Sanders, President	PARS	275,092

Joseph Liberatore, Chief Financial Officer	PARS	121,502
	RS	55,582

Michael Ettore, Chief Services Officer	PARS	45,263
	RS	54,065

Randal Marmon, Chief Customer Development Officer	PARS	45,263
	RS	54,065

Other Factors Affecting Compensation

Executive Benefit Plans

The following executive benefit plans are available to our NEOs. The Committee takes into account the benefits expected to be received under the plans described below when it calculates overall compensation for senior executives.

Kforce Nonqualified Deferred Compensation Plan. Kforce maintains a nonqualified deferred compensation plan in which eligible management and highly compensated key employees, as defined by IRS regulations, may elect to defer part of their compensation to later years. Amounts deferred are indexed to investment options selected by the eligible employees and increase or decrease in value based upon the performance of the selected investments. Eligible employees are permitted to change investment options and scheduled distributions annually. Kforce has insured the lives of the participants in the deferred compensation plan to assist in the funding of the deferred compensation liability. Employer matching contributions to the nonqualified deferred compensation plan are discretionary and are funded annually as approved by the Board of Directors. Only Mr. Marmon among the NEOs made a new contribution to the deferred compensation plan during 2009 and he received a matching contribution as shown in the Summary Compensation and Deferred Compensation Tables.

Kforce Inc. Supplemental Executive Retirement Plan. During 2006, Kforce adopted a Supplemental Executive Retirement Plan (“SERP”) for all NEOs. The primary goals of the SERP are to provide for retirement benefits, create an additional wealth accumulation opportunity and restore lost qualified pension benefits due to ERISA limitations on the contributions that can be made by NEOs to Kforce’s 401(k) plan. The SERP is funded entirely by Kforce, and benefits are taxable to the executive officer upon receipt and deductible by Kforce when paid. Benefits payable under the SERP are targeted at 45% of the covered executive officer’s average salary and bonus from the three years where the executive earned the highest salary and bonus during the last ten years of employment, which is subject to adjustment for early retirement and the participant’s vesting percentage. Benefits under the SERP are normally paid based on the lump sum present value but may be paid over the life of the covered executive officer or 10-year annuity, as elected by the covered executive officer upon commencement of participation in the SERP. Normal retirement age under the SERP is defined as age 65. Vesting under the plan is defined as 100% upon a participant’s attainment of age 55 and 10 years of service and 0% prior to a participant’s attainment of age 55 and 10 years of service. Full vesting also occurs if a participant with five years or more of service is involuntarily terminated by Kforce without cause or upon death, disability or a change in control. Certain conditions allow for early retirement as early as age 55. The benefits under the SERP are reduced for a participant who has not either reached age 62 and 10 years of service or age 55 and 25 years of service.

Kforce Senior Executive Retirement Health Plan. During 2007, Kforce adopted a Supplemental Executive Retirement Health Plan (“SERHP”) for all NEOs. The primary goal of the SERHP is to provide postretirement health and welfare benefits to all NEOs, if qualified and elected. The vesting and eligibility requirements mirror that of the SERP and no advance funding is required by Kforce or the participants. Under the terms of their respective employment agreements, if an NEO retires while employed by Kforce, and qualifies for retirement benefits under the SERP, then he may elect, on behalf of himself and his spouse, to participate in the SERHP.

The Committee believes the SERP and SERHP provide significant retention benefits for our NEOs.

Employment, Severance and Change in Control Agreements

Kforce has employment agreements with each of its NEOs, which provide for severance payments under certain termination circumstances, including termination following a change in control, as defined in the employment agreements. The Committee has determined that it is in Kforce’s best interests and that of its shareholders to recognize the contributions of the NEOs to Kforce’s business and to continue to retain the services of the NEOs. These agreements have been amended from time to time, most recently in December 2008 for purposes of bringing them into compliance with the applicable provisions of Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations and interpretive guidance issued thereunder. The specific amounts the NEOs would receive under the employment agreements are described in the “2009 Potential Payments Upon Termination or Change in Control” section below. The Committee believes the employment agreements are an essential component of the executive compensation program and are helpful in attracting and retaining executive talent in a competitive market. The Committee periodically reviews the benefits provided under the employment agreements to determine that they continue to serve Kforce’s interests in providing significant retention benefits to these key executives, are consistent with market practice and are reasonable.

Perquisites and Other Personal Benefits

Prior to 2008, Kforce provided each NEO an allowance of up to $50,000 for perquisites, which the NEO could use in his discretion for reimbursement of healthcare costs, financial planning fees, automobile allowance or any other appropriate perquisite. Since the $50,000 perquisite could have been spent in the NEO’s discretion, we included this amount in the salary column in the Summary Compensation Table below for 2007. The $50,000 perquisite allowance was eliminated in 2008 and became a permanent part of salary.

SUMMARY COMPENSATION TABLE

For Fiscal Years Ended December 31, 2009, 2008 and 2007

Name and Principal Position (a)	Year (b)	Salary (1) (c)	Bonus (d)	Stock Awards (2) (e)	Option Awards (3) (f)	Non-Equity Incentive Plan Compensation (4) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (5)(6) (h)	All Other Compensation (i)	Total (j)
David Dunkel,	2009	$750,000	$0	$3,271,243	$0	$1,800,000	$1,000,125	$0	$6,821,368
CEO	2008	$750,000	$0	$4,176,003	$0	$655,865	$460,875	$0	$6,042,743
	2007	$675,000	$235,094	$1,247,716	$1,926,282	$1,800,000	$477,625	$0	$6,361,717

William Sanders,	2009	$600,000	$0	$1,795,799	$0	$1,296,000	$2,558,949	$0	$6,250,748
President	2008	$600,000	$0	$1,139,152	$1,257,695	$472,223	$1,150,519	$0	$4,619,589
	2007	$540,000	$153,873	$803,709	$1,057,462	$1,270,080	$1,128,579	$0	$4,953,703

Joseph Liberatore,	2009	$450,000	$0	$1,155,997	$0	$918,000	$216,666	$0	$2,740,663
Chief Financial Officer	2008	$450,000	$0	$1,082,126	$470,794	$314,815	$13,946	$0	$2,331,681
	2007	$400,000	$92,858	$790,143	$395,835	$806,400	$167,676	$0	$2,652,912

Michael Ettore,	2009	$335,000	$0	$648,414	$0	$471,094	$181,510	$1,550	$1,637,568
Chief Services Officer	2008	$335,000	$0	$743,581	$91,589	$200,625	$123,706	$0	$1.494.501
	2007	$300,000	$93,750	$537,433	$77,007	$341,250	$165,536	$0	$1,514,976

Randal Marmon,	2009	$300,000	$0	$0	$0	$421,875	$21,644	$5,627	$749,146
Chief Customer Development Officer

(1)	Represents each NEO’s salary earned during the respective year. For 2007, each NEO’s salary included an annual perquisite allowance of $50,000, which the NEO could use in his discretion for reimbursement of healthcare costs, financial planning fees, automobile allowance or any other appropriate perquisite.

(2)	The amounts reported reflect the grant date fair value of the awards granted during each of 2009, 2008, and 2007, including the January 2009 ALTI grants. The values of the January 2009 ALTI grants, assuming that the highest level of performance conditions will be achieved, are as follows: Mr. Dunkel—$1,921,820; Mr. Sanders—$1,055,012; Mr. Liberatore—$679,139; and Mr. Ettore—$380,936. For a discussion of the assumptions used in the 2009 fair value calculation of the equity-based awards, see Note 14, Stock Incentive Plans, and for the liability-based awards, see Note 12, Employee Benefit Plans, to Kforce’s consolidated financial statements, included in our Annual Report on Form 10-K for fiscal 2009.

(3)	The amounts reported reflect the grant date fair value of the SARs granted during each of 2008 and 2007. No options or SARs were granted during 2009.

(4)	Represents annual incentive compensation (including both the Incentive Bonus and Individual Bonus) earned by the NEOs during each of 2009, 2008, and 2007.

(5)	This includes the aggregate change in the accumulated benefit obligation for the SERP and SERHP using the same measurement dates used for financial reporting purposes with respect to Kforce’s consolidated financial statements for fiscal 2009. See the Pension Benefits table below for more detail and discussion.

(6)	Of the NEOs, Messrs. Dunkel, Sanders and Marmon are the only participants in Kforce’s nonqualified deferred compensation plans. There were no above-market or preferential earnings generated during 2009, 2008 or 2007, thus, there are no amounts included in column (h). See the Nonqualified Deferred Compensation table below for more detail on the activity during 2009 and balances maintained as of December 31, 2009.

GRANTS OF PLAN-BASED AWARDS

for Fiscal Year Ended December 31, 2009

Name (a)	Type of Award (b)	Grant Date (c)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards Number of Shares of Stock or Units (j)	Grant Date Fair Value (k)
			Threshold (d)	Target (e)	Maximum (f)	Threshold (g)	Target (h)	Maximum (i)
David Dunkel	Annual Incentive Award (1)	3/23/2009; 12/31/2009	$300,000	$750,000	$2,250,000	—	—	—	—	—
	Performance Units (2)	1/2/2009	—	—	—	—	—	—	281,515	$2,145,144
	ALTI (3)	1/2/2009	—	—	—	$480,455	$1,281,213	$1,921,820	—	—

William Sanders	Annual Incentive Award (1)	3/23/2009; 12/31/2009	$216,000	$540,000	$1,800,000	—	—	—	—	—
	Performance Units (2)	1/2/2009	—	—	—	—	—	—	154,542	$1,177,610
	ALTI (3)	1/2/2009	—	—	—	$263,753	$703,341	$1,055,012	—	—

Joseph Liberatore	Annual Incentive Award (1)	3/23/2009; 12/31/2009	$153,000	$382,500	$1,350,000	—	—	—	—	—
	Performance Units (2)	1/2/2009	—	—	—	—	—	—	99,482	$758,053
	ALTI (3)	1/2/2009	—	—	—	$169,785	$452,759	$679,139	—	—

Michael Ettore	Annual Incentive Award (1)	3/23/2009; 12/31/2009	$62,813	$251,250	$1,005,000	—	—	—	—	—
	Performance Units (2)	1/2/2009	—	—	—	—	—	—	55,801	$425,204
	ALTI (3)	1/2/2009	—	—	—	$95,234	$253,957	$380,936	—	—

Randal Marmon	Annual Incentive Award (1)	3/23/2009; 12/31/2009	$56,250	$225,000	$900,000	—	—	—	—	—

(1)	These amounts represent the estimated future payouts under the 2009 Incentive Bonus and 2009 Individual Bonus, collectively. The threshold, as defined in Item 402(d) of Regulation S-K, represents the minimum amount payable upon attaining minimum performance thresholds established by the Committee each year. If the minimum performance thresholds are not attained, there would be no payout under the 2005 Annual Performance Bonus Plan. The maximum future payout under the 2005 Annual Performance Bonus Plan is 300% of the NEO’s salary, which is disclosed in column (f). Actual payments for bonuses earned during 2009 are listed in column (g) of the “Summary Compensation Table.”

(2)	Performance units are grants of PARS under the 2006 Stock Incentive Plan. PARS have a six-year vesting period; however, vesting is accelerated if the price of Kforce’s Common Stock exceeds the stock price at the date of grant by 50% for a period of 10 trading days or certain performance conditions are met that relate to the disposition of a portion of the business at a sufficient gain, which is subject to the discretion of the Committee. The stock price and grant date fair value for the January 2, 2009 awards was $7.62 and the PARS vested during the quarter ended September 30, 2009 when Kforce’s share price exceeded $11.43 for a total of 10 trading days. See Note 14, Stock Incentive Plans, to Kforce’s consolidated financial statements included in our Annual Report on Form 10-K for fiscal 2009 for the assumptions made in determining fair value. The grant date fair value of the awards is included within the amounts presented in column (e) of the “Summary Compensation Table.”

(3)	The ALTI will be measured over three tranches having periods of 12, 24, and 36 months. The terms specify that ultimate annual payouts may be based on the performance of Kforce’s Common Stock each year relative to its 2009 Industry Peer Group or based upon the achievement of other market conditions contained in the terms of the award. The grant date fair value of the awards is included within the amounts presented in column (e) of the “Summary Compensation Table.”

OUTSTANDING EQUITY AWARDS

at Fiscal Year Ended December 31, 2009

	Option Awards						Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options Exercisable (b)		Number of Securities Underlying Unexercised Options Unexercisable (c)		Option Exercise Price (d)	Option Expiration Date (e)	Number of Shares or Units of Stock That Have Not Vested (f)		Market Value of Shares or Units of Stock That Have Not Vested (g)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (h)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (i)
David Dunkel	17,559	(1)	—		$13.44	1/1/2010	—		—	—	—
	200,000	(1)	—		$15.25	2/3/2010	—		—	—	—
	206,782	(1)	—		$5.30	1/17/2012	—		—	—	—
	153,300	(1)	—		$9.35	1/1/2014	—		—	—	—
	187,200	(1)	—		$10.95	12/21/2014	—		—	—	—
	—		255,723	(7)	$12.66	1/3/2017	—		—	—	—
	—		—		—	—	65,570	(8)	$819,625	—	—
	—		—		—	—	30,000	(9)	$375,000	—	—
	—		—		—	—	—		—	—	$1,281,213	(13)

William Sanders	92,559	(2)	—		$13.438	1/1/2010	—		—	—	—
	98,000	(2)	—		$15.25	2/3/2010	—		—	—	—
	74,700	(2)	—		$9.35	1/1/2014	—		—	—	—
	107,985	(2)	—		$10.95	12/21/2014	—		—	—	—
	—		140,383	(7)	$12.66	1/3/2017	—		—	—	—
	237,301	(6)	—		$8.94	1/2/2018	—		—	—	—
	—		—		—	—	35,995	(8)	$449,938	—	—
	—		—		—	—	25,000	(9)	$312,500	—	—
	—		—		—	—	—		—	—	$703,341	(13)

Joseph Liberatore	68,200	(3)	—		$15.25	2/3/2010	—		—	—	—
	43,400	(3)	—		$9.35	1/1/2014	—		—	—	—
	56,597	(3)	—		$10.95	12/21/2014	—		—	—	—
	—		52,549	(7)	$12.66	1/3/2017	—		—	—	—
	88,829	(6)	—		$8.94	1/2/2018	—		—	—	—
	—		—		—	—	20,211	(8)	$252,638	—	—
	—		—		—	—	20,000	(9)	$250,000	—	—
	—		—		—	—	16,169	(10)	$202,113	—	—
	—		—		—	—	44,414	(11)	$555,175	—	—
	—		—		—	—	—		—	—	$452,759	(13)

Michael Ettore	6,511	(4)	—		$15.25	2/3/2010	—		—	—	—
	25,000	(4)	—		$3.4925	1/26/2011	—		—	—	—
	25,000	(4)	—		$5.30	1/17/2012	—		—	—	—
	20,000	(4)	—		$9.35	1/1/2014	—		—	—	—
	32,011	(4)	—		$10.95	12/21/2014	—		—	—	—
	—		10,223	(7)	$12.66	1/3/2017	—		—	—	—
	17,281	(6)	—		$8.94	1/2/2018	—		—	—	—
	—		—		—	—	11,796	(8)	$147,450	—	—
	—		—		—	—	10,000	(9)	$125,000	—	—
	—		—		—	—	43,202	(11)	$540,025	—	—
	—		—		—	—	15,728	(10)	$196,600	—	—
	—		—		—	—	—		—	—	$253,957	(13)

Randal Marmon	5,000	(5)	—		$13.438	1/1/2010	—		—	—	—
	5,581	(5)	—		$15.25	2/3/2010	—		—	—	—
	20,000	(5)	—		$9.35	1/1/2014	—		—	—	—
	20,000	(5)			$10.95	12/21/2014			—	—	—
	—		—		—	—	8,000	(9)	$100,000	—	—
	—		—		—	—	22,843	(12)	$285,538	—	—

(1)	With respect to the options granted to Mr. Dunkel, the following are the vesting dates for each of the options listed above: (a) the grant of 192,559 options (of which 17,559 remain) vested as follows: 40,000 vested on 1/1/2001; 60,000 on 1/1/2002; and 92,559 on 1/1/2003, (b) the grant of 200,000 options vested as follows: 40,000 on 2/3/2001; 60,000 on 2/3/2002; and 100,000 on 2/3/2003; (c) the grant of 267,133 options (of which 206,782 remain) vested as follows: 57,200 on 1/17/2003; 85,800 on 1/17/2004; and 124,133 on 9/09/2004; (d) the grant of 153,300 options vested on 12/30/2004; and (e) the grant of 187,200 options vested on June 30, 2005.
(2)	With respect to the options granted to Mr. Sanders, the following are the vesting dates for each of the options listed above: (a) the grant of 92,559 options vested as follows: 20,000 on 1/1/2001; 30,000 on 1/1/2002; and 42,559 on 1/1/2003; (b) the grant of 98,000 options vested as follows: 19,600 on 2/3/2001; 29,400 on 2/3/2002; and 49,000 on 2/3/2003; (c) the grant of 74,700 options vested on December 30, 2004; and (d) the grant of 107,985 options vested on June 30, 2005.
(3)	With respect to the options granted to Mr. Liberatore, the following are the vesting dates for each of the options listed above: (a) the grant of 68,200 options vested as follows: 13,640 on 2/3/2001; 20,460 on 2/3/2002; and 34,100 on 2/3/2003; (b) the grant of 43,400 options vested on December 30, 2004; and (c) the grant of 56,597 options vested on June 30, 2005.
(4)	With respect to the options granted to Mr. Ettore, the following are the vesting dates for each of the options listed above: (a) the grant of 6,511 options vested as follows: 1,302 on 2/3/2001; 1,953 on 2/3/2002; and 3,256 on 2/3/2003; (b) the grant of 25,000 options vested as follows: 8,334 on 1/26/2002; 8,333 on 1/26/2003; and 8,333 on 1/26/2004; (c) the grant of 25,000 options vested as follows: 5,000 on 1/17/2003; 7,500 on 1/17/2004; and 12,500 on 1/17/2005; (d) the grant of 20,000 options vested on 12/30/2004; and (e) the grant of 32,011 options vested on 6/30/2005.
(5)	With respect to the options granted to Mr. Marmon, the following are the vesting dates for each of the options listed above: (a) the grant of 5,000 options vested as follows: 1,000 on 1/1/2001; 1,500 on 1/1/2002; and 2,500 on 1/1/2003; (b) the grant of 5,581 options vested as follows: 1,116 on 2/3/2001; 1,674 on 2/3/2002; and 2,791 on 2/3/2003; (c) the grant of 20,000 options vested on 12/30/2004 and (d) the grant of 20,000 options vested on 6/30/2005.
(6)	With respect to the SARs granted to Messrs. Sanders, Liberatore, and Ettore on January 2, 2008, cliff vesting was to occur on January 2, 2011. Also, vesting was to be accelerated if Kforce’s stock price exceeds the stock price at the date of grant by 30% for a period of 10 trading days which need not be consecutive. In addition, the SARs contained a performance-based acceleration feature that related to the disposition of a portion of Kforce’s business at a sufficient gain, which was subject to Committee approval. On June 30, 2008, the Committee approved the acceleration of the vesting of the SARs that were granted on January 2, 2008 as a result of the sale of Kforce’s Scientific and per-diem Nursing businesses.
(7)	With respect to the SARs granted to Messrs. Dunkel, Sanders, Liberatore and Ettore on January 3, 2007, cliff vesting occurs on January 3, 2010. Vesting is accelerated if Kforce’s stock price exceeds the stock price at the date of grant by 30%, or $16.46, for a period of 10 trading days.
(8)	With respect to the PARS granted to Messrs. Dunkel, Sanders, Liberatore, and Ettore on January 3, 2007, 25% of the total units granted vest on each of January 3, 2010, January 3, 2011, January 3, 2012 and January 3, 2013. Vesting is accelerated if Kforce’s stock price exceeds the stock price at the date of grant by 50%, or $18.99, for a period of 10 trading days.
(9)	With respect to the PARS granted to Messrs. Dunkel, Sanders, Liberatore, Ettore and Marmon on February 15, 2007, 25% of the total units granted vest on each of February 15, 2010, February 15, 2011, February 15, 2012 and February 15, 2013. Vesting is accelerated if Kforce’s stock price exceeds the stock price at the date of grant by 50%, or $20.88, for a period of 10 trading days which need not be consecutive.
(10)	With respect to the restricted stock granted to Messrs. Liberatore and Ettore on January 3, 2007, 20% of the total units granted vest on each of January 3, 2009, January 3, 2010, January 3, 2011, January 2, 2012 and January 3, 2013.
(11)	With respect to the restricted stock granted to Messrs. Liberatore and Ettore on January 2, 2008, 20% of the total units granted vest on each of January 2, 2010, January 2, 2011, January 2, 2012, January 2, 2013 and January 2, 2014.
(12)	With respect to the restricted stock granted to Mr. Marmon on February 15, 2008, 20% of the total units granted vest on each of February 15, 2010, February 15, 2011, February 15, 2012, February 15, 2013 and February 15, 2014.
(13)	With respect to the January 2009 ALTI grants, because the performance of Kforce’s Common Stock ranked first within our 2009 Industry Peer Group, the amounts included in column (i) represent the maximum annual payouts for 2010 and 2011 at 150% of target.

OPTION EXERCISES AND STOCK VESTED

for Fiscal Year Ended December 31, 2009

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (b)	Value Realized Upon Exercise (1) (c)	Number of Shares Acquired on Vesting (d)	Value Realized On Vesting (2) (e)
David Dunkel	175,000	$91,350	355,681	$3,705,823
William Sanders	158,621	$437,794	207,941	$2,132,293
Joseph Liberatore	42,559	$32,430	139,124	$1,412,867
Michael Ettore	27,500	$77,431	75,261	$770,903
Randal Marmon	—	—	—	—

(1)	Value realized represents the market value of Kforce’s Common Stock at the time of exercise, minus the exercise price and multiplied by the number of options exercised.
(2)	Value realized represents the market value of Kforce’s Common Stock at the time of vesting multiplied by the number of shares vested.

PENSION BENEFITS

for Fiscal Year Ended December 31, 2009

Name (a)	Plan Name (b)	Number of Years Credited Service (1) (c)	Present Value of Accumulated Benefit (2) (d)	Payments During Last Fiscal Year (e)
David Dunkel	Supplemental Executive Retirement Plan	3	$1,781,672	—
	Supplemental Executive Retirement Health Plan	3	$88,250	—

William Sanders	Supplemental Executive Retirement Plan	3	$4,530,582	—
	Supplemental Executive Retirement Health Plan	3	$193,281	—

Joseph Liberatore	Supplemental Executive Retirement Plan	3	$325,476	—
	Supplemental Executive Retirement Health Plan	3	$45,069	—

Michael Ettore	Supplemental Executive Retirement Plan	3	$372,640	—
	Supplemental Executive Retirement Health Plan	3	$79,136	—

Randal Marmon	Supplemental Executive Retirement Plan	0	$16,152	—
	Supplemental Executive Retirement Health Plan	0	$5,492	—

(1)	The NEOs were not credited with any years of service prior to December 31, 2006, the effective date of the plans. On each anniversary of the effective date, each NEO is credited with a year of service. Mr. Marmon’s enrollment date in the SERP and SERHP is scheduled for October 1, 2010.
(2)	Actuarial present value of accumulated benefit computed as of the same pension plan measurement date used for financial reporting purposes with respect to Kforce’s consolidated financial statements for fiscal 2009, using 65, which is the earliest retirement age at which the executive could retire under the plan without benefits being reduced. For a discussion of the assumptions used, see Note 12, Employee Benefit Plans, to Kforce’s consolidated financial statements, included in our Annual Report on Form 10-K for fiscal 2009.

NONQUALIFIED DEFERRED COMPENSATION

for Fiscal Year Ended December 31, 2009

Name (a)	Executive Contributions in Last FY (b)	Registrant Contributions in Last FY (c)	Aggregate Earnings in Last FY (2) (d)	Aggregate Withdrawals/ Distributions (e)	Aggregate Balance at Last FYE (f)
David Dunkel	—	—	$22,335	—	$79,145
William Sanders	—	—	$4,088	—	$15,410
Joseph Liberatore (1)	—	—	—	—	—
Michael Ettore (1)	—	—	—	—	—
Randal Marmon	$48,637	$4,835	$103,629	—	$421,282

(1)	Messrs. Liberatore and Ettore do not participate in Kforce’s nonqualified deferred compensation plan.
(2)	The aggregate earnings for 2009 represents appreciation or depreciation in the market value of the respective accounts’ holdings and interest and dividends generated thereon. These amounts were not reported in column (h) of the Summary Compensation Table for 2009 as there were no above-market or preferential earnings generated.

2009 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

This section provides information on amounts that would have been payable to each NEO assuming a termination of employment on December 31, 2009. The amounts that actually would be payable if any such event occurs in the future would be different than those set forth below, which are calculated under the assumption that the event occurred on December 31, 2009 and based on the closing price of Kforce’s stock on the last trading day of the year. We note that such payments are contingent upon various factors in place at the time of the occurrence of the assumed event, including, but not limited to:

(1)	each executive’s current salary rate, annual performance bonus awards, and annual long-term incentive awards;

(2)	the amount and type of unvested equity and other incentive awards held by the executive;

(3)	the trading price of Kforce’s stock;

(4)	the cost of providing employee benefits;

(5)	the executive’s elections of employee benefits;

(6)	the executive’s age or years of service with Kforce;

(7)	the date of termination;

(8)	the circumstances of the termination; and

(9)	the executive’s historical salary, performance bonus awards, and long-term incentive awards.

The following tables describe potential payments to the NEOs upon termination or a change in control (“CIC”) pursuant to their respective employment agreements, which were approved by the Compensation Committee. As mentioned above, these amounts assume that each NEO terminated employment on December 31, 2009. The footnotes referenced in each of the tables follow the last table and relate to all tables.

Pursuant to the age and service provisions of Kforce’s SERP, none of the NEOs were eligible for early or normal retirement as of December 31, 2009. Upon retirement, and subject to the provisions of the SERP, the NEOs would be eligible to receive all accrued salary, bonus and employee benefits such as paid-time-off as of December 31, 2009 and would also have the ability to exercise, if necessary, all plan-based awards that were vested as of December 31, 2009. As a result of the above, these columns have been omitted from the tables below.

David Dunkel

Payments and Benefits Upon Termination (a)	By Employer Without Cause or By Employee For Good Reason (b)	By Employee Without Good Reason (c)	By Employer For Cause Termination (d)	By Employer Without Cause or By Employee For Good Reason Within 1 Year Following CIC (e)	Death (f)	Disability (g)
Compensation:
Severance payment (1)	$6,718,489	$—	$—	$15,370,356	$—	$—
Equity-based compensation (2)	—	—	—	$3,509,602	$3,509,602	—

Benefits and Perquisites:
Continuation of base salary (3)	—	—	—	—	$2,078,350	$2,078,350
Continuation of health care benefits (4)	—	—	—	—	—	—
Retirement benefit—SERP (5)	—	—	—	$6,114,275	—	$1,030,166
Retirement health benefit—SERHP (6)	—	—	—	$88,250	$88,250	$88,250
Outplacement services	—	—	—	$20,000	—	—

	$6,718,489	$—	$—	$25,102,483	$5,676,202	$3,196,766

William Sanders

Payments and Benefits Upon Termination (a)	By Employer Without Cause or By Employee For Good Reason (b)	By Employee Without Good Reason (c)	By Employer For Cause Termination (d)	By Employer Without Cause or By Employee For Good Reason Within 1 Year Following CIC (e)	Death (f)	Disability (g)
Compensation:
Severance payment (1)	$3,096,176	$—	$—	$10,729,464	$—	$—
Equity-based compensation (2)	—	—	—	$2,051,170	$2,051,170	—

Benefits and Perquisites:
Continuation of base salary (3)	—	—	—	—	$1,662,680	$861,982
Continuation of health care benefits (4)	—	—	—	—	—	—
Retirement benefit—SERP (5)	—	—	—	$7,433,806	$4,057,081	$5,963,668
Retirement health benefit—SERHP (6)	—	—	—	$193,281	$193,281	$193,281
Outplacement services	—	—	—	$20,000	—	—

	$3,096,176	$—	$—	$20,427,721	$7,964,212	$7,018,931

Joseph Liberatore

Payments and Benefits Upon Termination (a)	By Employer Without Cause or By Employee For Good Reason (b)	By Employee Without Good Reason (c)	By Employer For Cause Termination (d)	By Employer Without Cause or By Employee For Good Reason Within 1 Year Following CIC (e)	Death (f)	Disability (g)
Compensation:
Severance payment (1)	$2,132,815	$—	$—	$7,270,538	$—	$—
Equity-based compensation (2)	—	—	—	$1,676,699	$1,676,699	—

Benefits and Perquisites:
Continuation of base salary (3)	—	—	—	—	$1,247,010	$1,247,010
Continuation of health care benefits (4)	—	—	—	—	—	—
Retirement benefit—SERP (5)	—	—	—	—	—	—
Retirement health benefit—SERHP (6)	—	—	—	$45,069	$45,069	$45,069
Outplacement services	—	—	—	$20,000	—	—

	$2,132,815	$—	$—	$9,012,306	$2,968,778	$1,292,079

Michael Ettore

Payments and Benefits Upon Termination (a)	By Employer Without Cause or By Employee For Good Reason (b)	By Employee Without Good Reason (c)	By Employer For Cause Termination (d)	By Employer Without Cause or By Employee For Good Reason Within 1 Year Following CIC (e)	Death (f)	Disability (g)
Compensation:
Severance payment (1)	$1,341,719	$—	$—	$2,841,707	$—	$—
Equity-based compensation (2)	—	—	—	$1,453,205	$1,453,205	—

Benefits and Perquisites:
Continuation of base salary (3)	—	—	—	—	$635,299	$635,299
Continuation of health care benefits (4)	—	—	—	—	—	—
Retirement benefit—SERP (5)	—	—	—	$906,452	—	—
Retirement health benefit—SERHP (6)	—	—	—	$79,136	$79,136	$79,136
Outplacement services	—	—	—	$20,000	—	—

	$1,341,719	$—	$—	$5,300,500	$2,167,640	$714,435

Randal Marmon

Payments and Benefits Upon Termination (a)	By Employer Without Cause or By Employee For Good Reason (b)	By Employee Without Good Reason (c)	By Employer For Cause Termination (d)	By Employer Without Cause or By Employee For Good Reason Within 1 Year Following CIC (e)	Death (f)	Disability (g)
Compensation:
Severance payment (1)	$1,233,708	$—	$—	$1,418,508	$—	$—
Equity-based compensation (2)	—	—	—	$390,160	$390,160	—

Benefits and Perquisites:
Continuation of base salary (3)	—	—	—	—	$568,924	$568,924
Continuation of health care benefits (4)	—	—	—	—	—	—
Retirement benefit—SERP (5)	—	—	—	—	—	—
Retirement health benefit—SERHP (6)	—	—	—	$5,492	$5,492	$5,492
Outplacement services	—	—	—	$20,000	—	—

	$1,233,708	$—	$—	$1,834,160	$964,576	$574,416

(1)	The severance payment amount depends upon the type of termination. Under column (b), the NEOs are entitled to a severance payment calculated as a factor (ranging from 2.00 to 2.99) of the sum of their salaries on the date of termination plus the average of their cash bonuses over a period of time (ranging from two to three years), as specified in their respective employment agreement. Under column (e), the severance payment would include cash bonuses and the value of stock options, restricted stock, PARS, SARs and the ALTI in the calculation of the bonus whereas column (b) only includes cash bonuses. The factors used in the calculation of the severance payment described above are as follows for each of the NEOs: Mr. Dunkel 2.99, Mr. Sanders 2.00 under column (b) and 2.99 under column (e), Mr. Liberatore 2.00 under column (b) and 2.99 under column (e), Messrs. Ettore and Marmon 2.00. The severance payment would be paid to the NEO within 30 days of termination. No severance payment would occur under the following: (i) termination by employee without good reason (column (c)); (ii) termination by employer for cause (column (d)); (iii) death (column (f)) or (iv) disability (column (g)).
(2)	Equity-based compensation, including stock options, restricted stock, PARS and SARs, is treated differently depending on the type of termination, as follows:

•

Under columns (b), (c) and (d), the NEO has the ability to exercise, if necessary, all awards that were granted and vested at the date of termination. No vesting acceleration occurs as a result of termination under columns (b), (c) or (d).

•

Under column (e), all stock options, restricted stock, PARS and SARs, as reflected in the tables above, would immediately vest on a CIC event. The amounts included in column (e) represent the payout that would be received upon a CIC and is based on Kforce’s closing stock price on December 31, 2009.

•

Under column (f), upon death of the NEO, all restricted stock, PARS and SARs, as reflected in the tables above, would immediately vest. All stock options and other equity awards must be exercised, if necessary, within 90 days of the NEO’s death by his beneficiary. The amounts included in column (f) represent the number of unvested restricted stock shares and PARS on December 31, 2009 multiplied by the closing price on such date, as well as the number of unvested SARs on December 31, 2009 multiplied by the difference between the closing price on such date and the exercise price for such SARs.

•

Under column (g), upon disability of the NEO, continuation of vesting for stock options would occur in accordance with the original vesting conditions for a period of 30 days after a termination notice is received (the “Disability Effective Date”). Typically, upon disability of the NEO, the vesting of his restricted stock, PARS and SARs would terminate. However, if the NEO dies within 2.99 years after the Disability Effective Date, except for Messrs. Ettore and Marmon for which the period is two years, or if a CIC occurs prior to the Disability Effective Date, all restricted stock, PARS and SARs would immediately vest. The benefit received upon death of the NEO is similar to that which is shown in columns (e) and (f) above.

(3)	Upon termination due to the death of the NEO, his salary would be continued to his beneficiary for a period of 2.99 years except for Messrs Ettore and Marmon for which the period is two years. Upon termination due to disability of the NEO, his salary would be continued until the earlier of (i) death, (ii) the NEOs’ 65th birthday or (iii) 2.99 years except for Mr. Ettore for which the term is 2 years. For purposes of this disclosure, Kforce has used 2.99 years for Messrs. Dunkel and Liberatore, 1.50 years for Mr. Sanders due to the age limitation, and two years for Messrs. Ettore and Marmon as these are deemed to be the most probable outcomes if a disability occurred on December 31, 2009, given their current ages. The annual payment amounts have been discounted at a rate of 5.50%, which is the lump sum conversion amount that was utilized for the SERP benefit at December 31, 2009.
(4)	Although each of the NEOs employment agreements specifies continuation of health care benefits upon CIC, death and disability, no amounts have been included in columns (e), (f) and (g) as each of the NEOs would be entitled to a benefit under the SERHP.
(5)	Upon termination due to disability, each NEO would be entitled to a continuation of crediting of additional years of cumulative service for a period of 2.99 years, except Messrs. Ettore and Marmon which period would be 2.00 years. In addition, the NEOs are credited with up to 10 years of additional cumulative years of service under the SERP upon a CIC. The amount included in columns (e), (f) and (g) is the lump sum present value of the future monthly vested benefit, as determined pursuant to the SERP document, using a lump sum conversion rate that was consistent with the assumptions used in our Annual Report on Form 10-K for fiscal 2009. Upon death or disability, the NEOs are entitled to continuation of base salary pursuant to their employment agreements. If this benefit is less than the benefit otherwise payable under the SERP, the SERP benefit disclosed in columns (f) and (g) is net of the related benefit under their employment agreements.
(6)	Upon termination due to death or disability or upon the occurrence of a CIC, each NEO would be entitled to a benefit under the SERHP. The amount included in columns (e), (f) and (g) is the accumulated postretirement benefit obligation, as determined using the assumptions used in our Annual Report on Form 10-K for fiscal 2009.

Gross-Up Payments

In the event the amount payable to an NEO when termination occurs by the employer without cause or by the employee for good reason following a CIC (amounts under column (e)) is subject to an excise tax under Section 4999 of the Code, Kforce is required to pay the NEO an additional amount (the “Gross-up Payment”) sufficient to leave the NEO in the same after-tax position as if no excise tax had been incurred. Based upon the requirements of Section 4999 of the Code and the structure of Kforce’s employment agreements with its NEOs, Kforce does not currently believe that it would be required to pay the Gross-up Payment to the NEOs.

RISKS RESULTING FROM COMPENSATION POLICIES AND PRACTICES

The Committee does not believe that Kforce’s compensation policies and practices are reasonably likely to have a material adverse effect on Kforce, whether in the context of broad based Kforce-wide practices or related to executive compensation.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2009, Kforce had no “interlocking” relationships in which (1) an executive officer of Kforce served as a member of the compensation committee of another entity, one of whose executive officers served on the Compensation Committee of Kforce; (2) an executive officer of Kforce served as a director of another entity, one of whose executive officers served on the Compensation Committee of Kforce; or (3) an executive officer of Kforce served as a member of the compensation committee of another entity, one of whose executive officers served as a director of Kforce.

During 2009, the Compensation Committee consisted of W.R. Carey, Jr., Mark F. Furlong, Elaine D. Rosen (Chair) and Ralph E. Struzziero. Mr. Struzziero served as the Chairman (1990-1994) and President (1980-1994) of Romac & Associates, Inc., a company we acquired in 1994. None of the other members of the Compensation Committee is currently or was formerly an officer or an employee of Kforce or its subsidiaries and none had any relationship with Kforce requiring disclosure in this proxy statement under Item 404 of Regulation S-K.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of Kforce has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into Kforce’s Annual Report on Form 10-K for the year ended December 31, 2009.

Submitted by the Compensation Committee

Elaine D. Rosen (Chair)

W.R. Carey, Jr.

Mark F. Furlong

Ralph E. Struzziero

The information contained in the above Compensation Committee Report shall not be deemed “soliciting material” or “filed” with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into such filings.

PROPOSAL 3. APPROVAL OF AN AMENDMENT TO THE

KFORCE INC. 2006 STOCK INCENTIVE PLAN

General

Since the completion of its Initial Public Offering in August 1995, Kforce has had in effect key employee equity incentive plans, consisting of the Kforce Inc. Employee Incentive Stock Option Plan (the “1995 Plan”), which expired in 2005, and the Kforce Inc. 2006 Stock Incentive Plan (the “Stock Incentive Plan”). These plans were designed to provide an additional incentive to and for the retention of executives, employees and directors that we believe are key to the success of Kforce, especially given that we are a provider of professional and technical specialty staffing services and solutions in which there are few tangible assets and in which our great people represent the true “assets” of Kforce. The Board believes these plans have been highly effective in providing such incentive and retention benefits. The Board also believes that for Kforce to continue to attract and retain outstanding individuals, it must continue to have incentive plans of these types in place.

The Board adopted the Stock Incentive Plan in April 2006 and our shareholders approved the Stock Incentive Plan in June 2006. The Stock Incentive Plan authorized 3,000,000 shares of Common Stock to be reserved for issuance pursuant to the terms of the Stock Incentive Plan. On June 16, 2009, the shareholders approved an amendment to the Stock Incentive Plan to increase the number of authorized shares that may be issued under the Stock Incentive Plan from 3,000,000 to 5,100,000. Eligible participants in the Stock Incentive Plan include our employees, consultants and nonemployee directors. Since the adoption of the Stock Incentive Plan, our executives and directors have received the majority of the awards that have been granted. The Stock Incentive Plan provides for the granting of both “incentive stock options” as defined in Section 422 of the Internal Revenue Code (the “Code”) and nonqualified stock options, as well as restricted stock, stock appreciation rights and other stock-based awards.

As of March 31, 2010, 39,482,427 shares of Kforce’s Common Stock were issued and outstanding and 411,113 shares remained available for future issuance under the Stock Incentive Plan. The Stock Incentive Plan is the only active plan as it pertains to employee equity incentive plans. The number of shares outstanding under the Stock Incentive Plan and the 1995 Plan, is as follows:

Award Type	Shares Outstanding
Stock Options/SARs (1)	2,090,947
Full Value Awards	1,763,011

Total	3,853,958

(1)	The weighted average exercise price of outstanding stock options and SARs is $10.12 and the weighted average remaining contractual term is 5.32 years as of March 31, 2010.

Proposal

In April 2010, the Board adopted an amendment to the Stock Incentive Plan, subject to shareholder approval. The amendment to the Stock Incentive Plan includes the following:

•	Increase the number of authorized shares of Common Stock that may be issued under the Stock Incentive Plan by 2,750,000, to a maximum of 7,850,000 shares.

•

Modify the fungible share pool structure whereby each option or SAR shall be counted against the share limit as one share; and whereby each full value award (restricted stock award, performance share or performance unit) shall be counted against the share limit as 1.58 shares as opposed to 1.39, which was previously in place.

The Board adopted this amendment, subject to shareholder approval. Therefore, this amendment will not become effective if the shareholders do not approve it.

Recommendation of the Board of Directors

The Board believes that it is in Kforce’s and our shareholders’ best interests to amend the Stock Incentive Plan to provide for a 2,750,000 share increase in the aggregate number of shares of Kforce’s Common Stock that may be used for future awards under the Stock Incentive Plan. The Board believes that the proposed increase in the total number of shares available for awards under the Stock Incentive Plan is necessary to ensure that a sufficient number of shares will be available to fund our compensation programs. Further, the Board believes that, unless our shareholders approve this amendment, the shares available for awards under the Stock Incentive Plan will likely be insufficient to satisfy our equity compensation needs for 2010 and beyond. Therefore, if our shareholders do not approve this amendment, we may experience a shortfall of shares available for issuance under the Stock Incentive Plan that we believe may adversely affect our ability to attract, retain and reward associates who contribute to our long-term success.

As a result of the shortfall of shares available for issuance under the Stock Incentive Plan that may be experienced if our shareholders do not approve the amendment, it may be necessary to design and implement alternative long-term incentive (“ALTI”) plans for our NEOs similar to what was done for the January 2, 2009 ALTI plan, as discussed previously in the CD&A. Although the use of ALTI plans is a method to attract, retain and reward our NEOs, it is not preferred as their use results in a significant use of Kforce’s cash resources. ALTI plans also introduce a significant amount of earnings volatility due to the remeasurement of fair value over the requisite service period.

Burn Rate Commitment

In order to address potential shareholder concerns regarding the number options, stock appreciation rights, or other stock awards we intend to grant in a given year, the Board’s Compensation Committee will limit grants during the period of April 1, 2010 to March 31, 2013 to a number of shares subject to options, stock appreciation rights or other stock awards to employees or non-employee directors at an average rate equal to or less than 3.45% of the number of shares of our Common Stock that we believe will be outstanding over such period. For purposes of calculating the number of shares, any full-value awards will count as equivalent to two shares. In addition, the current number of shares of our Common Stock that we believe will be outstanding is approximately 40.0 million. Subject to any material change in the number of common shares outstanding, the annual average number of shares granted during this period will not exceed 1.38 million shares (or 0.69 million full-value awards).

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE AMENDMENT TO THE KFORCE INC. 2006 STOCK INCENTIVE PLAN.

Summary of the Stock Incentive Plan, as Amended, Subject to Shareholder Approval

The following summary of the Stock Incentive Plan is qualified in its entirety by the terms of the Stock Incentive Plan, a copy of which reflecting the amendment referenced herein is attached to this proxy as Appendix A.

Purpose.

The purposes of the Stock Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to motivate employees and consultants of Kforce and to promote the success of Kforce’s business.

Awards.

The Stock Incentive Plan provides for awards of incentive stock options, nonqualified stock options, restricted stock awards, performance units, performance shares and stock appreciation rights.

Stock Subject to the Stock Incentive Plan.

The aggregate number of shares of Common Stock that may be subject to awards under the Stock Incentive Plan, subject to adjustment upon a change in capitalization, shall not exceed 7,850,000 shares (which includes the amount of authorized shares that may be issued if the shareholders approve this proposal). Each option or stock appreciation right granted and exercised shall reduce the share reserve by one share; and each full value share (restricted stock award, performance share or performance unit) shall reduce the share reserve by 1.58 shares. Such shares of Common Stock may be authorized, but unissued, or reacquired shares of Common Stock. Shares of Common Stock that were subject to Stock Incentive Plan awards that expire or become unexercisable without having been exercised in full shall become available for future awards under the Stock Incentive Plan.

Administration.

The Stock Incentive Plan shall be administered by Kforce’s Compensation Committee. Subject to the other provisions of the Stock Incentive Plan, the Compensation Committee has the power to determine the terms of each award granted, including the exercise price, the number of shares subject to the award and the exercisability thereof.

Eligibility.

The Stock Incentive Plan provides that the Compensation Committee may grant awards to employees and consultants, including non-employee directors. The Compensation Committee may grant incentive stock options only to employees. A grantee who has received a grant of an award may, if he is otherwise eligible, receive additional award grants. The Compensation Committee selects the grantees and determines the number of shares of Common Stock to be subject to each award. In making such determination, the Compensation Committee shall take into account the duties and responsibilities of the employee or consultant, the value of his services, his potential contribution to the success of Kforce, the anticipated number of years of future service and other relevant factors. The Compensation Committee shall not grant to any employee, in any fiscal year of Kforce, incentive stock options, nonqualified stock options, restricted stock awards, performance units, performance shares or stock appreciation rights representing more than 1,000,000 shares of Common Stock.

Maximum Term and General Terms and Conditions of Awards.

With respect to any grantee who beneficially owns stock possessing 10% or more of the voting power of all classes of stock of Kforce (a “10% Shareholder”), the maximum term of any incentive stock option granted to such optionee must not exceed five years. The term of all other awards, as defined, granted under the Stock Incentive Plan may not exceed 10 years.

Each award granted under the Stock Incentive Plan is evidenced by a written agreement between the grantee and Kforce and is subject to the following general terms and conditions unless otherwise provided in the award agreement:

(a) Termination of Employment. If a grantee’s continuous status as an employee or consultant terminates for any reason (other than upon the grantee’s death or disability), the grantee may exercise his unexercised option or stock appreciation right, but only within such period of time as is determined by the Compensation Committee (with such determination being made at the time of grant and not exceeding 3 months in the case of an incentive stock option) and only to the extent that the grantee was entitled to exercise it at the date of such termination (but in no event may the option or stock appreciation right be exercised later than the expiration of the term of such award as set forth in the award agreement). A grantee’s stock award shall be forfeited, to the extent it is forfeitable immediately before the date of such termination, or settled by delivery of the appropriate number of unrestricted shares, to the extent it is nonforfeitable. A grantee’s performance shares or performance units with respect to which the performance period has not ended as of the date of such termination shall terminate.

(b) Disability. If a grantee’s continuous status as an employee or consultant terminates as a result of permanent and total disability (as defined in Section 22(e)(3) of the Code), the grantee may exercise his unexercised option or stock appreciation right, but only within 90 days from the date of such termination, and only to the extent that the optionee was entitled to exercise it at the date of such termination (but in no event may the option or stock appreciation right be exercised later than the expiration of the term of such award as set forth in the award agreement). A grantee’s stock award shall be forfeited, to the extent it is forfeitable immediately before the date of such termination, or settled by delivery of the appropriate number of unrestricted shares, to the extent it is nonforfeitable. A grantee’s performance shares or performance units with respect to which the performance period has not ended as of the date of such termination shall terminate.

(c) Death. In the event of a grantee’s death, the grantee’s estate or a person who acquired the right to exercise the deceased grantee’s option or stock appreciation right by bequest or inheritance may exercise the option or stock appreciation right, but only within 90 days following the date of death, and only to the extent that the grantee was entitled to exercise it at the date of death (but in no event may the option or stock appreciation right be exercised later than the expiration of the term of such award as set forth in the award agreement). A grantee’s stock award shall be forfeited, to the extent it is forfeitable immediately before the date of such termination, or settled by delivery of the appropriate number of unrestricted shares, to the extent it is nonforfeitable. A grantee’s performance shares or performance units with respect to which the performance period has not ended as of the date of such termination shall terminate.

(d) Nontransferability of Awards. Except as described below, an award granted under the Stock Incentive Plan is not transferable by the grantee, other than by will or the laws of descent and distribution, and is exercisable during the grantee’s lifetime only by the grantee. In the event of the grantee’s death, an option or stock appreciation right may be exercised by a person who acquires the right to exercise the award by bequest or inheritance. To the extent and in the manner permitted by applicable law and the Compensation Committee, a grantee may transfer an award to certain family members and other individuals and entities.

Terms and Conditions of Options.

Each option granted under the Stock Incentive Plan is subject to the following terms and conditions:

(a) Exercise Price. The Compensation Committee determines the exercise price of options to purchase shares of Common Stock at the time the options are granted. As a general rule, the exercise price of an option must be no less than 100% (110% for an incentive stock option granted to a 10% Shareholder) of the fair market value of the Common Stock on the date the option is granted. The Stock Incentive Plan provides exceptions for certain options granted in connection with an acquisition by Kforce of another corporation or granted as inducements to an individual’s commencing employment with Kforce. The Stock Incentive Plan prohibits modification of any outstanding option so as to specify a lower exercise price, or acceptance of the surrender of an outstanding option and the granting of a new option with a lower exercise price in substitution for such surrendered option without prior shareholder approval.

(b) Exercise of the Option. Each award agreement specifies the term of the option and the date when the option is to become exercisable. The terms of such vesting are determined by the Compensation Committee. An option is exercised by giving written notice of exercise to Kforce, specifying the number of full shares of Common Stock to be purchased and by tendering full payment of the purchase price to Kforce.

(c) Form of Consideration. The consideration to be paid for the shares of Common Stock issued upon exercise of an option is determined by the Compensation Committee and set forth in the award agreement. Such form of consideration may vary for each option, and may consist entirely of cash, check, other shares of Kforce’s Common Stock, any combination thereof, or any other legally permissible form of consideration as may be provided in the Stock Incentive Plan and the award agreement.

(d) Value Limitation. If the aggregate fair market value of all shares of Common Stock subject to a grantee’s incentive stock option which are exercisable for the first time during any calendar year exceeds $100,000, the excess options shall be treated as nonqualified options.

(e) Other Provisions. The award agreement may contain such other terms, provisions and conditions not inconsistent with the Stock Incentive Plan as may be determined by the Compensation Committee. Shares of Common Stock covered by options which have terminated and which were not exercised prior to termination will be returned to the Stock Incentive Plan.

Stock Appreciation Rights.

The Compensation Committee may grant stock appreciation rights in tandem with an option or alone and unrelated to an option. Tandem stock appreciation rights shall expire no later than the expiration of the related option. Stock appreciation rights may be exercised by the delivery to Kforce of a written notice of exercise. The initial value of a stock appreciation right will be the fair market value of a share of Common Stock on the date of grant. The exercise of a stock appreciation right will entitle the grantee to receive the excess of the percentage stated in the award agreement of the fair market value of a share of Common Stock at the time of grant over the exercise price for each share of Common Stock with respect to which the stock appreciation right is exercised. Payment upon exercise of a stock appreciation right will be in shares of Common Stock. In any fiscal year of Kforce, the Compensation Committee may not grant to any employee stock appreciation rights covering more than 1,000,000 shares of Common Stock.

Restricted Stock Awards.

The Compensation Committee may grant awards of restricted shares of Common Stock in such amount and upon such terms and conditions as the Compensation Committee specifies in the award agreement. The Compensation Committee may grant awards of performance-based restricted stock or restricted stock awards other than performance-based restricted stock.

Restricted Stock Other Than Performance-Based Restricted Stock

Restricted stock other than performance-based restricted stock may be granted to employees and consultants and may be subject to one or more contractual restrictions applicable generally or to a grantee in particular, as established at the time of grant and as set forth in the related restricted stock agreement. The restricted stock agreement sets forth the conditions, if any, which will need to be satisfied before the grant will be effective and the conditions, if any, under which the grantee’s interest in the restricted shares will be forfeited. As soon as practicable after a grant has become effective, the shares are registered to or for the benefit of the grantee, but subject to any forfeiture conditions established by the Compensation Committee. The restricted stock agreement states whether the grantee has the right to receive any cash dividends paid with respect to the restricted shares. If the grantee has no right to receive cash dividends, the agreement may give the grantee the right to receive a cash payment in the future in lieu of the dividend payments, provided certain conditions are met. Common share dividends declared on the restricted shares after grant but before the shares are forfeited or become nonforfeitable are treated as part of the grant of the related restricted shares. A grantee has the right to vote the restricted shares after grant until they are forfeited or become nonforfeitable.

Restricted shares may vest in installments or in lump sum amounts upon satisfaction of the stipulated conditions. If the restrictions are not satisfied, the shares are forfeited and again become available under the plan.

In the case of restricted stock grants which vest only on the satisfaction of performance objectives, the Compensation Committee determines the performance objectives to be used in connection with restricted stock awards and the extent to which such objectives have been met. Performance objectives may vary from participant to participant and between groups of participants and shall be based upon such performance factors and criteria as the Compensation Committee in its sole discretion selects.

Performance-Based Restricted Stock

The Compensation Committee may make grants of performance-based restricted stock to employees and consultants. The Compensation Committee has absolute discretion to establish the performance criteria that will be applicable to each grant and to determine the percentage of shares that will be granted upon various levels of attainment of the performance criteria. In any calendar year, the Compensation Committee may not grant to any employee a performance-based restricted stock award covering more than 1,000,000 shares of Common Stock. To comply with Section 162(m) of the Code, the establishment of the performance criteria and the determination of the grant formula must be made at the time of grant, but in no event later than 90 days after the commencement of the performance measurement period. The Compensation Committee can select the performance criteria that will be applicable to a grant of performance-based restricted shares from the following list:

•	Common Stock price;

•	shareholder value or shareholder return;

•	earnings per share or earnings per share growth;

•	market value or market value growth;

•	pre-tax net income, after-tax net income, net income margin or net income growth;

•	return on assets or return on net assets;

•	return on shareholders’ equity;

•	return on capital employed (ROCE);

•	return on invested capital (ROIC);

•	cash flow, cash flow margins or cash flow growth;

•	operating profit, operating margins or operating profit growth;

•	revenue or revenue growth;

•	EBIT (earnings before interest and taxes) or EBIT growth;

•	EBITDA (earnings before interest, taxes, depreciation, and amortization) or EBITDA growth;

•	Earnings before Equity-Based Compensation Expense, net;

•	operating expenses;

•	gross profit, gross profit percentage or gross profit growth;

•	working capital;

•	revenue levels;

•	cost goals;

•	budget goals;

•	business expansion goals;

•	goals related to acquisitions or divestitures;

•	selling, general & administrative (“SG&A”) expense, SG&A expense % or SG&A levels;

•	debt or debt-to-equity;

•	accounts receivable, accounts receivable aging or accounts receivable write-offs;

•	cash levels; or

•	other financial, operating or liquidity measures.

The related performance-based restricted stock agreement sets forth the applicable performance criteria and the deadline for satisfying the performance criteria. No grant of performance-based restricted shares is effective until the Compensation Committee certifies that the applicable conditions (including performance criteria) have been timely satisfied.

The Compensation Committee may also make grants of performance-based restricted stock subject to one or more objective employment, performance or other forfeiture conditions applicable generally or to a grantee in particular, as established by the Compensation Committee at the time of grant and as set forth in the related performance-based restricted stock agreement. The performance-based restricted stock agreement sets forth the conditions, if any, under which the grantee’s interest in the performance-based restricted shares will be forfeited. If the grant or forfeiture conditions with respect to performance-based restricted shares are not satisfied, the shares are forfeited and again become available under the plan. In measuring performance, the Compensation Committee may adjust financial results to exclude the effect of unusual charges or income items which distort year-to-year comparisons of results and other events, including acquisitions or dispositions of businesses or assets, recapitalizations, reorganizations, or reductions in force. The Compensation Committee may also make adjustments to eliminate the effect of changes in tax or accounting rules and regulations. The Compensation Committee may also base the achievement of one or more of the performance criteria listed above against Kforce’s peer group or other established index.

As soon as practicable after a grant has become effective, the shares are registered to or for the benefit of the grantee, but subject to any forfeiture conditions established by the Compensation Committee. The performance-based restricted stock agreement states whether the grantee has the right to receive any cash dividends paid with respect to the performance-based restricted shares. If the grantee has no right to receive cash dividends, the agreement may give the grantee the right to receive a cash payment in the future in lieu of the dividend payments, provided certain conditions are met. Common share dividends declared on the performance-based restricted shares after grant but before the shares are forfeited or become nonforfeitable are treated as part of the grant of the related restricted shares. A grantee has the right to vote the performance-based restricted shares after grant until they are forfeited or become nonforfeitable.

Performance Units and Performance Shares.

The Compensation Committee may grant awards of performance units and performance shares in such amounts and upon such terms and conditions, including the performance goals and the performance period, as the Compensation Committee specifies in the award agreement. The Compensation Committee will establish an initial value for each performance unit on the date of grant.

The initial value of a performance share will be the fair market value of a share of Common Stock on the date of grant. Payment of earned performance units or performance shares will occur following the close of the applicable performance period and in the form of cash, shares of Common Stock or a combination of cash and shares of Common Stock.

Adjustment upon Changes in Capitalization.

In the event of changes in the outstanding stock of Kforce because of any stock splits, reverse stock splits, stock dividends, mergers, recapitalizations or other change in the capital structure of Kforce, an appropriate adjustment shall be made by the Board of Directors in: (i) the number of shares of Common Stock subject to the Stock Incentive Plan; (ii) the number and class of shares of Common Stock subject to any award outstanding under the Stock Incentive Plan; and (iii) the exercise price of any such outstanding award. The determination of the Board of Directors as to which adjustments shall be made shall be conclusive.

Change in Control.

In the event of a Change in Control, then the following provisions apply:

Vesting. In the event of a change in control of Kforce, the Board of Directors may accelerate the vesting of any outstanding award that is not fully vested on the date of the change in control.

Dissolution or Liquidation. In the event of a proposed dissolution or liquidation of Kforce, all outstanding awards will terminate immediately before the consummation of such proposed action. The Board may, in the exercise of its sole discretion in such instances, declare that any option or stock appreciation right shall terminate as of a date fixed by the Board and give each grantee the right to exercise his option or stock appreciation right as to all or any part of the stock covered by such award, including shares as to which the option or stock appreciation right would not otherwise be exercisable.

Merger or Asset Sale. In the event of a merger of Kforce with or into another corporation, the sale of substantially all of the assets of Kforce or the acquisition by any person, other than Kforce or other named persons excluded in Section 2 of the Stock Incentive Plan of 25% or more of the Kforce’s then outstanding securities, each outstanding option, and stock appreciation right shall be assumed or an equivalent option, restricted stock share or stock appreciation right shall be substituted by the successor corporation; provided, however, if such successor or purchaser refuses to assume the then outstanding options, restricted stock shares or stock appreciation rights, the Stock Incentive Plan provides that the Board of Directors may accelerate the vesting of any outstanding award that is not fully vested on the date of the change in control.

Amendment and Termination of the Stock Incentive Plan.

The Board may at anytime amend, alter, suspend or terminate the Stock Incentive Plan. Kforce must obtain shareholder approval of any amendment to the Stock Incentive Plan in such a manner and to such a degree as is necessary and desirable to comply with Rule 16b-3 of the Exchange Act or Section 422 or Section 162(m) of the Code (or any other applicable law or regulation, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted). Furthermore, Kforce must obtain shareholder approval of any modification or amendment to the extent that the Board of Directors, in its sole and absolute discretion, reasonably determines, in accordance with the requirements of any exchange or quotation system on which the Common Stock is listed or quoted, that such modification or amendment constitutes a material revision or material amendment of the Stock Incentive Plan. No amendment or termination of the Stock Incentive Plan shall impair the rights of any grantee, unless mutually agreed otherwise between the grantee and Kforce, which agreement must be in writing and signed by the grantee and Kforce. In any event, the Stock Incentive Plan shall terminate on April 28, 2016. Any awards outstanding under the Stock Incentive Plan at the time of its termination shall remain outstanding until they expire by their terms.

Federal Income Tax Consequences

Pursuant to the Stock Incentive Plan, Kforce may grant either “incentive stock options,” as defined in Section 422 of the Code, nonqualified options, restricted stock, stock appreciation rights, stock awards, performance units or performance shares.

An optionee who receives an incentive stock option grant will not recognize any taxable income either at the time of grant or exercise of the option, although the exercise may subject the optionee to the alternative minimum tax.

Upon the sale or other disposition of the shares more than two years after the grant of the option and one year after the exercise of the option, any gain or loss will be treated as a long-term or short-term capital gain or loss, depending upon the holding period. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or disposition equal to the difference between the exercise price and the lower of (a) the fair market of the shares at the date of the option exercise or (b) the sale price of the shares. Kforce will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

All options that do not qualify as incentive stock options are referred to as nonqualified options. An optionee will not recognize any taxable income at the time he or she receives a nonqualified option grant. However, upon exercise of the nonqualified option, the optionee will recognize ordinary taxable income generally measured as the excess of the fair market value of the shares purchased on the date of exercise over the exercise price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of Kforce will be subject to tax withholding by Kforce. Upon the sale of such shares by the optionee, any difference between the sale price and the fair market value of the shares on the date of exercise of the option will be treated as long-term or short-term capital gain or loss, depending on the holding period. Kforce will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a nonqualified option.

With respect to stock awards, stock appreciation rights, performance units and performance shares that may be settled either in cash or in shares of Common Stock that are either transferable or not subject to a substantial risk of forfeiture under Section 83 of the Code, the grantee will realize ordinary taxable income, subject to tax withholding, equal to the amount of the cash or the fair market value of the shares of Common Stock received. Kforce will be entitled to a deduction in the same amount and at the same time as the compensation income is received by the participant.

With respect to shares of Common Stock that are both nontransferable and subject to a substantial risk of forfeiture the participant will realize ordinary taxable income equal to the fair market value of the shares of Common Stock at the first time the shares of Common Stock are either transferable or not subject to a substantial risk of forfeiture. Kforce will be entitled to a deduction in the same amount and at the same time as the ordinary taxable income realized by the grantee.

At the discretion of the Compensation Committee, the Stock Incentive Plan allows a participant to satisfy tax withholding requirements under federal and state tax laws in connection with the exercise or receipt of an award by electing to have Shares withheld, and/or delivering to Kforce already-owned Shares.

Kforce will be entitled to a tax deduction for performance-based compensation in connection with an award only in an amount equal to the ordinary income realized by the participant and at the time the participant recognizes such income, and if applicable withholding requirements are met. In addition, Code Section 162(m) contains special rules regarding the federal income tax deductibility of compensation paid to Kforce’s chief executive officer and to each of Kforce’s other four most highly compensated executive officers, excluding its chief financial officer. The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, Kforce can preserve the deductibility of certain compensation in excess of $1,000,000 if it complies with certain conditions imposed by the Code Section 162(m) rules (including the establishment of a maximum number of shares with respect to which awards may be granted to any one employee during one year) and if the material terms of such compensation are disclosed to and approved by Kforce’s shareholders. We have structured the Stock Incentive Plan with the intention that compensation resulting from awards under the Stock Incentive Plan can qualify as “performance-based compensation” and, if so qualified, would be deductible. Such continued treatment is subject to, among things, approval of the Stock Incentive Plan by Kforce’s shareholders and accordingly we are seeking such approval.

The foregoing is only a summary of the effect of federal income taxation upon the grantee and Kforce with respect to the grant and exercise of awards under the Stock Incentive Plan, does not purport to be complete, and does not discuss the tax consequences of the grantee’s death or the income tax laws of any municipality, state or foreign country in which a grantee may reside.

PROPOSAL 4. APPROVAL OF THE

KFORCE INC. 2009 EMPLOYEE STOCK PURCHASE PLAN

General

The 1999 Employee Stock Purchase Plan (the “1999 ESPP”) was adopted by the Board and shareholders in 1999. The 1999 ESPP, which was intended to qualify as an “employee stock purchase plan” under Section 423 of the Code, was also intended to provide a convenient and practical means by which employees may participate in stock ownership of Kforce. An aggregate of 6,000,000 shares of Common Stock had been reserved for issuance under the 1999 ESPP.

The Board believes that the 1999 ESPP promoted the interests of Kforce and its shareholders by encouraging employees of Kforce and participating subsidiaries to become shareholders, and therefore promoted Kforce’s growth and success. The Board also believes that the opportunity to acquire a proprietary interest in the success of Kforce through the acquisition of shares of common stock pursuant to the 1999 ESPP was an important aspect of Kforce’s ability to attract and retain highly qualified and motivated employees.

The 1999 ESPP, which contained a 10-year termination provision, expired during 2009. The Board believes that it is desirable and in the best interests of Kforce and its shareholders to provide employees of Kforce and its participating subsidiaries with benefits afforded under a qualified employee stock purchase plan.

Proposal

Accordingly, in October 2009, the Board adopted the Kforce Inc. 2009 Employee Stock Purchase Plan (the “2009 ESPP”), which is subject to shareholder approval. The 2009 ESPP became effective on January 1, 2010; provided that the 2009 ESPP must be approved by Kforce’s shareholders within 12 months following the date the 2009 ESPP was adopted by the Board. If the 2009 ESPP is approved, 3,000,000 shares of Common Stock will be available for issuance under the Plan

Recommendation of the Board of Directors

The Board believes that it is in the best interests of Kforce to provide employees with the opportunity to acquire an ownership interest in Kforce through their participation in the 2009 ESPP and thereby encourage them to remain in Kforce’s employ and more closely align their interests with those of the shareholders.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE KFORCE INC. 2009 EMPLOYEE STOCK PURCHASE PLAN.

Summary of the 2009 Employee Stock Purchase Plan, Subject to Shareholder Approval

The following summary of the 2009 ESPP is qualified in its entirety by the terms of the 2009 ESPP, a copy of which is attached to this proxy as Appendix B.

Effective Date

The 2009 ESPP became effective on January 1, 2010; provided that the 2009 ESPP must be approved by Kforce’s shareholders within 12 months following the date the 2009 ESPP was adopted by the Board.

Administration

The 2009 ESPP shall be administered by the Board or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the 2009 ESPP, to determine eligibility and to adjudicate all disputed claims filed under the 2009 ESPP. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties.

Eligibility

Any employee who is employed by Kforce or any of its subsidiaries on the date his or her participation in the 2009 ESPP is to become effective shall be eligible to participate in offerings under the 2009 ESPP that commence on or after such Employee becomes a participant in the 2009 ESPP.

Offering Periods

The 2009 ESPP shall be implemented by consecutive three month offering periods. The Board shall have the power to change the duration of offering periods (including the commencement dates thereof) with respect to future offering periods if such change is announced at least five days prior to the scheduled beginning of the first offering period to be affected thereafter.

Amount of Payroll Deductions

At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the time he is a participant in an offering period in an amount equal to any whole percentage of the compensation that he or she receives on each pay day during the offering period. A participant may elect up to 10%.

Purchase Price

The purchase price shall be 95% of the fair market value of a share of Common Stock on the exercise date.

Grant and Exercise of Option

The maximum number of shares placed under option to a participant in an offering is that number determined by dividing the amount of the participant’s total payroll deductions to be accumulated prior to an exercise date by 95% of the fair market value of the Common Stock on the exercise date. Unless a participant withdraws from the Stock Purchase Plan, such participant’s option for the purchase of shares of common stock will be exercised automatically on each exercise date for the maximum number of shares of common stock at the applicable price. Whole and fractional shares shall be purchased. Notwithstanding the foregoing, no employee will be permitted to subscribe for shares of common stock under the Stock Purchase Plan if, immediately after the grant of the option, the employee would own five percent or more of the voting power or value of all classes of stock of Kforce or of any of its subsidiaries (including stock which may be purchased under the Stock Purchase Plan or pursuant to any other options), nor shall any employee be granted an option which would permit the employee to buy under all employee stock purchase plans of the Company more than $25,000 worth of stock (determined at the fair market value of the shares of common stock at the time the option is granted) in any calendar year.

Holding Period

Participants may sell their stock, transfer shares to a broker, or take stock certificates of shares after completing a 6-month holding period. The 6-month holding period begins from the date the stock is purchased at the end of the Offering Period.

Withdrawal from the 2009 ESPP

A participant may withdraw from the 2009 ESPP and receive all of the payroll deductions credited to his or her account and not yet used to exercise his or her option under the 2009 ESPP at any time during an offering period up to 15 days prior to the close of the offering period by submitting the proper paperwork to the third party administrator. All of the participant’s payroll deductions contributed during that offering period shall be paid to such participant, such participant’s option for the offering period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such offering period.

Termination of Employment

Upon a participant’s ceasing to be an employee, for any reason, he or she shall be deemed to have elected to withdraw from the 2009 ESPP and the payroll deductions credited to such participant’s account during the offering period but not yet used to exercise the option shall be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 12 of the 2009 ESPP, and such participant’s option shall be automatically terminated.

Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale

Subject to any required action by Kforce’s shareholders, (i) the reserves, (ii) the maximum number of shares each participant may purchase during each offering period, (iii) the purchase price per share, and (iv) the number of shares of Common Stock covered by each option under the 2009 ESPP that has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by Kforce; provided, however, that conversion of any convertible securities of Kforce shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. In the event of the proposed dissolution or liquidation of Kforce, the offering period then in progress shall be shortened by setting a new exercise date, and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. In the event of a proposed sale of all or substantially all of the assets of Kforce, or the merger of Kforce with or into another corporation, Kforce shall use its best efforts to have each outstanding option assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation.

Amendment or Termination

The Board may at any time and for any reason terminate or amend the 2009 ESPP. Except as provided in Section 16 of the 2009 ESPP, no such termination can affect options previously granted; provided, that an offering period may be shortened by the Board to an earlier exercise date and the 2009 ESPP may be terminated immediately thereafter if the Board determines that the termination of the 2009 ESPP is in the best interests of Kforce and its shareholders. Except as provided in Section 16 of the 2009 ESPP, no amendment may make any change in any option theretofore granted that adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), Kforce shall obtain shareholder approval for any amendment to the 2009 ESPP in such a manner and to such a degree as required. Without shareholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Board (or its committee) shall be entitled to change offering periods, limit the frequency and/or number of changes in the amount withheld during an offering period, establish the exchange ratio applicable to amounts designated by a participant in order to adjust for delays or mistakes in Kforce’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable that are consistent with the 2009 ESPP.

Federal Income Tax Consequences

The 2009 ESPP and the rights of participants to make purchases under the Stock Purchase Plan are intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares of common stock, the participant will generally be subject to tax, and the amount of the tax will depend upon the holding period. If the shares of common stock are sold or otherwise disposed of more than two years from the first day of the offering period, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares of common stock at the time of such sale or disposition over the purchase price, or (b) the excess of the fair market value of the shares of common stock as of the first day of the offering period over the purchase price. Any additional gain will be treated as long-term capital gain. If the shares of common stock are sold or otherwise disposed of before the expiration of this holding period, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares of common stock on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. Kforce is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares of common stock prior to the expiration of the holding period(s) described above.

At the time the option is exercised, in whole or in part, or at the time some or all of Kforce’s Common Stock issued under the 2009 ESPP is disposed of, the participant must make adequate provision for Kforce’s federal, state or other tax withholding obligations, if any, that arise upon the exercise of the option or the disposition of the Common Stock. At any time, Kforce may, but shall not be obligated to, withhold from the participant’s compensation the amount necessary for Kforce to meet applicable withholding obligations, including any withholding required to make available to Kforce any tax deductions attributable to sale or early disposition of Common Stock by the employee.

The foregoing is only a summary of the effect of federal income taxation upon the participant and Kforce with respect to the shares of common stock purchased under the Stock Purchase Plan. Reference should be made to the applicable provisions of the Code. In addition, the summary does not discuss the tax consequences of a participant’s death or the income tax laws of any state in which the participant may reside.

SHAREHOLDER PROPOSALS

Shareholders interested in presenting a proposal for consideration at our Annual Meeting of Shareholders in 2011 may do so by following the procedures prescribed in Rule 14a-8 under the Exchange Act and our Bylaws. To be eligible for inclusion, shareholder proposals must be received by Kforce’s Corporate Secretary no later than December 30, 2010. The Board will review any proposal from eligible shareholders that it receives by that date and will determine whether any such proposal will be included in our proxy materials for 2011.

In addition, the proxy solicited by the Board for the Annual Meeting of Shareholders in 2011 will confer discretionary authority to vote on any shareholder proposal presented at that meeting, unless we are provided with written notice of such proposal by March 15, 2011.

OTHER MATTERS

As of the date of this proxy statement, we know of no business that will be presented for consideration at the Annual Meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by shareholders, proxies in the enclosed form returned to us will be voted in accordance with the judgment of the proxy holder.

The material referred to in this proxy statement under the captions “Proposal 1. Election of Directors—Board of Directors and Committee Information—Audit Committee,” “Compensation Committee Report,” and “Audit Committee Report” shall not be deemed soliciting material or otherwise deemed filed, or subject to the liabilities of Section 18 of the Exchange Act, and shall not be deemed to be incorporated by any general statement of incorporation by reference in any filings made under the Securities Act of 1933, as amended, or the Exchange Act.

Only one copy of this proxy statement, and the accompanying Annual Report, is being delivered to shareholders who share an address, unless we have received contrary instructions by one or more of the shareholders at that address. We will promptly deliver a separate copy of this proxy statement and the accompanying Annual Report to any shareholder at a shared address to which a single copy of those documents has been delivered upon the written or oral request from that shareholder. Written requests should be mailed to Joseph J. Liberatore, Corporate Secretary, Kforce Inc., 1001 East Palm Avenue, Tampa, Florida 33605. Oral requests may be made by calling Kforce Investor Relations at (813) 552-5000. Any shareholder sharing a single copy of the proxy statement and Annual Report who wishes to receive a separate mailing of our proxy statement and Annual Report in the future, and shareholders sharing an address and receiving multiple copies of our proxy statement and Annual Report who wish to share a single copy of those documents in the future, should also notify us in writing at the foregoing address or by calling the foregoing telephone number.

APPENDIX A

KFORCE INC.

2006 STOCK INCENTIVE PLAN

1. Purposes of the Plan. The purposes of this Stock Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Consultants, and to promote the long-term success of the Firm’s business and to link participants’ directly to stockholder interests through increased stock ownership. Awards granted under the Plan may be Incentive Stock Options, Nonqualified Stock Options, Restricted Stock Awards, Performance Units, Performance Shares and Stock Appreciation Rights.

2. Definitions. As used herein, the following definitions shall apply:

(a) “Applicable Law” means the legal requirements relating to the administration of the Plan under applicable federal, state, local and foreign corporate, tax and securities laws, and the rules and requirements of any stock exchange or quotation system on which the Common Stock is listed or quoted.

(b) “Award” means an Option, Stock Appreciation Right, Restricted Stock Award, Performance Unit or Performance Share granted under the Plan.

(c) “Award Agreement” means a written agreement by which an Award is evidenced.

(d) “Board” means the Board of Directors of the Firm.

(e) “Change in Control” means the happening of any of the following:

(i) When any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Firm; a Subsidiary; David L. Dunkel or his child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships), or any trust created for his benefit during his lifetime, or any combination of the foregoing; or a Firm employee benefit plan, including any trustee of such plan acting as trustee) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Firm representing 25 percent or more of the combined voting power of the Firm’s then outstanding securities; or

(ii) individuals who, as of the date of this Agreement, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date of this Agreement whose election, or nomination for election by shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Firm (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the Persons who were the beneficial owners, respectively, of the Firm’s outstanding Common Stock and outstanding voting securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Employer or all or substantially all of the Employer’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Firm’s Common Stock and voting securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any Executive benefit plan (or related trust) of the Firm or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, twenty-five percent or more of, respectively, the then outstanding shares of Common Stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) approval by shareholders of a complete liquidation or dissolution of the Firm.

(f) “Change in Control Price” means, as determined by the Board,

(i) the highest Fair Market Value of a Share within the 60-day period immediately preceding the date of determination of the Change in Control Price by the Board (the “60-Day Period”), or

(ii) the highest price paid or offered per Share, as determined by the Board, in any bona fide transaction or bona fide offer related to the Change in Control of the Firm, at any time within the 60-Day Period, or

(iii) some lower price as the Board, in its sole and absolute discretion, determines to be a reasonable estimate of the fair market value of a Share.

(g) “Code” means the Internal Revenue Code of 1986, as amended.

(h) “Committee” means the Compensation Committee of the Board, which shall be appointed by the Board, and shall consist of members of the Board who are not Employees and who qualify as “outside directors” under Code Section 162(m).

(i) “Common Stock” means the Common Stock, $.01 par value, of the Firm.

(j) “Consultant” means any person, including an advisor, engaged by the Firm or a Parent or Subsidiary to render services and who is compensated for such services, including without limitation non-Employee Directors who are paid only a director’s fee by the Firm or who are compensated by the Firm for their services as non-Employee Directors. In addition, as used herein, “consulting relationship” shall be deemed to include service by a non-Employee Director as such.

(k) “Continuous Status as an Employee or Consultant” means that the employment or consulting relationship is not interrupted or terminated by the Firm, any Parent or Subsidiary. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of (i) any leave of absence approved in writing by the Board, an Officer, or a person designated in writing by the Board or an Officer as authorized to approve a leave of absence, including sick leave, military leave, or any other personal leave; provided, however, that for purposes of Incentive Stock Options, any such leave may not exceed 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract (including certain Firm policies) or statute, or (ii) transfers between locations of the Firm or between the Firm, a Parent, a Subsidiary or successor of the Firm; or (iii) a change in the status of the Grantee from Employee to Consultant or from Consultant to Employee.

(l) “Covered Stock” means the Common Stock subject to an Award.

(m) “Date of Grant” means the date on which the Committee makes the determination granting the Award, or such other later date as is determined by the Committee. Notice of the determination shall be provided to each Grantee within a reasonable time after the Date of Grant.

(n) “Date of Termination” means the date on which a Grantee’s Continuous Status as an Employee or Consultant terminates.

(o) “Director” means a member of the Board.

(p) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(q) “Employee” means any person, including Officers and Directors, employed by the Firm or any Parent or Subsidiary of the Firm. Neither service as a Director nor payment of a director’s fee by the Firm shall be sufficient to constitute “employment” by the Firm.

(r) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(s) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation (“NASDAQ”) System, the Fair Market Value of a Share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(ii) If the Common Stock is quoted on the NASDAQ System (but not on the National Market System thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Committee.

(t) “Firm” means Kforce Inc., a Florida corporation.

(u) “Grantee” means an individual who has been granted an Award.

(v) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(w) “Mature Shares” means Shares for which the holder thereof has good title, free and clear of all liens and encumbrances, and that such holder either (i) has held for at least six months or (ii) has purchased on the open market.

(x) “Nonqualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(y) “Officer” means a person who is an officer of the Firm within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(z) “Option” means a stock option granted under the Plan.

(aa) “Parent” means a corporation, whether now or hereafter existing, in an unbroken chain of corporations ending with the Firm if each of the corporations other than the Firm holds at least 50 percent of the voting shares of one of the other corporations in such chain.

(bb) “Performance Period” means the time period during which the performance goals established by the Committee with respect to a Performance Unit or Performance Share, pursuant to Section 9 of the Plan, must be met.

(cc) “Performance Share” has the meaning set forth in Section 9 of the Plan.

(dd) “Performance Unit” has the meaning set forth in Section 9 of the Plan.

(ee) “Plan” means this Kforce Inc. 2006 Stock Incentive Plan.

(ff) “Restricted Stock Award” means Shares that are awarded to a Grantee pursuant to Section 8 of the Plan.

(gg) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(hh) “Share” means a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

(ii) “Stock Appreciation Right” or “SAR” has the meaning set forth in Section 7 of the Plan.

(jj) “Subsidiary” means a corporation, domestic or foreign, of which not less than 50 percent of the voting shares are held by the Firm or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Firm or a Subsidiary.

3. Stock Subject to the Plan. Subject to the provisions of Section 11 of the Plan, the aggregate number of shares of Common Stock that may be subject to awards under the Stock Incentive Plan shall not exceed 7,850,000 shares. Each option or stock appreciation right granted and exercised shall reduce the share reserve by one share; and each full value share (restricted stock award, performance share or performance unit) shall reduce the share reserve by 1.58 Shares. Such shares of Common Stock may be authorized, but unissued, or reacquired shares of Common Stock.

If an Award expires or becomes unexercisable without having been exercised in full the remaining Shares that were subject to the Award shall become available for future Awards under the Plan (unless the Plan has terminated). With respect to Options and Stock Appreciation Rights, if the payment upon exercise of an Option or SAR is in the form of Shares, the Shares subject to the Option or SAR shall be counted against the available Shares as one Share for every Share subject to the Option or SAR, regardless of the number of Shares used to settle the Option or SAR upon exercise.

4. Administration of the Plan.

(a) Procedure.

(i) Administration by Committee. The Plan shall be administered by the Committee.

(ii) Rule 16b-3. To the extent the Committee considers it desirable for transactions relating to Awards to be eligible to qualify for an exemption under Rule 16b-3, the transactions contemplated under the Plan shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iii) Section 162(m) of the Code. To the extent the Committee considers it desirable for compensation delivered pursuant to Awards to be eligible to qualify for an exemption from the limit on tax deductibility of compensation under Section 162(m) of the Code, the transactions contemplated under the Plan shall be structured to satisfy the requirements for exemption under Section 162(m) of the Code.

(b) Powers of the Committee. Subject to the provisions of the Plan, and subject to the specific duties delegated by the Board to the Committee, the Committee shall have the authority, in its sole and absolute discretion:

(i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(t) of the Plan;

(ii) to select the Consultants and Employees to whom Awards will be granted under the Plan;

(iii) to determine whether, when, to what extent and in what types and amounts Awards are granted under the Plan;

(iv) to determine the number of shares of Common Stock to be covered by each Award granted under the Plan;

(v) to determine the forms of Award Agreements, which need not be the same for each grant or for each Grantee, for use under the Plan;

(vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted under the Plan. Such terms and conditions, which need not be the same for each grant or for each Grantee, include, but are not limited to, the exercise price, the time or times when Options and SARs may be exercised (which may be based on performance criteria), the extent to which vesting is suspended during a leave of absence, any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the shares of Common Stock relating thereto, based in each case on such factors as the Committee shall determine;

(vii) to construe and interpret the terms of the Plan and Awards;

(viii) to prescribe, amend and rescind rules and regulations relating to the Plan, including, without limiting the generality of the foregoing, rules and regulations relating to the operation and administration of the Plan to accommodate the specific requirements of local and foreign laws and procedures;

(ix) to modify or amend each Award (subject to Section 13 of the Plan). However, the Administrator may not modify or amend any outstanding Option or SAR to reduce the exercise price of such Option or SAR, as applicable, below the exercise price as of the Date of Grant of such Option or SAR without shareholder approval. In addition, no Option or SAR may be granted in exchange for, or in connection with, the cancellation or surrender of an Option or SAR or other Award having a lower exercise price without shareholder approval;

(x) to authorize any person to execute on behalf of the Firm any instrument required to effect the grant of an Award previously granted by the Committee;

(xi) to determine the terms and restrictions applicable to Awards;

(xii) to make such adjustments or modifications to Awards granted to Grantees who are Employees of foreign Subsidiaries as are advisable to fulfill the purposes of the Plan or to comply with Applicable Law;

(xiii) to delegate its duties and responsibilities under the Plan with respect to sub-plans applicable to foreign Subsidiaries, except its duties and responsibilities with respect to Employees who are also Officers or Directors subject to Section 16(b) of the Exchange Act;

(xiv) to correct any defect or supply any omission, or reconcile any inconsistency in the Plan, or in any Award Agreement, in the manner and to the extent it shall deem necessary or expedient to make the Plan fully effective; and

(xv) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision. The Committee’s decisions, determinations and interpretations shall be final and binding on all Grantees and any other holders of Awards.

5. Eligibility and General Conditions of Awards.

(a) Eligibility. Awards other than Incentive Stock Options may be granted to Employees and Consultants. Incentive Stock Options may be granted only to Employees. If otherwise eligible, an Employee or Consultant who has been granted an Award may be granted additional Awards.

(b) Maximum Term. Subject to the following provision, the term during which an Award may be outstanding shall not extend more than 10 years after the Date of Grant and shall be subject to earlier termination as specified elsewhere in the Plan or Award Agreement; provided, however, that any deferral of a cash payment or of the delivery of Shares that is permitted or required by the Committee pursuant to Section 10 of the Plan may, if so permitted or required by the Committee, extend more than ten years after the Date of Grant of the Award to which the deferral relates.

(c) Award Agreement. To the extent not set forth in the Plan, the terms and conditions of each Award, which need not be the same for each grant or for each Grantee, shall be set forth in an Award Agreement.

(d) Termination of Employment or Consulting Relationship. In the event that a Grantee’s Continuous Status as an Employee or Consultant terminates (other than upon the Grantee’s death or Disability), then, unless otherwise provided by the Award Agreement, and subject to Section 11 of the Plan:

(i) the Grantee may exercise his or her unexercised Option or SAR, but only within such period of time as is determined by the Committee, and only to the extent that the Grantee was entitled to exercise it at the Date of Termination (but in no event later than the expiration of the term of such Option or SAR as set forth in the Award Agreement). In the case of an Incentive Stock Option, the Committee shall determine such period of time (in no event to exceed three months from the Date of Termination) when the Option is granted. If, at the Date of Termination, the Grantee is not entitled to exercise his or her entire Option or SAR, the Shares covered by the unexercisable portion of the Option or SAR shall revert to the Plan. If, after the Date of Termination, the Grantee does not exercise his or her Option or SAR within the time specified by the Committee, the Option or SAR shall terminate, and the Shares covered by such Option or SAR shall revert to the Plan;

(ii) the Grantee’s Restricted Stock Awards, to the extent forfeitable immediately before the Date of Termination, shall thereupon automatically be forfeited;

(iii) the Grantee’s Restricted Stock Awards that were not forfeitable immediately before the Date of Termination shall promptly be settled by delivery to the Grantee of a number of unrestricted Shares equal to the aggregate number of the Grantee’s vested Restricted Stock Awards; and

(iv) any Performance Shares or Performance Units with respect to which the Performance Period has not ended as of the Date of Termination shall terminate immediately upon the Date of Termination.

(e) Disability of Grantee. In the event that a Grantee’s Continuous Status as an Employee or Consultant terminates as a result of the Grantee’s Disability, then, unless otherwise provided by the Award Agreement:

(i) the Grantee may exercise his or her unexercised Option or SAR at any time within 90 days from the Date of Termination, but only to the extent that the Grantee was entitled to exercise the Option or SAR at the Date of Termination (but in no event later than the expiration of the term of the Option or SAR as set forth in the Award Agreement). If, at the Date of Termination, the Grantee is not entitled to exercise his or her entire Option or SAR, the Shares covered by the unexercisable portion of the Option or SAR shall revert to the Plan. If, after the Date of Termination, the Grantee does not exercise his or her Option or SAR within the time specified herein, the Option or SAR shall terminate, and the Shares covered by such Option or SAR shall revert to the Plan.

(ii) the Grantee’s Restricted Stock Awards, to the extent forfeitable immediately before the Date of Termination, shall thereupon automatically be forfeited;

(iii) the Grantee’s Restricted Stock Awards that were not forfeitable immediately before the Date of Termination shall promptly be settled by delivery to the Grantee of a number of unrestricted Shares equal to the aggregate number of the Grantee’s vested Restricted Stock Awards; and

(iv) any Performance Shares or Performance Units with respect to which the Performance Period has not ended as of the Date of Termination shall terminate immediately upon the Date of Termination.

(f) Death of Grantee. In the event of the death of an Grantee, then, unless otherwise provided by the Award Agreement,

(i) the Grantee’s unexercised Option or SAR may be exercised at any time within 90 days following the date of death (but in no event later than the expiration of the term of such Option or SAR as set forth in the Award Agreement), by the Grantee’s estate or by a person who acquired the right to exercise the Option or SAR by bequest or inheritance, but only to the extent that the Grantee was entitled to exercise the Option or SAR at the date of death. If, at the time of death, the Grantee was not entitled to exercise his or her entire Option or SAR, the Shares covered by the unexercisable portion of the Option or SAR shall immediately revert to the Plan. If, after death, the Grantee’s estate or a person who acquired the right to exercise the Option or SAR by bequest or inheritance does not exercise the Option or SAR within the time specified herein, the Option or SAR shall terminate, and the Shares covered by such Option or SAR shall revert to the Plan.

(ii) the Grantee’s Restricted Stock Awards, to the extent forfeitable immediately before the date of death, shall thereupon automatically be forfeited;

(iii) the Grantee’s Restricted Stock Awards that were not forfeitable immediately before the date of death shall promptly be settled by delivery to the Grantee’s estate or a person who acquired the right to hold the Stock Grant by bequest or inheritance, of a number of unrestricted Shares equal to the aggregate number of the Grantee’s vested Restricted Stock Awards; and

(iv) any Performance Shares or Performance Units with respect to which the Performance Period has not ended as of the date of death shall terminate immediately upon the date of death.

(g) Nontransferability of Awards.

(i) Except as provided in Section 5(g)(iii) below, each Award, and each right under any Award, shall be exercisable only by the Grantee during the Grantee’s lifetime, or, if permissible under Applicable Law, by the Grantee’s guardian or legal representative.

(ii) Except as provided in Section 5(g)(iii) below, no Award (prior to the time, if applicable, Shares are issued in respect of such Award), and no right under any Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Grantee otherwise than by will or by the laws of descent and distribution (or in the case of Restricted Stock Awards, to the Firm) and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Firm or any Subsidiary; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(iii) To the extent and in the manner permitted by Applicable Law, and to the extent and in the manner permitted by the Committee, and subject to such terms and conditions as may be prescribed by the Committee, a Grantee may transfer an Award to:

(A) a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the Grantee (including adoptive relationships);

(B) any person sharing the employee’s household (other than a tenant or employee);

(C) a trust in which persons described in (A) and (B) have more than 50 percent of the beneficial interest;

(D) a foundation in which persons described in (A) or (B) or the Grantee control the management of assets; or

(E) any other entity in which the persons described in (A) or (B) or the Grantee own more than 50 percent of the voting interests;

provided such transfer is not for value. The following shall not be considered transfers for value: a transfer under a domestic relations order in settlement of marital property rights, and a transfer to an entity in which more than 50 percent of the voting interests are owned by persons described in (A) above or the Grantee, in exchange for an interest in such entity.

6. Stock Options.

(a) Limitations.

(i) Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonqualified Stock Option. Any Option designated as an Incentive Stock Option:

(A) shall not have an aggregate Fair Market Value (determined for each Incentive Stock Option at the Date of Grant) of Shares with respect to which Incentive Stock Options are exercisable for the first time by the Grantee during any calendar year (under the Plan and any other employee stock option plan of the Firm or any Parent or Subsidiary (“Other Plans”)), determined in accordance with the provisions of Section 422 of the Code, that exceeds $100,000 (the “$100,000 Limit”);

(B) shall, if the aggregate Fair Market Value of Shares (determined on the Date of Grant) with respect to the portion of such grant that is exercisable for the first time during any calendar year (“Current Grant”) and all Incentive Stock Options previously granted under the Plan and any Other Plans that are exercisable for the first time during a calendar year (“Prior Grants”) would exceed the $100,000 Limit, be exercisable as follows:

(1) The portion of the Current Grant that would, when added to any Prior Grants, be exercisable with respect to Shares that would have an aggregate Fair Market Value (determined as of the respective Date of Grant for such Options) in excess of the $100,000 Limit shall, notwithstanding the terms of the Current Grant, be exercisable for the first time by the Grantee in the first subsequent calendar year or years in which it could be exercisable for the first time by the Grantee when added to all Prior Grants without exceeding the $100,000 Limit; and

(2) If, viewed as of the date of the Current Grant, any portion of a Current Grant could not be exercised under the preceding provisions of this Section 6(a)(i)(B) during any calendar year commencing with the calendar year in which it is first exercisable through and including the last calendar year in which it may by its terms be exercised, such portion of the Current Grant shall not be an Incentive Stock Option, but shall be exercisable as a separate Option at such date or dates as are provided in the Current Grant.

(ii) No Employee shall be granted, in any fiscal year of the Firm, Options to purchase more than 1,000,000 Shares. The limitation described in this Section 6(a)(ii) shall be adjusted proportionately in connection with any change in the Firm’s capitalization as described in Section 11 of the Plan. If an Option is canceled in the same fiscal year of the Firm in which it was granted (other than in connection with a transaction described in Section 11 of the Plan), the canceled Option will be counted against the limitation described in this Section 6(a)(ii).

(b) Term of Option. The term of each Option shall be stated in the Award Agreement; provided, however, that the term shall be 10 years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Incentive Stock Option is granted, owns stock representing more than 10 percent of the voting power of all classes of stock of the Firm or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c) Option Exercise Price and Consideration.

(i) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Committee and, except as otherwise provided in this Section 6(c)(i), shall be no less than 100 percent of the Fair Market Value per Share on the Date of Grant.

(A) In the case of an Incentive Stock Option granted to an Employee who on the Date of Grant owns stock representing more than 10 percent of the voting power of all classes of stock of the Firm or any Parent or Subsidiary, the per Share exercise price shall be no less than 110 percent of the Fair Market Value per Share on the Date of Grant.

(B) Any Option that is (1) granted to a Grantee in connection with the acquisition (“Acquisition”), however effected, by the Firm of another corporation or entity (“Acquired Entity”) or the assets thereof, (2) associated with an option to purchase shares of stock or other equity interest of the Acquired Entity or an affiliate thereof (“Acquired Entity Option”) held by such Grantee immediately prior to such Acquisition, and (3) intended to preserve for the Grantee the economic value of all or a portion of such Acquired Entity Option, may be granted with such exercise price as the Committee determines to be necessary to achieve such preservation of economic value.

(d) Waiting Period and Exercise Dates. At the time an Option is granted, the Committee shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised. An Option shall be exercisable only to the extent that it is vested according to the terms of the Award Agreement.

(e) Form of Consideration. The Committee shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Committee shall determine the acceptable form of consideration at the time of grant. The acceptable form of consideration may consist of any combination of cash, personal check, wire transfer or, subject to the approval of the Committee:

(i) Mature Shares;

(ii) pursuant to procedures approved by the Committee, (A) through the sale of the Shares acquired on exercise of the Option through a broker-dealer to whom the Grantee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Firm the amount of sale or loan proceeds sufficient to pay the exercise price, together with, if requested by the Firm, the amount of federal, state, local or foreign withholding taxes payable by the Grantee by reason of such exercise, or (B) through simultaneous sale through a broker of Shares acquired upon exercise; or

(iii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Law.

(f) Exercise of Option.

(i) Procedure for Exercise; Rights as a Shareholder.

(A) Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the Award Agreement.

(B) An Option may not be exercised for a fraction of a Share.

(C) An Option shall be deemed exercised when the Firm receives:

(1) written notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option.

(2) Shares issued upon exercise of an Option shall be issued in the name of the Grantee or, if requested by the Grantee, in the name of the Grantee and his or her spouse. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Firm or of a duly authorized transfer agent of the Firm), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Firm shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan.

(3) Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

7. Stock Appreciation Rights.

(a) Grant of SARs. Subject to the terms and conditions of the Plan, the Committee may grant SARs in tandem with an Option or alone and unrelated to an Option. Tandem SARs shall expire no later than the expiration of the underlying Option. In no event shall the term of a SAR exceed 10 years from the Date of Grant. The per share exercise price for the Shares to be issued pursuant to exercise of a stand alone SAR shall be determined by the Committee and shall follow the provisions pertaining to an Option, as prescribed in Section 6(c)(i).

(b) Exercise of SARs. SARs shall be exercised by the delivery of a written notice of exercise to the Firm, setting forth the number of Shares over which the SAR is to be exercised. Tandem SARs may be exercised:

(i) with respect to all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option;

(ii) only with respect to the Shares for which its related Option is then exercisable; and

(iii) only when the Fair Market Value of the Shares subject to the Option exceeds the exercise price of the Option.

The value of the payment with respect to the SAR may be no more than 100 percent of the difference between the exercise price of the underlying Option and the Fair Market Value of the Shares subject to the underlying Option at the time the SAR is exercised.

(c) Payment of SAR Benefit. Upon exercise of a SAR, the Grantee shall be entitled to receive payment from the Firm in an amount determined by multiplying:

(i) the excess of the Fair Market Value of a Share on the date of exercise over the SAR exercise price; by

(ii) the number of Shares with respect to which the SAR is exercised; provided, that the Committee may provide in the Award Agreement that the benefit payable on exercise of a SAR shall not exceed such percentage of the Fair Market Value of a Share on the Date of Grant, or any other limitation, as the Committee shall specify. The payment upon exercise of a SAR shall be in Shares that have an aggregate Fair Market Value (as of the date of exercise of the SAR) equal to the amount of the payment.

(d) No Employee shall be granted, in any fiscal year, SARs with respect to more than 1,000,000 Shares. The limitation described in this Section 7(d) shall be adjusted proportionately in connection with any change in the Firm’s capitalization as described in Section 11 of the Plan. If a SAR is canceled in the same fiscal year of the Firm in which it was granted (other than in connection with a transaction described in Section 11 of the Plan), the canceled SAR will be counted against the limitation described in this Section 7(d).

8. Restricted Stock Awards. Subject to the terms of the Plan, the Committee may grant Restricted Stock Awards to any Employee or Consultant, in such amount and upon such terms and conditions as shall be determined by the Committee.

(a) Administrator Action. The Committee acting in its sole and absolute discretion shall have the right to grant Restricted Stock to Employees and Consultants under the Plan from time to time. Each Restricted Stock Award shall be evidenced by a Restricted Stock Agreement, and each Restricted Stock Agreement shall set forth the conditions, if any, which will need to be timely satisfied before the grant will be effective and the conditions, if any, under which the Grantee’s interest in the related Stock will be forfeited. The Committee may make grants of Performance-Based Restricted Stock and grants of Restricted Stock that is not Performance-Based Restricted Stock.

(b) Performance-Based Restricted Stock.

(i) Effective Date. A grant of Performance-Based Restricted Stock shall be effective as of the date the Committee certifies that the applicable conditions described in Section 8(b)(iii) of the Plan have been timely satisfied.

(ii) Share Limitation. No more than 1,000,000 shares of Performance-Based Restricted Stock may be granted to an Employee or Consultant in any calendar year.

(iii) Grant Conditions. The Committee, acting in its sole and absolute discretion, may select from time to time Employees and Consultants to receive grants of Performance-Based Restricted Stock in such amounts as the Committee may, in its sole and absolute discretion, determine, subject to any limitations provided in the Plan. The Committee shall make each grant subject to the attainment of certain performance targets. The Committee shall determine the performance targets which will be applied with respect to each grant of Performance-Based Restricted Stock at the time of grant, but in no event later than 90 days after the commencement of the period of service to which the performance targets relate.

In measuring performance, the Compensation Committee may adjust financial results to exclude the effect of unusual charges or income items which distort year-to-year comparisons of results and other events, including acquisitions or dispositions of businesses or assets, recapitalizations, reorganizations, or reductions in force. The Compensation Committee may also make adjustments to eliminate the effect of changes in tax or accounting rules and regulations. The Compensation Committee may also base the achievement of one or more of the performance criteria listed below against Kforce’s peer group or other established index.

The performance criteria applicable to Performance-Based Restricted Stock grants will be one or more of the following criteria:

•	Common Stock price;

•	shareholder value or shareholder return;

•	earnings per share or earnings per share growth;

•	market value or market value growth;

•	pre-tax net income, after-tax net income, net income margin or net income growth;

•	return on assets or return on net assets;

•	return on shareholders’ equity;

•	return on capital employed (ROCE);

•	return on invested capital (ROIC);

•	cash flow, cash flow margins or cash flow growth;

•	operating profit, operating margins or operating profit growth;

•	revenue or revenue growth;

•	EBIT (earnings before interest and taxes) or EBIT growth;

•	EBITDA (earnings before interest, taxes, depreciation, and amortization) or EBITDA growth;

•	Earnings before Equity-Based Compensation Expense, net;

•	operating expenses;

•	gross profit, gross profit percentage or gross profit growth;

•	working capital;

•	revenue levels;

•	cost goals;

•	budget goals;

•	business expansion goals;

•	goals related to acquisitions or divestitures;

•	selling, general & administrative (“SG&A”) expense, SG&A expense % or SG&A levels;

•	debt or debt-to-equity;

•	accounts receivable, accounts receivable aging or accounts receivable write-offs;

•	cash levels; or

•	other financial, operating or liquidity measures.

The related Restricted Stock Agreement shall set forth the applicable performance criteria and the deadline for satisfying the performance criteria.

(iv) Forfeiture Conditions. The Committee may make each Performance-Based Restricted Stock grant (if, when and to the extent that the grant becomes effective) subject to one, or more than one, objective employment, performance or other forfeiture condition which the Committee acting in its sole and absolute discretion deems appropriate under the circumstances for Employees or Consultants generally or for a Grantee in particular, and the related Restricted Stock Agreement shall set forth each such condition and the deadline for satisfying each such forfeiture condition. A Grantee’s nonforfeitable interest in the Shares related to a Performance-Based Restricted Stock grant shall depend on the extent to which each such condition is timely satisfied. A Stock certificate shall be issued (subject to the conditions, if any, described in this Section 8(b)) to, or for the benefit of, the Grantee with respect to the number of shares for which a grant has become effective as soon as practicable after the date the grant becomes effective.

(c) Restricted Stock Other Than Performance-Based Restricted Stock.

(i) Effective Date. A Restricted Stock grant which is not a grant of Performance-Based Restricted Stock shall be effective (a) as of the date set by the Committee when the grant is made or, if the grant is made subject to one, or more than one, condition, (b) as of the date the Committee determines that such conditions have been timely satisfied.

(ii) Grant Conditions. The Committee acting in its sole and absolute discretion may make the grant of Restricted Stock which is not Performance-Based Restricted Stock to a Grantee subject to the satisfaction of one, or more than one, objective employment, performance or other grant condition which the Committee deems appropriate under the circumstances for Employees or Consultants generally or for a Grantee in particular, and the related Restricted Stock Agreement shall set forth each such condition and the deadline for satisfying each such grant condition.

(iii) Forfeiture Conditions. The Committee may make each grant of Restricted Stock which is not a grant of Performance-Based Restricted Stock (if, when and to the extent that the grant becomes effective) subject to one, or more than one, objective employment, performance or other forfeiture condition which the Committee acting in its sole and absolute discretion deems appropriate under the circumstances for Employees or Consultants generally or for a Grantee in particular, and the related Restricted Stock Agreement shall set forth each such condition and the deadline for satisfying each such forfeiture condition. A Grantee’s nonforfeitable interest in the Shares related to a grant of Restricted Stock which is not a grant of Performance-Based Restricted Stock shall depend on the extent to which each such condition is timely satisfied. A Stock certificate shall be issued (subject to the conditions, if any, described in this Section 8(c)) to, or for the benefit of, the Grantee with respect to the number of shares for which a grant has become effective as soon as practicable after the date the grant becomes effective.

(d) Dividends and Voting Rights. Each Restricted Stock Agreement shall state whether the Grantee shall have a right to receive any cash dividends which are paid with respect to his or her Restricted Stock after the date his or her Restricted Stock grant has become effective and before the first day that the Grantee’s interest in such stock is forfeited completely or becomes completely nonforfeitable. If a Restricted Stock Agreement provides that a Grantee has no right to receive a cash dividend when paid, such agreement shall set forth the conditions, if any, under which the Grantee will be eligible to receive one, or more than one, payment in the future to compensate the Grantee for the fact that he or she had no right to receive any cash dividends on his or her Restricted Stock when such dividends were paid. If a Restricted Stock Agreement calls for any such payments to be made, the Firm shall make such payments from the Firm’s general assets, and the Grantee shall be no more than a general and unsecured creditor of the Firm with respect to such payments. If a stock dividend is declared on such a Share after the grant is effective but before the Grantee’s interest in such Stock has been forfeited or has become nonforfeitable, such stock dividend shall be treated as part of the grant of the related Restricted Stock, and a Grantee’s interest in such stock dividend shall be forfeited or shall become nonforfeitable at the same time as the Share with respect to which the stock dividend was paid is forfeited or becomes nonforfeitable. If a dividend is paid other than in cash or stock, the disposition of such dividend shall be made in accordance with such rules as the Committee shall adopt with respect to each such dividend. A Grantee shall have the right to vote the Shares related to his or her Restricted Stock grant after the grant is effective with respect to such Shares but before his or her interest in such Shares has been forfeited or has become nonforfeitable.

(e) Satisfaction of Forfeiture Conditions. A Share shall cease to be Restricted Stock at such time as a Grantee’s interest in such Share becomes nonforfeitable under the Plan, and the certificate representing such share shall be reissued as soon as practicable thereafter without any further restrictions related to Section 8(b) or Section 8(c) and shall be transferred to the Grantee.

9. Performance Units and Performance Shares.

(a) Grant of Performance Units and Performance Shares. Subject to the terms of the Plan, the Committee may grant Performance Units or Performance Shares to any Employee or Consultant in such amounts and upon such terms as the Committee shall determine.

(b) Value/Performance Goals. Each Performance Unit shall have an initial value that is established by the Committee on the Date of Grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Date of Grant. The Committee shall set performance goals that, depending upon the extent to which they are met, will determine the number or value of Performance Units or Performance Shares that will be paid to the Grantee.

(c) Payment of Performance Units and Performance Shares.

(i) Subject to the terms of the Plan, after the applicable Performance Period has ended, the holder of Performance Units or Performance Shares shall be entitled to receive a payment based on the number and value of Performance Units or Performance Shares earned by the Grantee over the Performance Period, determined as a function of the extent to which the corresponding performance goals have been achieved.

(ii) If a Grantee is promoted, demoted or transferred to a different business unit of the Firm during a Performance Period, then, to the extent the Committee determines appropriate, the Committee may adjust, change or eliminate the performance goals or the applicable Performance Period as it deems appropriate in order to make them appropriate and comparable to the initial performance goals or Performance Period.

(d) Form and Timing of Payment of Performance Units and Performance Shares. Payment of earned Performance Units or Performance Shares shall be made in a lump sum following the close of the applicable Performance Period. The Committee may pay earned Performance Units or Performance Shares in cash or in Shares (or in a combination thereof) that have an aggregate Fair Market Value equal to the value of the earned Performance Units or Performance Shares at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee. The form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

10. Tax Withholding. The Firm shall deduct from all cash distributions under the Plan any taxes required to be withheld by federal, state, local or foreign government. Whenever the Firm proposes or is required to issue or transfer Shares under the Plan, the Firm shall have the right to require the recipient to remit to the Firm an amount sufficient to satisfy any federal, state, local and foreign withholding tax requirements prior to the delivery of any certificate or certificates for such shares. A Grantee may pay the withholding tax in cash, or, if the applicable Award Agreement provides, a Grantee may elect to have the number of Shares he is to receive reduced by the smallest number of whole Shares that, when multiplied by the Fair Market Value of the Shares determined as of the Tax Date (defined below), is sufficient to satisfy federal, state, local and foreign, if any, withholding taxes arising from exercise or payment of a grant under the Plan (a “Withholding Election”). A Grantee may make a Withholding Election only if the Withholding Election is made on or prior to the date on which the amount of tax required to be withheld is determined (the “Tax Date”) by executing and delivering to the Firm a properly completed notice of Withholding Election as prescribed by the Committee. The Committee may in its sole and absolute discretion disapprove and give no effect to the Withholding Election.

11. Adjustments Upon Changes in Capitalization or Change of Control.

(a) Changes in Capitalization. Subject to any required action by the shareholders of the Firm, the number of Covered Shares, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per share of Covered Stock, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Firm; provided, however, that conversion of any convertible securities of the Firm shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Firm of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Covered Stock.

(b) Change in Control. In the event of a Change in Control, then the following provisions shall apply:

(i) Vesting. The Board may, in the exercise of its sole and absolute discretion, accelerate the vesting and nonforfeitability of any Award that is outstanding on the date such Change in Control is determined to have occurred and that is not yet fully vested and nonforfeitable on such date.

(ii) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Firm, to the extent that an Award is outstanding, it will terminate immediately prior to the consummation of such proposed action. The Board may, in the exercise of its sole and absolute discretion in such instances, declare that any Option or SAR shall terminate as of a date fixed by the Board and give each Grantee the right to exercise his or her Option or SAR as to all or any part of the Covered Stock, including Shares as to which the Option or SAR would not otherwise be exercisable.

(iii) Merger or Asset Sale. Except as otherwise determined by the Board, in its sole and absolute discretion, prior to the occurrence of a merger of the Firm with or into another corporation, or the sale of substantially all of the assets of the Firm, in the event of such a merger or sale each outstanding Option or SAR shall be assumed or an equivalent option or right shall be substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation or a Parent or Subsidiary of the successor corporation does not agree to assume the Option or SAR or to substitute an equivalent option or right, the Board may, in the exercise of its sole and absolute discretion and in lieu of such assumption or substitution, provide for the Grantee to have the right to exercise the Option or SAR as to all or a portion of the Covered Stock, including Shares as to which it would not otherwise be exercisable. If the Board makes an Option or SAR exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Committee shall notify the Grantee that the Option or SAR shall be fully exercisable for a period of 30 days from the date of such notice, and the Option or SAR will terminate upon the expiration of such period. For the purposes of this paragraph, the Option or SAR shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase, for each Share of Covered Stock subject to the Option or SAR immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its Parent, the Board may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon the exercise of the Option or SAR, for each Share subject to the Option or SAR, to be solely common stock of the successor corporation or its Parent equal in Fair Market Value to the per Share consideration received by holders of Common Stock in the merger or sale of assets.

(iv) Except as otherwise determined by the Board, in its sole and absolute discretion, prior to the occurrence of a Change in Control other than the dissolution or liquidation of the Firm, a merger of the Firm with or into another corporation, or the sale of substantially all of the assets of the Firm, in the event of such a Change in Control, all outstanding Options and SARs, to the extent they are exercisable and vested, shall be terminated in exchange for a cash payment equal to the Change in Control Price (reduced by the exercise price applicable to such Options or SARs). These cash proceeds shall be paid to the Grantee or, in the event of death of a Grantee prior to payment, to the estate of the Grantee or to a person who acquired the right to exercise the Option or SAR by bequest or inheritance.

12. Term of Plan. The Plan shall become effective upon its approval by the shareholders of the Firm. Such shareholder approval shall be obtained in the manner and to the degree required under applicable federal and state law. The Plan shall continue in effect until April 28, 2016, unless terminated earlier under Section 13 of the Plan.

13. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Shareholder Approval. The Firm shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Rule 16b-3 or with Section 422 or Section 162(m) of the Code (or any successor rule or statute) or other Applicable Law. Such shareholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the Applicable Law.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Grantee, unless mutually agreed otherwise between the Grantee and the Committee, which agreement must be in writing and signed by the Grantee and the Firm.

14. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares shall not be issued pursuant to an Award unless the exercise, if applicable, of such Award and the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, Applicable Law, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Firm with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of an Award, the Firm may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Firm, such a representation is required.

15. Liability of Firm.

(a) Inability to Obtain Authority. The inability of the Firm to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Firm’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Firm of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

(b) Grants Exceeding Allotted Shares. If the Covered Stock covered by an Award exceeds, as of the date of grant, the number of Shares that may be issued under the Plan without additional shareholder approval, such Award shall be void with respect to such excess Covered Stock, unless shareholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with Section 13 of the Plan.

16. Reservation of Shares. The Firm, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

17. Rights of Employees and Consultants. Neither the Plan nor any Award shall confer upon a Grantee any right with respect to continuing the Grantee’s employment or consulting relationship with the Firm, nor shall they interfere in any way with the Grantee’s right or the Firm’s right to terminate such employment or consulting relationship at any time, with or without cause.

18. Sub-plans for Foreign Subsidiaries. The Board may adopt sub-plans applicable to particular foreign Subsidiaries. All Awards granted under such sub-plans shall be treated as grants under the Plan. The rules of such sub-plans may take precedence over other provisions of the Plan, with the exception of Section 3, but unless otherwise superseded by the terms of such sub-plan, the provisions of the Plan shall govern the operation of such sub-plan.

19. Construction. The Plan shall be construed under the laws of the State of Florida, to the extent not preempted by federal law, without reference to the principles of conflict of laws.

20. Certain Limitations on Awards to Ensure Compliance with Code Section 409A. For purposes of this Plan, references to an award term or event (including any authority or right of the Firm or a Grantee) being “permitted” under Code Section 409A mean, for a 409A Award (meaning an Award that constitutes a deferral of compensation under Code Section 409A and regulations thereunder), that the term or event will not cause the Grantee to be liable for payment of interest or a tax penalty under Code Section 409A and, for a Non-409A Award (meaning all Awards other than 409A Awards), that the term or event will not cause the Award to be treated as subject to Code Section 409A. Other provisions of the Plan notwithstanding, the terms of any 409A Award and any Non-409A Award, including any authority of the Firm and rights of the Grantee with respect to the Award, shall be limited to those terms permitted under Code Section 409A, and any terms not permitted under Code Section 409A shall be automatically modified and limited to the extent necessary to conform with Code Section 409A. For this purpose, other provisions of the Plan notwithstanding, the Firm shall have no authority to accelerate distributions relating to 409A Awards in excess of the authority permitted under Code Section 409A, and any distribution subject to Code Section 409A(a)(2)(A)(i) (separation from service) to a “key employee” as defined under Code Section 409A(a)(2)(B)(i), shall not occur earlier than the earliest time permitted under Code Section 409A(a)(2)(B)(i).

APPENDIX B

KFORCE INC.

2009 EMPLOYEE STOCK PURCHASE PLAN

1.	Purpose; Reinstatement of Prior Plan.

(a)	The purpose of the Plan is to provide employees of Kforce Inc. and its Subsidiaries with an opportunity to purchase Common Stock of the Firm through accumulated payroll deductions. It is the intention of the Firm that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of Section 423 of the Code.

(b)	The Plan replaces the Kforce Employee Stock Purchase Plan that was originally adopted by the Board and approved by the Firm’s stockholders in 1999, as amended from time to time (the “Prior Plan”). By its terms, the Prior Plan terminated in April, 2009. This Plan is for the continuation of the Company’s policy as reflected in the purpose of the Plan as stated above. The Plan reflects a restatement and amendment of the terms of the Prior Plan.

2.	Definitions.

(a)	“Board” shall mean the Board of Directors of the Firm.

(b)	“Common Stock” shall mean the common stock of the Firm, par value $.01 per share.

(c)	“Compensation” shall mean the gross base compensation paid in the Offering Period in question by the Firm by reason of services performed by an Employee during any period (including salary, bonuses and commissions, and any salary reduction contributions to any plan which are not includable in the Employee’s gross income under Section 401(k) or Section 125 of the Code), excluding restricted stock grants, amounts realized from the exercise of a non-qualified stock option or the sale, exchange or other disposition of an incentive stock option or stock received on the exercise thereof.

(d)	“Employee” shall mean any individual who is an employee of the Firm or a Subsidiary for federal income tax withholding purposes. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Firm. Where a period of sick leave or other leave of absence exceeds three (3) months and the individual’s right to re-employment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated for purposes of the Plan on the first day immediately following such three-month period.

(e)	“Enrollment Date” shall mean the first day of each Offering Period.

(f)	“Exercise Date” shall mean the last day of each Offering Period.

(g)	“Fair Market Value” shall mean the value of the Common Stock. If the Common Stock is listed on a national or regional securities exchange or market system, including without limitation the NASDAQ Stock Market (“Nasdaq”), the Fair Market Value of a share of Common Stock shall be the closing sales price for a share of Common Stock (or the closing bid, if no sales were reported), as quoted on such exchange or market system constituting the primary market for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable. In the absence of an established market for the Common Stock, the Fair Market Value of a share of Common Stock shall be determined in good faith by the Board.

(h)	“Firm” shall mean Kforce Inc.

(i)	“Offering Period” shall mean a period of approximately three (3) months, (i) commencing on the first Trading Day on or after January 1 and terminating on the last Trading Day occurring in the period ending the following March 31, (ii) commencing on the first Trading Day on or after April 1 and terminating on the last Trading Day occurring in the period ending with the following June 30, (iii) commencing on the first Trading Day on or after July 1 and terminating on the last Trading Day occurring in the period ending with the following September 30, or (iv) commencing on the first Trading Day on or after October 1 and terminating on the last Trading Day occurring in the period ending with the following December 31. The duration of Offering Periods may be changed pursuant to Section 4 of the Plan.

(j)	“Plan” shall mean this Kforce Employee Stock Purchase Plan, as set forth herein and as amended from time to time.

(k)	“Purchase Price” shall mean an amount equal to ninety-five percent (95%) of the Fair Market Value of a share of Common Stock on the Exercise Date.

(l)	“Reserves” shall mean the number of shares of Common Stock covered by each option under the Plan that have not yet been exercised and the number of shares of Common Stock that have been authorized for issuance under the Plan but not yet placed under option.

(m)	“Subsidiary” shall mean each domestic corporation and limited liability company, of which 50 percent or more of the total combined voting power of all classes of stock or voting interests are held by the Firm or a direct or indirect Subsidiary of the Firm, if such corporation or limited liability company is designated to participate in the Plan by the Board, whether or not such corporation or limited liability company now exists or is hereafter organized or acquired by the Firm or a direct or indirect Subsidiary of the Firm; provided that the corporation or limited liability company must be eligible to participate in the Plan under Section 423 of the Code. Designation of the participating Subsidiaries may be made from time to time (including adding or removing one or more Subsidiaries from participation) by the Board at any time or from time to time without stockholder consent. The corporations and limited liability companies set forth on Exhibit A attached hereto are designated by the Board to participate in the Plan, as such exhibit may be amended from time to time by the Board.

(n)	“Trading Day” shall mean a day on which national stock exchanges and Nasdaq are open for trading.

3.	Eligibility.

(a)	Initial Eligibility. Any Employee who shall be employed by the Firm or a Subsidiary on the date his or her participation in the Plan is to become effective shall be eligible to participate in offerings under the Plan that commence on or after such Employee becomes a participant in the Plan.

(b)	Restrictions on Participation. Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an option under the Plan:

(i)	if, immediately after the grant, such Employee owns capital stock of the Firm or of any Subsidiary possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Firm or of any Subsidiary; provided that for this purpose such Employee shall be treated as owning any stock attributed to such Employee pursuant to Section 424(d) of the Code and any stock which such Employee may purchase under outstanding options; or

(ii)	that permits his or her rights to purchase stock under all employee stock purchase plans of the Firm and its related corporations to accrue at a rate that exceeds twenty-five thousand dollars ($25,000) of fair market value of stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time, determined in accordance with Section 423(b)(8) of the Code.

(c)	Commencement of Participation. An eligible Employee may become a participant by completing an authorization for payroll deduction (also referred to herein as a “subscription agreement”) on the form provided by the Firm and submitting that form to the third party administrator on or before the date set therefore by the Board, which date shall be prior to the Enrollment Date for the Offering Period. Payroll deductions for a participant shall commence on the applicable Enrollment Date when his authorization for a payroll deduction becomes effective and shall end on the Exercise Date of the Offering Period to which such authorization is applicable unless sooner terminated by the participant as provided in Section 8(a) of the Plan.

4.	Offering Periods. The Plan shall be implemented by consecutive three (3) month Offering Periods. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future Offering Periods if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter. Subject to the authority of the Board to change the Offering Period, the Enrollment Date of the first Offering Period under the Plan shall be January 4, 2010 and the Exercise Date for such period shall be March 31, 2010.

5.	Payroll Deductions.

(a)	Amount of Deduction. At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the time he is a participant in an Offering Period in an amount equal to any whole percentage of the Compensation that he or she receives on each pay day during the Offering Period. A participant may elect up to 10%.

(b)	Participant’s Account. All payroll deductions made for a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into his or her account.

(c)	Changes in Payroll Deduction. Changes to payroll deductions can be made by the participant in accordance with the below restrictions. Changes are to be made by completing a new subscription agreement and submitting it to the third party administrator. Changes shall be made by the Firm the next payroll period following the receipt of such change notice from the administrator or as soon as administratively feasible. A participant’s contribution election shall remain in effect for successive Offering Periods unless changed by the participant as indicated below or unless terminated as provided in Section 8 hereof.

1)	Increase Contributions. Participants may only increase the amount they are contributing during the enrollment period specified which is at the start of any three-month Offering Period. The change in rate will become effective with the first payroll of the new Offering Period.

2)	Decrease Contributions. Participants may decrease the amount they are contributing once during any three-month Offering Period. Should the participant decrease their contribution to 0%, their previous contributions will be used to make a purchase at the end of that Offering Period. The change shall become effective with the first full payroll period following the date the Firm receives the new subscription agreement or as soon as administratively feasible.

6.	Grant of Option. On the Exercise Date of each Offering Period, a participant shall be deemed to have received an option to purchase on such Exercise Date at the applicable Purchase Price a maximum number of shares of Common Stock determined by dividing such participant’s payroll deductions accumulated prior to such Exercise Date during such Offering Period and retained in the participant’s account as of the Exercise Date by the applicable Purchase Price. All Employees granted options under the Plan shall have the same rights and privileges within the meaning of Section 423(b)(5) of the Code.

7.	Purchase of Option.

(a)	Automatic Purchase. Unless a participant withdraws all of the payroll deductions credited to his or her account prior thereto as provided in Section 8 of the Plan, his or her option for the purchase of Common Stock with payroll deductions made during an Offering Period shall be deemed to have been purchased automatically on the Exercise Date applicable to such Offering Period for the purchase of a number of shares of Common Stock that the accumulated payroll deductions in his or her account at that time will purchase at the applicable option price (but not in excess of the number of shares for which options have been granted to the participant under Section 6 of the Plan). Whole and fractional shares shall be purchased. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

(b)	Sale of Stock. Participants may sell their stock, transfer shares to a broker, or take stock certificates of shares after completing a 6-month holding period. The 6-month holding period begins from the date the stock is purchased at the end of the Offering Period. To initiate this process, the participant must contact the third party administrator for instructions.

8.	Withdrawal.

(a)	General. A participant may withdraw from the Plan and receive all of the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time during an Offering Period up to 15 days prior to the close of the Offering Period by submitting the proper paperwork to the third party administrator. All of the participant’s payroll deductions contributed during that Offering Period shall be paid to such participant, such participant’s option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period.

(b)	Effect on Subsequent Participation. A participant’s withdrawal from the Plan and the receipt of the payroll deductions credited to his or her account shall not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Firm or in succeeding Offering Periods that commence after the termination of the Offering Period from which the participant withdraws. If, however, a participant withdraws from the Plan during an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to the third party administrator a new subscription agreement prior to the commencement of such succeeding Offering Period.

(c)	Termination of Employment. Upon a participant’s ceasing to be an Employee, for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant’s account during the Offering Period but not yet used to exercise the option shall be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 12 of the Plan, and such participant’s option shall be automatically terminated.

9.	Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.

10.	Stock.

(a)	Maximum Shares of Kforce Common Stock. The maximum number of shares of the Firm’s Common Stock that shall be made available for sale under the Plan shall be Three Million (3,000,000) shares, subject to adjustment upon changes in capitalization of the Firm as provided in Section 16 of the Plan. If, on a given Exercise Date, the number of shares with respect to which options are to be exercised exceeds the number of shares available under the Plan, the Firm shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable, and the balance of payroll deductions credited to the account of each participant shall be returned to him or her as promptly as possible.

(b)	Participant’s Interest in Option Stock. The participant shall have no interest or voting right in shares covered by his or her option until such option has been exercised.

(c)	Registration of Stock. Shares of Kforce Common Stock to be delivered to a participant under the Plan shall be registered in the name of the participant or, if elected by participant in accordance with procedures that may be established by the Firm, in the name of the participant and his or her spouse as joint tenants with right of survivorship.

11.	Administration. The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties.

12.	Designation of Beneficiary. A participant may file a written designation of a beneficiary who is to receive any shares from the participant’s account under the Plan in the event of such participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective. Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of the participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Firm shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Firm), the Firm, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of such participant, or, if no spouse, dependent or relative is known to the Firm, then to such other person as the Firm may designate.

13.	Transferability. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will or the laws of descent and distribution) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Firm may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 8 of the Plan.

14.	Use of Funds. All payroll deductions received or held by the Firm under the Plan may be used by the Firm for any corporate purpose, and the Firm shall not be obligated to segregate such payroll deductions.

15.	Reports. Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

16.	Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

(a)	Changes in Capitalization. Subject to any required action by the shareholders of the Firm, (i) the Reserves, (ii) the maximum number of shares each participant may purchase during each Offering Period, (iii) the Purchase Price per share, and (iv) the number of shares of Common Stock covered by each option under the Plan that has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Firm; provided, however, that conversion of any convertible securities of the Firm shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Firm of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

(b)	Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Firm, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The New Exercise Date shall be before the date of the Firm’s proposed dissolution or liquidation. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn the payroll deductions credited to his or her account as provided in Section 8 of the Plan.

(c)	Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Firm, or the merger of the Firm with or into another corporation, the Firm shall use its best efforts to have each outstanding option assumed or an equivalent option substituted by the successor corporation or a parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Firm shall set a New Exercise Date and any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall be the date immediately prior to the date of the Firm’s proposed sale or merger. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn the payroll deductions credited to his or her account as provided in Section 8 of the Plan.

17.	Amendment or Termination. The Board of Directors of the Firm may at any time and for any reason terminate or amend the Plan. Except as provided in Section 16 of the Plan, no such termination can affect options previously granted; provided, that an Offering Period may be shortened by the Board of Directors to an earlier Exercise Date and the Plan may be terminated immediately thereafter if the Board determines that the termination of the Plan is in the best interests of the Firm and its shareholders. Except as provided in Section 16 of the Plan, no amendment may make any change in any option theretofore granted that adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Firm shall obtain shareholder approval for any amendment to the Plan in such a manner and to such a degree as required. Without shareholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Board (or its committee) shall be entitled to change Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts designated by a participant in order to adjust for delays or mistakes in the Firm’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable that are consistent with the Plan.

18.	Notices. All notices or other communications by a participant to the Firm under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Firm at the location, or by the person, designated by the Firm for the receipt thereof.

19.	Conditions Upon Issuance of Shares of Kforce Common Stock. Shares of Kforce Common Stock shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may be listed, and shall be further subject to the approval of counsel for the Firm with respect to such compliance. As a condition to the exercise of an option, the Firm may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Firm, such a representation is required by any of the aforementioned applicable provisions of law. The terms and conditions of options granted under the Plan to, and the purchase of shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3 under the Exchange Act. This Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 under the Exchange Act to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

In addition to the restriction described in the first paragraph of this Section 19, the shares of the Firm’s Common Stock received by any person upon the exercise of an option may not be sold, assigned, transferred, pledged or otherwise disposed of for a period of six months from the date of such exercise. The shares of Firm’s Common Stock received upon the exercise of an option may bear a legend to such effect or the Firm may require the person receiving such shares to execute an agreement to such effect.

20.	Tax Withholding. At the time the option is exercised, in whole or in part, or at the time some or all of the Firm’s Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Firm’s federal, state or other tax withholding obligations, if any, that arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Firm may, but shall not be obligated to, withhold from the participant’s compensation the amount necessary for the Firm to meet applicable withholding obligations, including any withholding required to make available to the Firm any tax deductions attributable to sale or early disposition of Common Stock by the Employee.

21.	Effective Date; Stockholder Approval. The Plan shall become effective on January 1, 2010; provided that the Plan must be approved by the stockholders of the Firm within twelve (12) months following the date the Plan is adopted by the Board.

Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on June 24, 2010.
Vote by Internet
• Log on to the Internet and go to
www.investorvote.com
• Follow the steps outlined on the secured website.
Vote by telephone

•  Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•  Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

1. Election of Directors:	For	Withhold	+
01 - Elaine D. Rosen (Class I)	☐	☐

02 - Ralph E. Struzziero (Class I)	☐	☐

03 - Howard W. Sutter (Class I)	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Ratify the appointment of Deloitte & Touche LLP as Kforce’s independent registered public accountants for the fiscal year ending December 31, 2010.	☐	☐	☐	4.	Approve the Kforce Inc. 2009 Employee Stock Purchase Plan.	☐	☐	☐

3.	Approve an amendment to increase the number of shares authorized to be issued under the Kforce Inc. 2006 Stock Incentive Plan by 2,750,000 shares.	☐	☐	☐	5.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments of the Annual Meeting.

B	Non-Voting Items
Change of Address — Please print new address below.		Meeting Attendance
		Mark box to the right if	☐
you plan to attend the
Annual Meeting.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
NOTE: Please date and sign exactly as your name appears on your shares. If signing for estates, trusts, partnerships, corporations or other entities, your title or capacity should be stated. If shares are held jointly, each holder should sign. The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

■		1 U P X	+
016A7D

▼IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Proxy — KFORCE INC.

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 25, 2010

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints JOSEPH J. LIBERATORE and MICHAEL BLACKMAN, or either of them, each with full power of substitution and revocation, as the proxy or proxies of the undersigned, to represent the undersigned and vote all shares of the common stock of Kforce Inc. that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Kforce Inc., to be held at Kforce’s corporate headquarters located at 1001 East Palm Avenue, Tampa, Florida, 33605, on June 25, 2010 at 8:00 a.m. Eastern Time, and at any adjournments thereof, upon the matters set forth on the reverse side and more fully described in the Notice and Proxy Statement for the meeting and, in their discretion, upon all other matters that may properly come before the meeting or any adjournments of the meeting.

The Annual Meeting may be held as scheduled only if a majority of the shares outstanding are represented at the meeting by attendance or proxy. Accordingly, please complete this proxy, and submit it promptly by mail (using the enclosed envelope), by telephone, or over the Internet.

The shares of Kforce Inc. common stock covered by this proxy will be voted in accordance with the choices made. When no choice is made, this proxy will be voted FOR all listed nominees for director, FOR the ratification of the appointment of Deloitte & Touche LLP to serve as Kforce’s independent registered public accountants for the fiscal year ending December 31, 2010, FOR the amendment to increase the number of shares authorized to be issued under the Kforce Inc. 2006 Stock Incentive Plan by 2,750,000 shares, FOR the approval of the Kforce Inc. 2009 Employee Stock Purchase Plan, and as the proxyholders deem advisable on such other matters as may properly come before the meeting.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE